UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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March 28, 2024

Dear Shareholders:

On behalf of the Board of Directors, we invite you to attend Alaska Air Group’s 2024 Annual Meeting of Shareholders, which will be held on Thursday, May 9, 2024, beginning at 10:30 a.m. Pacific Daylight Time. This year’s Annual Meeting will be conducted via webcast only. You can attend online at www.virtualshareholdermeeting.com/alk2024, where you will be able to vote and submit questions electronically during the meeting. Specific instructions for accessing the meeting are provided in the notice, proxy card or voting instruction form you received.

In addition to our proxy materials posted at www.proxyvote.com, you can access a copy of the proxy at www.alaskaair.com under About Alaska/Investor Relations.

We hope you will join us on May 9 as we discuss Alaska Air Group’s 2023 financial and operational performance and vote on issues of importance to our company and to you. Whether or not you choose to participate on meeting day, your vote is important, and we encourage you to cast your ballot in one of the ways outlined in this Proxy Statement.

Sincerely,

Patricia M. Bedient	Ben Minicucci
Board Chair	President and Chief Executive Officer

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

The Board of Directors of Alaska Air Group, Inc. (Air Group or the Company) is soliciting proxies for the 2024 Annual Meeting of Shareholders (the Annual Meeting). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

DATE	Thursday, May 9, 2024
TIME	10:30 a.m. Pacific Daylight Time
VIRTUAL MEETING ACCESS	www.virtualshareholdermeeting.com/alk2024
MATTERS TO BE VOTED ON
1.
Election of the 10 nominees named in this Proxy Statement to the Board of Directors, each for a one-year term
2.
Approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers
3.
Ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants (the independent accountants) for fiscal year 2024
4.
Other business as may properly come before the meeting or any postponement or adjournment thereof

The Board of Directors has set Friday, March 15, 2024 as the record date for the Annual Meeting. This means that owners of Alaska Air Group common stock as of the close of business on that date are entitled to receive this notice, attend and vote during the Annual Meeting. There were 125,799,370 shares of Air Group common stock outstanding on the record date.

Internet Availability of Proxy Materials. On or about March 28, 2024, shareholders of record, beneficial owners and employee participants in the Company’s 401(k) plans were mailed a Notice of Internet Availability of Proxy Materials (the Notice) directing them to www.proxyvote.com where they can access the Company’s 2024 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023 (the Annual Meeting Materials). The Company’s 2023 Form 10-K was filed with the Securities and Exchange Commission (SEC) on February 14, 2024. If you prefer to receive a paper copy of the proxy materials, please follow the instructions on the Notice and the Annual Meeting Materials will be mailed to you.

Attending the Annual Meeting. We will host the Annual Meeting live via the webcast. Any shareholder can listen to and participate in the Annual Meeting. Whether or not you attend the meeting, we encourage you to vote on-line or by phone or to complete, sign and mail your voting instruction form or proxy prior to the meeting.

Submit Your Questions. We invite you to submit any questions of general shareholder interest to the Assistant Corporate Secretary via email at allie.wittenberger@alaskaair.com, or via the Shareholder Forum at www.proxyvote.com. You can submit questions beginning on March 28, 2024. We will answer questions of general interest during the meeting as time permits. We will also include answers to your questions on www.alaskaair.com under About Alaska/Investor Relations following the meeting. If you encounter issues accessing the website or the virtual meeting, please contact allie.wittenberger@alaskaair.com.

ALASKA AIR GROUP, INC.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

SECURITIES OWNERSHIP	85

Securities Ownership of Management	85

5% or More Beneficial Owners	86
Equity Compensation Plan Information	87

QUESTIONS AND ANSWERS	88

APPENDIX A	A-1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING AND OTHER STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “may,” “estimate,” “intend” and other similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K filed with the SEC and in the Quarterly Reports on Form 10-Q that we have filed or will file hereafter under the heading “Risk Factors” and “Safe Harbor for Forward-Looking Statements.” The forward-looking statements speak only as of the date of this Proxy Statement and undue reliance should not be placed on these statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

This Proxy Statement contains statements regarding individual and Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation plans and programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Website References

You may also access additional information about Alaska Air Group at investor.alaskaair.com. References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.

TO OUR SHAREHOLDERS

Alaska Air Group returned to our historical strengths in 2023 with a financial result near the top of the industry, positioning the company for continued growth, with best-in-class operations, deep loyalty, remarkable travel experiences for our expanding customer base and great careers for our people. We have an amazing team at Air Group, and we are continually inspired by how they navigate the evolving industry landscape with poise, professionalism, and the best customer care in the business. We enter 2024 excited with the prospect of combining with Hawaiian Airlines after receiving necessary regulatory approval.

We're also grateful for how our people have rallied together to demonstrate tremendous resilience during a challenging start to 2024 with the accident onboard Flight 1282 in early January and the subsequent grounding of the 737 Max 9 fleet which lasted nearly four weeks. Safety is, and will always remain, our core value and the most important thing we do every day. Please know there is nothing more important to all of us at Alaska Air Group than the safety of our employees and our guests. Owning safety is our number one foundational value, and one that is deeply personal. This value guides our actions today, and every day. Alaska has flown Boeing aircraft since 1966. In the many decades since, we have cultivated a strong partnership with Boeing based on accountability, transparency, and candor. It’s on this foundation that we are dedicated to working together with Boeing to uphold the utmost quality and safety of our airplanes and for our employees and guests. “Proudly all Boeing” is not just a tagline, it’s a commitment. It’s our pledge to you that when you choose an Alaska flight, the aircraft you are on is safe.

In 2023 we generated a record $10.4 billion in revenue, of which 46% came from our premium products, loyalty, cargo, and ancillaries, making Air Group’s revenue base by far the most diversified among domestic-focused carriers in the industry. We also expanded our global reach, adding five new partners, bringing our total partner portfolio to 30 global airlines. Our cost performance was a bright spot for the year with unit costs down 2.6%(1) year over year, significantly outperforming the industry and reinforcing my confidence in the strong cost discipline embedded in our culture. While cost pressures continue to increase across our industry – in part due to important investments in our people, training, and our guest experience – our relative advantage in such a critical area of the business will remain a durable competitive advantage for us moving forward. This year, we grew earnings year over year and produced the industry’s third best margin despite disproportionate negative impacts from West Coast fuel prices and the devastating Maui wildfires, reflecting the strength in the fundamentals of our business.

2023 was a year of high growth for our airline, while we also delivered record completion rates that led the industry. We fully transitioned out of the last Airbus aircraft inherited from the Virgin America acquisition and replaced them with larger, more fuel efficient 737 MAX aircraft. Growing nearly 13%, our upgauging strategy benefited both revenue and costs as we ran a highly efficient operation. As the industry finally restored capacity to pre-pandemic levels, demand also evolved and shifted; compared to the unprecedented domestic demand surge we experienced in 2022, international travel took the spotlight in 2023. Despite this, we produced the best financial results among domestic-oriented carriers and had margins closer to the larger global US carriers.

Our results have kept our industry-leading balance sheet intact, with adjusted net debt to EBITDAR and debt to capitalization each within our long-term target ranges of <1.5x(2) and 40% to 50%, respectively. The strength of our balance sheet was recognized in November as Moody’s initiated coverage of Air Group with an investment grade rating citing our “strong business profile and conservative financial policy.” We also acknowledge the importance of delivering consistent returns to our shareholders. After restarting share repurchases in 2023, we exceeded our initial target, more than offsetting dilution with $145 million in total share repurchases and intend to continue to at least offset dilution again in 2024.

We’re proud of our financial track record and we are excited to build on it. Our balance sheet afforded us the opportunity to enter an agreement to acquire Hawaiian Airlines, which continues our strategy of expanding options for West Coast travelers while growing our depth and reach. This combination is pending government approval and, once cleared, will join two beloved airlines that can together provide a broader and more valuable network to guests throughout the United States and internationally while continuing to provide excellent service to uniquely air travel dependent communities. We’re currently engaged with the Department of Justice on the benefits of the transaction and how it will enhance competition and choice for consumers while creating meaningful opportunities for our customers, communities, and employees.

Turning to 2024, we are focused on four strategic priorities – be best-in-class operators, invest in our people and culture, generate durable financial performance, and deliver a premium brand experience. We have a premium brand with an incredibly strong business model and several durable advantages. Our revenue diversity and mix are more akin to a global carrier with a compelling guest offering – first and premium class seats on 100% of our fleet, elevated onboard food and beverage options, lounges, and access to 1,200 destinations through Oneworld and our other global partners. The market is moving more premium, a trend we’ve seen become more permanent since we emerged from the pandemic, and Alaska has the business model to capitalize on this shift. Premium revenue now represents 32% of total revenue, which compares to 28% pre-pandemic. We will not rest on our laurels and will continue to make investments in the coming year to further solidify our standing as a premium carrier. What sets our business model apart though, is that our non-fuel costs are 15-20% lower than our legacy peers and more in line with traditional low-cost carriers who do not offer premium experiences and a global network for their guests. With this business model, we expect to produce industry-leading margins over the long term, something we’ve done for 11 out of the last 14 years.

We are now a few months into the new year, and demand looks to be moving towards a more normal international/domestic mix. We have seen modest improvement in West Coast business travel and expect leisure travel to remain robust, providing confidence that 2024’s domestic demand backdrop will remain strong. This year we have taken care to shape our capacity outlook to optimize our network and prioritize margins and profitability which, along with the capacity we lost due to the temporary grounding of our 737 Max 9 fleet, will likely result in growth below the lower end of our long-term target range of 4% to 8%. However, the entire industry is growing domestic capacity at a much slower rate, and we expect the competitive intensity across our network to reduce further compared to 2023. Long-term, we have a healthy and flexible order book that will allow us to continue to tune future growth appropriately given the economic and demand backdrop.

Thank you to all those who contributed to our 2023 results, and to setting Air Group up for an exciting trajectory info the future. By staying true to our core values, making safety deeply personal, driving innovation, and fostering a culture of excellence, we are well-positioned to continue navigating the demands of this great industry and to create long term value in the years ahead. We remain committed to ensuring all our stakeholders, including employees, guests, communities and shareholders, benefit from Alaska’s continued success. We are optimistic about what we can accomplish in 2024 as we build on the achievements of the past year.

Thank you for your continued trust, support, and investment in Alaska Air Group.

Patricia Bedient Board Chair	Ben Minicucci President and CEO

(1) Cost per available seat mile excluding fuel and special items is reconciled to GAAP financial measures in the 2023 10-K (page 39)

(2) Adjusted net debt to EBITDAR ratio is reconciled to GAAP financial measures in the 2023 10-K (page 45)

PROXY STATEMENT SUMMARY

Matters to be Voted On

Item for Business	Board Recommendation	Effect of Abstention
1. Elect 10 Directors	FOR each Director Nominee	None
2. Approve (on an advisory basis) the compensation of the Company’s Named Executive Officers	FOR	A Vote Against
3. Ratify the appointment of KPMG LLP as the Company's independent registered public accountants for Fiscal Year 2024	FOR	A Vote Against

Governance Highlights

As part of Alaska Air Group’s commitment to high ethical standards, our Board follows sound governance practices. Many of these practices are described in more detail in our Corporate Governance Guidelines, which are available on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations.

Topic	Practice
Independence	• 9 out of 10 nominees are independent. • Board committees are composed exclusively of independent directors.
Non-Executive Board Chair	• The Board has appointed an independent Board Chair who has the authority to ensure objective evaluation of management decisions.
Executive Sessions	• Independent directors meet regularly without management.
Annual Election	• All directors are elected annually to one-year terms.
Majority Voting	• In uncontested elections, directors are elected by a majority of votes cast.
Director Evaluations
•
The Board and each committee conduct annual self-evaluations and hold individual discussions with the Independent Board Chair to discuss each director’s self-assessment of his or her contribution prior to nomination for election at the Annual Meeting.

Stock Ownership	• Each director is expected to hold shares of Alaska Air Group stock equivalent to six times his or her annual cash retainer.
Other Directorships	• Directors must limit the number of other public company boards on which they serve to three or, if they serve as the board chair or lead independent director of a public company, to no more than two.
Shareholder Communications	• The Board has adopted a protocol to allow those shareholders with long-term significant holdings of our stock to meet directly with directors on appropriate matters.
Poison Pill	• The Company does not have a shareholders rights plan.
Proxy Access	• Shareholders may include director nominees in the Company’s proxy statement, subject to certain requirements.
Right to Call Special Meeting	• Shareholders holding 10 percent or more of the outstanding stock have the unfettered right to call a special meeting.
Confidential Voting	• Records that identify the vote of a particular shareholder are kept confidential from the Company except in a proxy contest or as required by law.
Single Voting Class	• Common stock is the only class of voting shares outstanding.
Director Tenure	• Directors are subject to term and/or age limits as described in our Corporate Governance Guidelines.

Topic	Practice
Cybersecurity Practices
•
The Board, through an independent Board committee, oversees the management of cybersecurity, including oversight of appropriate risk mitigation strategies, disclosures, systems, processes and controls.

Environmental Social Governance	• The Board, through an independent Board committee, oversees and monitors progress on the Company’s voluntary ESG goals and disclosures, annual reporting, and environmental and climate impacts.

Our Board

The Board has nominated 10 director nominees for election at the Annual Meeting. Each of the director nominees currently serve on the Board and were previously elected by the Company’s shareholders at the 2023 Annual Meeting.

On February 12, 2024, Dhiren Fonseca notified the Board of his intention to not stand for re-election in order to pursue other professional and personal opportunities. He will complete serving his current term, which ends at the Annual Meeting on May 9, 2024. Mr. Fonseca’s departure was not due to any disagreement with the Company. Mr. Fonseca has served on the Alaska Air Group board for over nine years and currently sits on the Audit Committee and the Innovation Committee. In connection with this notice, the Board acted on February 14, 2024, to reduce the number of Board seats from 11 to 10 effective at the Annual Meeting.

All nominees meet the New York Stock Exchange (NYSE) governance standards for director independence, except for Mr. Minicucci, who is not independent due to his position as an executive officer of the Company.

Nominee and Principal Occupation	Age	Director Since	Committee Membership
Patricia M. Bedient Former Executive Vice President and CFO The Weyerhaeuser Company	70	2004	Non-Executive Board Chair
James A. Beer Former Chief Financial Officer Atlassian Corporation	63	2017	Innovation (Chair) Audit
Raymond L. Conner Former Vice Chairman The Boeing Company	68	2018	Compensation and Leadership Development (Chair) Safety
Daniel K. Elwell President Elwell & Associates, LLC and Former Deputy and Acting Administrator, Federal Aviation Administration	64	2021	Safety Innovation
Kathleen T. Hogan Chief People Officer and Executive Vice President of Human Resources Microsoft	58	2019	Governance, Nominating and Corporate Responsibility (Chair) Compensation and Leadership Development
Adrienne R. Lofton Vice President, Global Brand Marketing Google	48	2021	Innovation Compensation and Leadership Development
Ben Minicucci President and CEO Alaska Air Group, Inc. and Alaska Airlines, Inc.	58	2020
Helvi K. Sandvik President, Kidways LLC and Former President NANA Development Corporation	66	2013	Safety (Chair) Compensation and Leadership Development
J. Kenneth Thompson President and CEO Pacific Star Energy LLC	72	1999	Audit Governance, Nominating and Corporate Responsibility

Nominee and Principal Occupation	Age	Director Since	Committee Membership
Eric K. Yeaman Founder and Managing Partner, Hoku Capital LLC	56	2012	Audit (Chair) Governance, Nominating and Corporate Responsibility

Board Diversity and Skills Matrix

The Board recognizes that diversity brings unique perspectives, leads to more effective risk management and better alignment with guests, employees, and the communities the Company serves. The Board’s nomination process, detailed in the Director Nomination Policy section below, has aided in the identification of candidates with diverse qualifications, backgrounds, geography, race, ethnicity, gender and age. The skills listed in the matrix below represent key elements of our business that align with strategic initiatives and are reviewed routinely by the Governance, Nominating and Corporate Responsibility Committee to ensure the appropriate skills are evaluated when reviewing the makeup of the Board. Currently, 66% of board leadership positions are held by female and/or racially/ethnically diverse directors. Ms. Bedient became the Company’s first female Board Chair in 2022.

Name	Bedient	Beer	Conner	Elwell	Hogan	Lofton	Sandvik	Thompson	Yeaman
Director Since	2004	2017	2018	2021	2019	2021	2013	1999	2012
Age	70	63	67	64	59	48	66	72	56
Skills Matrix Extensive Experience - X, Moderate Experience- O
Airline/Transportation/Safety		X	X	X		O	O	O
Branding/Marketing		O	X			X	O	O	O
Business Development/M&A	X	X	X	O	O	X	X	X	X
Climate/Carbon	O		O	X				X
Cybersecurity	O	X	O	O				O	O
Financial/Accounting	X	X	O	O		O	O	X	X
Government/Public Affairs/Regulatory			X	X			X	O	O
HR/Organizational Strategy/ DE&I	O	O	X	O	X	O	X	X	O
Investor Relations	X	X	X			O	O	X	X
Public Company Governance	X	X	X	O	X		X	X	X
Strategy	X	X	X	O	X	X	X	X	X
Technology		X	O	X	X	X		X	O
CEO, Active or Retired			Y				Y	Y	Y
Diversity Y- indicates 'Yes'
Identifies as a Female	Y				Y	Y	Y
Identifies as a Male		Y	Y	Y				Y	Y
Asian									Y
Black or African-American						Y
Native American or Alaskan Native							Y
Native Hawaiian or other Pacific Islander									Y
White	Y	Y	Y	Y	Y			Y	Y
Veteran				Y

Executive Compensation Practices

Our executive compensation program is designed to attract and retain top talent, align with our business strategy, and reward the achievement of key business goals. The following practices help ensure alignment of interests between shareholders and executives and are considered good governance by our Compensation and Leadership Development Committee (the Committee) and historically by the majority of our shareholders.

Topic	Practice
Pay for Performance
•
A significant percentage of total direct compensation is based on the achievement of performance-based goals that the Committee believes are challenging, yet attainable, and that drive achievement of the Company’s business strategy. Goals apply to all employees to encourage alignment.
•
The Committee considers Company performance when setting executive pay.

“Say on Pay”	• Annually, we ask shareholders to provide an advisory vote on our NEO pay practices, which the Committee considers when setting pay.
Stock Ownership Requirements	• Our minimum stockholding requirement is 5 times base salary for the CEO, 3 times base salary for executive vice presidents and 1.5 times base salary for senior vice presidents.
CARES Act Limitations
•
As a condition of our receipt of funds under the CARES Act, we were required to limit covered executives’ compensation at 2019 levels through April 1, 2023, regardless of changes in responsibility or scope of job duties.

Change in Control Agreements
•
We have double-trigger change in control agreements that generally require the consummation of a change in control transaction and termination of employment for payment of any severance benefits. A 3 times compensation multiple applies to the CEO and executive vice presidents and a 2 times compensation multiple applies to senior vice presidents.

Clawback Policy
•
Our policy requires recovery of incentive cash and/or equity compensation if our financial statements must be restated due to a material noncompliance with any financial reporting requirement under the securities laws. Our policy also permits recovery for legal and compliance violations apart from a financial restatement.

Independent Compensation Consultant	• The Committee retains a compensation consultant that does not provide any other services to the Company.
Hedging of Company Stock	• Executive officers and directors are not permitted to engage in transactions that create a hedge against fluctuations in the Alaska Air Group stock price.
Pledging of Company Stock	• Executive officers and directors are not permitted to pledge Alaska Air Group stock as collateral for any obligation.
Severance Tax Gross-Ups	• Our change in control and severance arrangements do not provide for tax gross-ups.
Repricing of Stock Options	• Our equity incentive plan does not permit repricing or exchange of underwater stock options without shareholder approval.

Topic	Practice
Environmental, Social and Governance Metrics	• Carbon emissions reduction and advancement of racial equity goals are included in executive short-term and long-term incentive pay plans, respectively.
Executive Officer Severance Policy
•
The Company would be required to seek shareholder approval of severance arrangements with an executive officer if the value would exceed 2.99 times the individual's cash compensation plus the value of any accelerated equity awards, except for change in control, death and disability scenarios.

CORPORATE GOVERNANCE

Board Leadership

The Company’s board leadership has generally included a combined chair-CEO role complemented by a strong independent lead director role. However, the Board separates these roles from time to time, at its discretion, as it did in connection with Mr. Minicucci’s transition to CEO in 2021 along with Ms. Bedient's election as Non-Executive Board Chair in 2022.

In deciding whether to separate the CEO and Board Chair roles, the Board considers, among other things, the experience and capacity of the sitting CEO, the rigor of independent director oversight of financial, operational, safety and governance issues, the level of transparency between management and the Board, and the existence of other checks and balances that help ensure independent thinking and decision making by directors.

The Non-Executive Board Chair responsibilities include:

•
presiding at all meetings including but not limited to periodic meetings of independent directors;
•
approving board meeting agendas and meeting schedules to ensure sufficient time for discussion;
•
leading the independent directors’ annual evaluation of the CEO;
•
conducting interviews of independent directors annually, including a discussion of each individual director’s self-assessment of his or her contribution prior to nomination for election at the Annual Meeting and discusses results with the Governance, Nominating and Corporate Responsibility Committee and the Board;
•
along with the chair of the Governance, Nominating and Corporate Responsibility Committee, discusses any proposed changes to committee assignments with each affected director annually in advance of the Governance, Nominating and Corporate Responsibility Committee making committee membership recommendations to the Board;
•
being available for consultation and direct communication on appropriate matters if requested by a major shareholder; and
•
performing such other duties as may be described in the Company’s Corporate Governance Guidelines or requested by the Board.

Executive Sessions

The Board holds executive sessions of independent directors quarterly, in accordance with the Company’s Corporate Governance Guidelines. The Non-Executive Board Chair presides over these executive sessions. Each Committee also holds an executive session of independent directors quarterly

(presided over in each case by the respective committee chair) and includes key management personnel, as appropriate, on an individual basis in order to advance risk oversight and transparency.

Risk Oversight

Alaska Air Group has adopted an enterprise-wide risk analysis and oversight program. This program is designed to:

•
identify the various risks faced by the organization;
•
assign responsibility for managing those risks to individual management executives who report directly to the applicable committee; and
•
align those management assignments with appropriate board-level oversight.

The Enterprise Risk Matrix is approved annually by the Audit Committee and regularly reviewed by the Board. The Audit Committee also receives quarterly updates regarding the program and an annual in-person review of the program’s status by the audit and quality assurance executive. Under the program, the Audit Committee also works with the audit executive and members of the management executive committee to annually identify the most pressing risk issues for the next year. This subset of the risk matrix is then used as a framework for periodic reports by the designated management executive to the appropriate board entity for heightened oversight. Furthermore, these areas of emphasis regarding risk are specifically reviewed and discussed with executive management annually and are incorporated into the development of the Company’s strategic objectives for the coming year.

The Company believes that its leadership structure, discussed in detail in the Board Leadership section in this Proxy Statement, supports the risk oversight function of the Board for the same reasons that it believes the leadership structure is most effective for the Company, namely that, while facilitating open discussion and communication with independent members of the Board, it ensures that strategic discussions are led by an individual with a deep understanding of the highly technical and complex nature of the airline business.

For specific risk oversight functions, refer to Board Committee and Risk Oversight Functions section below.

Board Evaluation Process

The Board and its committees engage in a robust Board and committee assessment process each year. This process is designed to elicit candid feedback regarding the areas in which the Board and its committees are doing well and areas in which it could improve. Some of the topics covered in the assessment include: Board and committee structure, size, composition, skills, diversity and succession planning, the effectiveness of board and committee chairs, board strategy and risk oversight, board agenda, meetings and presentations and board interactions with management.

The Corporate Secretary's office reviews and summarizes responses from each director's assessment for the Board Chair, the Governance, Nominating and Corporate Responsibility Committee and each of the committee chairs. The Governance, Nominating and Corporate Responsibility Committee, along with the Board Chair discuss the results of all self-assessments and leads a discussion at the board meeting with all directors on the results. Each committee chair also discusses the results separately with the respective committee.

These results have consistently found that the Board and its committees are operating effectively. If there is a need to address concerns or areas for improvement identified in the self-assessment results, the Board Chair leads a discussion with directors and ensures appropriate action is taken.

Director Orientation and Continuing Education

New directors participate in one-on-one introductory meetings with executive leaders and are given presentations on the Company’s strategic plans, financial statements, safety culture and other key issues.

Directors are encouraged to enroll in continuing education programs on corporate governance and other critical issues associated with their service on the Company’s board.

Other Directorships

The Board has established limits to other directorships as outlined in the Governance Guidelines. Directors must limit the number of other public company boards (i.e., public company boards other than Alaska Air Group, Inc. and its affiliates’ boards) on which they serve to three, taking into account high expectations for Board attendance, participation and effectiveness on the Board. Unless approved in advance by the Governance, Nominating and Corporate Responsibility Committee and based on the best interests of the Company, directors must limit the number of other public company boards on which they serve to two if they serve as the board chair or lead independent director on one or more total boards. Directors must advise the Board Chair and the Chair of the Governance, Nominating and Corporate Responsibility Committee in advance of accepting an invitation to serve on the board of a public company.

This policy is reviewed annually by the Governance, Nominating and Corporate Responsibility Committee and all directors are in compliance with the policy.

Code of Conduct and Ethics

The Company has adopted the Code of Conduct and Ethics, which applies to all company employees, officers and the Board of Directors. The Code of Conduct and Ethics may be found on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations. Information on the Company’s website, however, does not form a part of this Proxy Statement. The Company discloses on its website any amendments (other than technical, administrative or non-substantive amendments) to, and any waivers from, a provision of the Code of Conduct and Ethics granted to directors or executive officers to the extent required by applicable NYSE listing standards and SEC rules.

Prohibition of Speculative Transactions in Company Securities

The Company’s insider trading policy prohibits the Company’s directors and executive officers, including the Named Executive Officers, as well as employees in the positions of managing director or above and certain other employees, from engaging in certain speculative transactions in the Company’s securities, including short-term trading, short sales, publicly traded options (such as puts, calls or other derivative securities), margin accounts, pledges of Company securities and certain forms of hedging or monetization transactions such as zero-cost collars and forward sale contracts.

Approach to Environmental, Social and Governance Matters (ESG)

The Company’s purpose is “creating an airline people love” and our leaders believe that the best path to creating long-term value is to deliver for the Company’s four primary stakeholders -- employees, customers, shareholders, and communities. The Company believes our success depends on the ability to provide safe and reliable air transportation, foster guest loyalty by providing exceptional customer service and low fares, maintain a low-cost structure to compete effectively, and attract and retain qualified, engaged employees. Leaders strive to achieve these objectives as a responsible company that values financial and operational performance as well as goals related to our impact on people, communities, and the environment because they, too, contribute to our long-term strength.

We have operated in a highly competitive and often challenging industry for more than 90 years. Together with our employees, our top priority is ensuring the safety of our guests and team. We are committed to being here for the long-term for all those who depend on us, with a resilient business model, sustainable growth plan, and stewardship of our impact on people, planet and community.

Our Company’s values are Own Safety, Do the Right Thing, Be Kind-Hearted, Deliver Performance, and Be Remarkable. These guide our daily business, operations, and governance, and stewardship of our impact on the environment, people, and communities. We focus on the areas of our greatest impact and the issues most important to our four primary stakeholder groups noted above. Amongst those, our highest priorities and those that will require focused effort are: (1) reducing greenhouse gas emissions, particularly carbon dioxide and (2) enabling equitable access to opportunity by advancing racial equity and opportunity inside the Company and across communities.

ESG Governance and Oversight

The Governance, Nominating and Corporate Responsibility Committee of the Board of Directors is responsible for overseeing practices and reporting with respect to the breadth of ESG, including annual reporting of our voluntary ESG goals and disclosures, as well as our environmental and climate impacts. The Governance, Nominating and Corporate Responsibility Committee reviews ESG progress quarterly, including performance on enterprise-wide publicly reported sustainability goals and climate-related issues. These progress updates are also shared with the Board as part of the regular business cycle.

In 2021, the Board created a dedicated Climate Working Group to engage with management on Alaska’s climate goals and strategy. This working group continues to provide insight on areas such as ESG disclosure and elements of the roadmap to achieve net zero carbon emissions. The Climate Working Group brings expertise in energy, aviation, finance and governance.

The Safety Committee receives regular updates on environmental risk, compliance, and policy, including but not limited to the Carbon Offsetting and Reduction Scheme for International Aviation (CORSIA) and review of environmental regulatory risks through our environmental compliance program.

The Compensation and Leadership Development Committee engages with management in the work to advance diversity, equity, and inclusion including through recruitment, hiring, retention, development, and culture – and the integration of safety, climate and DEI metrics into the Alaska and Horizon compensation programs.

Bringing a diversity of perspectives and experiences to this and all of their work, our Board reflects the communities in which we live and fly.

Alaska Airlines’ SVP for Public Affairs and Sustainability, who is a member of the Executive Committee, has formal responsibility for driving strategy, execution progress, and disclosure in Sustainability and ESG, reporting directly to the CEO. This work is developed and continually updated with input from employees, investors, governments, NGOs, reporting organizations, trade associations and key stakeholders within and outside of the aviation industry, as well as with regard to evolving frameworks and regulations in this area. The work is inherently cross-functional, and as such groups across AAG are leveraged to drive progress. For example, a Sustainable Aviation Fuels Steering Committee, made up of commercial, operational, finance and supply chain leaders responsible for contributing to progress on our cross-functional initiatives to mature the market for sustainable aviation fuels and increase supply, meets every other month to ensure alignment and progress.

ESG Disclosure

Alaska Air Group voluntarily reports progress annually on our 2025 ESG goals. The 2022 Sustainability Report aligns with the recommended disclosures of the Task Force on Climate-Related Financial Disclosures (TCFD) and the Airlines industry standards by the Sustainability Accounting Standards Board (SASB), which can be found by visiting www.alaskaair.com/esg.

The Company’s 2023 Sustainability Report, to be published in the second quarter 2024, will report calendar year 2023 progress against our 2025 ESG goals.

Our 2025 ESG goals and commitments were established with input from stakeholders across the Company and externally, and covers the areas of carbon, waste, water, equity, community involvement, labor practices, safety, crisis management, privacy and data security, and responsible political engagement. Additionally, the Company annually submits to the CDP Climate Change disclosure and participates in the S&P Global Corporate Sustainability Assessment.

Climate Strategy

For over 90 years, Alaska Airlines has worked to make air travel as accessible as possible to the communities we serve - to connect people, to create jobs, and to enable economies. As that work continues, we share a commitment across our industry to do so in a way that sustains and grows our positive impact while reducing our impact on the environment.

Alaska Airlines began public reporting on our climate impact in 2009. Today, we continue reporting our progress to goals for 2025 in the areas of carbon emissions, waste and water. Our 2025 goals reflect our focus on running an efficient operation, sustaining our industry-leading recycling program, eliminating the most significant sources of waste from our onboard service, and balancing our water use.

Longer-term, we have outlined a five-part path to net zero by 2040—beginning with those actions we can most directly manage in our operation today. Those five parts are: (1) operational efficiency, (2) fleet renewal, (3) sustainable aviation fuels, (4) enabling new technologies including zero emissions aircraft for the future and (5) using credible carbon offsetting and removals technologies that fit our criteria, where needed to close gaps to target in future years.

Operational efficiency and fleet renewal are largely within our control, and progress in these areas is underway. Federal air traffic management system modernization is also necessary to more fully capture improvements in operational efficiency. However, the three remaining parts of the path (SAF, new technology, and carbon removals) will require continued focus from industry leaders, cross-sector collaboration, public policy and private capital investments. There is a significant gap to close to enable and scale the technologies that today are not available at the scope, scale or cost needed to reach our own or our industry’s long-term goals. To this end, we continue to collaborate across the industry as an active member of the oneworld® alliance, the International Air Transport Association (IATA), Airlines for America (A4A), and with other partners.

Diversity, Equity, and Inclusion

The Company values the importance of diversity, equity and inclusion in the workplace and believes that our airlines should be places where everyone feels they belong – employees and guests alike. We believe every person should be treated with respect regardless of race, ethnicity, capability, age, gender, gender expression, or sexual orientation and that guests should always feel welcome on board our aircraft. Employees deserve to feel safe and have a sense of belonging when they come to work. Discrimination has no place in our workplace or onboard our aircraft.

Our company and industry needs excellent talent – and more of it – to take us into the future, which means tapping into a breadth of young people and people at all career stages. That includes enabling opportunity and accessing talent across communities that have not historically had the same levels of access to opportunities in our industry.

Additionally, it is important that our employees can do their best work. That is critical for safety, for best-in-class operations and caring for a diverse array of customers. People do their best work when they feel respected, seen, and that they can be themselves.

Our Board and leadership team believe that aviation enables opportunity and has an important role in advancing diversity and equity, and to enabling the business objectives above. As such, we’ve set 2025 commitments and goals to advance racial diversity in leadership, maintain an inclusive culture, and create opportunities for employment, engagement and advancement for diverse employees throughout the organization. We are driving initiatives at all levels of the company to achieve these goals, including supporting education pipelines that create career pathways for diverse talent, and focusing on attracting and retaining diverse talent through leadership development and sponsorship programs. Beginning in 2021, a metric was included in the performance-based segment of executives’ long-term incentive equity compensation focused on developing diverse talent.

In 2023, we’ve made progress against our goals and continue to listen, learn and adjust our approach and actions as needed to ensure we deliver on those commitments. This year we also signed the Airlines for America’s commitment to improve accessibility and services for passengers with disabilities.

Community Involvement

Alaska Airlines believes in strengthening the communities our employees, neighbors and guests call home through corporate philanthropy, community engagement, employee volunteerism, grants from the Alaska Airlines Foundation, and partnering with organizations to make flying matter.

Our employees volunteer with many organizations in the communities we fly to. The Company also hosts several signature events to engage the community and our employees, such as Aviation Days in Seattle and Portland, which expose young people to the many exciting careers in aviation, and our annual Week of Care, featuring coordinated employee volunteer events across our major hub communities.

A core area of focus, and the mission of the Alaska Airlines Foundation, is supporting educational opportunities for young people in the communities where we fly—enabling careers in aviation and more, with a focus on equitable access to opportunity.

We utilize our key asset of flight to transport people for educational purposes or to get necessary medical care, as well as to respond to crisis and urgent needs and create special moments through flight.

Political Contributions and Engagement

Public policy affects our ability to achieve Company goals, meet customer needs and provide shareholder value. As such, the Company believes it is important to engage in public policy making processes at the federal, state and local levels, which includes making political contributions where appropriate and permitted by law.

The Company is committed to adhering to the highest standards of ethics in engaging in activities that seek to advocate legislative positions that support our business and operations. To ensure contributions are made in a manner consistent with the Company’s goals and shareholder’s interest, the Company has adopted a Policy on Political Contributions and Engagement. The Policy can be found at: https://investor.alaskaair.com/policy-political-contributions

Policy Overview

In the Policy on Political Contributions and Engagement, the Company describes our interests in advocating for policies in support of its business and industry, including through, among other things, participating in trade associations and making political contributions where appropriate and permitted by the law.

The policy includes procedures for making political contributions and expenditures, including with respect to candidates for public office, political parties, referenda and ballot initiatives. The policy also covers management of the Alaska Air Group Political Action Committee (AAG PAC).

The policy indicates that, consistent with federal campaign finance laws, the Company does not make corporate political contributions to federal candidates, political parties or political committees, but notes that some state and local jurisdictions permit the Company to contribute directly to state and local candidates, political parties, referenda and ballot initiatives.

With regard to federal contributions, the Company has established a separate segregated fund through the AAG PAC registered with the FEC. The AAG PAC is non-partisan and organized on a strictly voluntary basis with participation only by eligible employees. The policy further describes how the AAG PAC is overseen, noting that all checks drawn from the AAG PAC must be approved by two AAG PAC Board members.

The policy describes that the Company complies with all federal, state and local laws and requirements associated with political engagement, including the Company’s lobbying activities.

Dues and Contributions Disclosures

Through active links included in the Company’s Policy on Political Contributions and Engagement posted on the Company’s website (at the link referenced above), the Company discloses its direct political contributions, contributions made through the AAG PAC, as well as participation in trade associations. The Company updates these disclosures semi-annually (generally, August and February of each year). Specifically, the Company discloses:

•
All contributions by the Company to state and local candidates, political committees, and political organizations and regarding ballot measures. This list identifies the recipient (and title, if applicable), the jurisdiction the recipient represents, and the amount paid.
•
All contributions made by the AAG PAC. The list identifies the candidate, the state and district represented and the candidate’s office, the committee or political action committee to which the contribution was directed, the party affiliation where applicable, and the amount paid.
•
Payments to trade associations for which the Company paid dues or payments of more than $25,000 and who spend 10 percent or more of their revenues lobbying. The amount reported by the Company is the non-deductible portion of the payment.

The Company also provides through our website (at the link referenced above) links to the Company’s publicly available lobbying disclosures required to be submitted quarterly to the Secretary of the U.S. Senate and the Clerk of the U.S. House under the Lobbying Disclosure Acts.

Process and Oversight

As detailed above, the Company’s Policy on Political Contributions and Engagement provides detailed information about the decision-making process for our political contribution and lobbying activity and the person(s) responsible. For example, as stated in the Company’s policy:

•
Any political contribution made by the Company must be approved by the Company’s General Counsel, Senior Vice President of Public Affairs and Sustainability, or their designee.
•
The policy describes the Company’s interest in participating in certain trade associations and provides that the Company’s Senior Vice President of Public Affairs and Sustainability and Government Affairs Department is responsible for oversight of the Company’s trade association participation.
•
The budget for corporate political contributions to the AAG PAC is determined annually by the Senior Vice President of Public Affairs and Sustainability, in consultation, as appropriate, with the Company’s Chief Executive Officer and legal counsel to ensure compliance with corporate policy and applicable federal, state and local laws.
•
The AAG PAC is overseen by a five-person board of directors, and its members include the Senior Vice President of Public Affairs and Sustainability and the Company’s Chief Executive Officer. The Company’s Senior Vice President of Public Affairs and Sustainability and its Government Affairs Department is responsible for oversight of the Company’s participation in trade associations, and the Senior Vice President of Public Affairs and Sustainability is responsible for annually reviewing the Company’s participation in these associations and other public advocacy efforts.
•
The Company’s General Counsel and Senior Vice President of Public Affairs and Sustainability are responsible for oversight and implementation of the Company’s Policy on Political Contributions and Engagement and for establishing effective reporting and compliance procedures with respect to the Company’s political activities.

•
The Governance, Nominating and Corporate Responsibility Committee of the Board of Directors monitors compliance, as well as any changes or updates to the process or policy.

Shareholder Communications

Any shareholder or interested party who wishes to communicate with the Board or any specific director, including the Board Chair (who presides over executive sessions of the independent directors) or with the independent directors as a group, may write to:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

Depending on the subject matter, management will:

•
forward the communication to the director or directors to whom it is addressed or the applicable director with oversight of the topic (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded by management to the chair of the Audit Committee for review); or
•
attempt to handle the inquiry directly (for example, where it is a request for information about the Company’s operations or it is a stock-related matter that does not appear to require direct attention by the Board or any individual director); or
•
not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the Governance, Nominating and Corporate Responsibility Committee, the Corporate Secretary or Assistant Corporate Secretary presents a summary of all communications received since the last meeting of the Governance, Nominating and Corporate Responsibility Committee and will make those communications available to any director on request.

The Board has also implemented a protocol for shareholder-director engagement that provides long-term holders of a significant percentage of the Company’s stock a process for communicating directly with the Board in person or by phone. Investors may request information regarding engagement with shareholders by contacting the Assistant Corporate Secretary at (206) 392-5380 or by email to allie.wittenberger@alaskaair.com.

Each year, the Company reaches out to shareholders that have requested such engagement or that have demonstrated a long-term, significant investment in the Company. In the past year, the Company sought feedback from shareholders representing approximately 50% of the Company’s common stock on relevant matters related to corporate governance and shareholder value. The feedback from those discussions provided a framework for certain disclosures in this Proxy Statement.

Virtual Meeting Philosophy

The Company has conducted our Annual Meeting as a virtual meeting since 2016. The Company also offers shareholders the option to ask questions via the live chat feature. The Board believes that holding the Annual Meeting in a virtual format provides the opportunity for participation by shareholders with less expense and fewer logistical issues than an in-person meeting. This approach also allows the meetings to remain focused on matters directly relevant to the interests of shareholders in a way that recognizes the value to shareholders of an efficient use of Company resources.

The Board intends that the virtual meeting format provide shareholders a level of transparency as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:

•
providing shareholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;
•
providing shareholders with the ability to submit appropriate questions real-time either via the meeting website, limiting questions to one per shareholder unless time otherwise permits;
•
answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination;
•
publishing all questions submitted in accordance with the meeting rules of conduct with answers following the meeting, including those not addressed directly during the meeting; and
•
offering separate engagement opportunities with shareholders on appropriate matters of governance or other relevant topics as outlined under the Shareholder Communications section in this Proxy Statement.

ELECTION OF DIRECTORS

Proposal 1: Election of Directors to One-Year Terms

The Company’s Bylaws provide that directors shall serve a one-year term. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in the Company’s Bylaws. Ten directors have been nominated for election this year and each has consented to serve a one-year term ending in May 2025. There are no family relationships among the directors and our executive officers.

Patricia M. Bedient, 70	Qualifications:

Former Executive Vice President and CFO, The Weyerhaeuser Company Director of Alaska Air Group since 2004 Non-executive Board Chair
•
Financial/Accounting and Investor Relations Expertise
•
Public Company Governance Experience
•
Business Development and Mergers and Acquisitions Experience

Professional Highlights:

Ms. Bedient was executive vice president for Weyerhaeuser Company, a publicly traded company and one of the world's largest integrated forest products companies, from 2007 until her retirement in July 2016. She was the company's CFO from 2007 until February 2016. Ms. Bedient served as senior vice president, finance and strategic planning from 2006 until 2007 and as vice president, strategic planning from 2003, when she joined Weyerhaeuser. A certified public accountant (CPA) since 1978, she served as managing partner of the Seattle office of Arthur Andersen LLP prior to joining Weyerhaeuser. Ms. Bedient also worked at Andersen’s Portland and Boise offices as a partner and as a CPA during her 27-year career with the firm. She is a member of the American Institute of CPAs and the Washington Society of CPAs. Ms. Bedient currently serves on the Board of Suncor Energy where she chairs the audit committee and is a member of the governance nominating committee as well as serving on the Park Hotels and Resorts Board as a member of both the audit and governance nominating committees.

Current Public Company Board Service:

•
Suncor Energy, Inc.
•
Park Hotels and Resorts

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)
•
Oregon State University Board of Trustees
•
University of Washington Foster School of Business Advisory Board

Education:

•
BS, Oregon State University

James A. Beer, 63	Qualifications:
Former CFO, Atlassian Corporation Director of Alaska Air Group since 2017 Innovation Committee (Chair) Audit Committee
•
Airline/Transportation/Safety Expertise
•
Business Development and Mergers and Acquisitions Experience
•
Cybersecurity and Technology Expertise
•
Financial/Accounting and Investor Relations Expertise
•
Public Company Governance Experience

Professional Highlights:

Mr. Beer served as CFO at Atlassian Corporation PLC, a publicly traded company from 2018 until his retirement in June 2022. He was executive vice president and CFO for McKesson Corporation from 2013 to 2017, and CFO at Symantec Corp. from 2006 to 2013. From 1991 to 2006, he held several management positions including CFO at AMR Corporation and American Airlines. Mr. Beer served on the ForeScount Technologies Inc. board of directors from October 2016 to August 2020. In August 2020, he was appointed to the board of DocuSign, Inc. and serves on its audit and M&A committees.

Current Public Company Board Service:

•
DocuSign Inc.

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Education:

•
BS, Aeronautical Engineering, Imperial College, London University
•
MBA, Harvard Business School

Raymond L. Conner, 68	Qualifications:

Former Vice Chairman, The Boeing Company Director of Alaska Air Group since 2018 Compensation and Leadership Development Committee (Chair) Safety Committee
•
Airline/Transportation/Safety Expertise
•
Business Development and Mergers and Acquisitions Experience
•
Government/Public Affairs/Regulatory Expertise
•
HR/Org. Strategy/DE&I Experience
•
Investor Relations Expertise
•
Public Company Governance Experience
•
Public Company CEO Experience

Professional Highlights:

Mr. Conner is the former vice chairman of The Boeing Company. Prior to his appointment to vice chairman in 2013, Mr. Conner served in a number of positions with Boeing Commercial Airplanes since 1977, including a variety of roles within the sales, finance and material divisions. Most recently, he served as vice president and general manager of the 777 program (2001-2003), vice president of sales for the Americas (2003 to 2007), vice president and general manager of supply chain management and operations (2008 – 2011), vice president sales, marketing and commercial aviation services (2012), and president and CEO (2013-2017). Mr. Conner is operating advisor to Clayton, Dubilier & Rice (a private investment firm) since September 2018. He serves as Chairman of Pursuit Aerospace, a global manufacturer of complex aircraft engine components since February 2023.

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)
•
Board of Trustees Central Washington University
•
Pursuit Aerospace

Education:

•
BS, Central Washington University
•
MBA, University of Puget Sound

Daniel K. Elwell, 64	Qualifications:

President, Elwell & Associates, LLC Former Deputy and Acting Administrator, Federal Aviation Administration Director of Alaska Air Group since 2021 Safety Committee Innovation Committee
•
Airline/Transportation/Safety Expertise
•
Climate/Carbon Expertise
•
Government/Public Affairs/Regulatory Expertise
•
Technology Expertise

Professional Highlights:

Mr. Elwell is President of Elwell & Associates, LLC. He served as Deputy and Acting Administrator of the Federal Aviation Administration (FAA) from June 2017 to November 2020, where he was responsible for the safety and efficiency of the largest aerospace system in the world. He also had oversight of the FAA’s multibillion-dollar Next Gen air traffic control modernization program to accelerate the shift from ground-based radar to state-of-the-art satellite technology. Mr. Elwell also served as Senior Vice President for Safety, Security and Operations at Airlines for America (A4A) from 2013-2015 and was Vice President of the Aerospace Industries Association (AIA) from 2008 to 2013. He is also a former military and commercial pilot. In March 2021, Mr. Elwell was appointed to the Dedrone (airspace security) and to the Asylon (drone security) advisory boards. In addition, he serves on the board of PARSEC Acquisition (a space, transportation, and advanced space special 3 purposes acquisition company).

Current Public Company Board Service:

•
PARSEC Acquisition

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)
•
Joby Aviation Advisory Board, since March 2021
•
Dedrone Advisory Board
•
Asylon Advisory Board
•
AFCO/AVPorts
•
Aireon Advisory Board
•
SAAB, USA SSA Board

Education:

•
BS, U.S. Air Force Academy

Kathleen T. Hogan, 58	Qualifications:

Chief People Officer and Executive Vice President of Human Resources,

Microsoft

Director of Alaska Air Group

since August 2019

Governance, Nominating and Corporate Responsibility Committee (Chair)

Compensation and Leadership Development Committee

•
HR/Org. Strategy/DE&I Experience
•
Public Company Governance Experience
•
Technology Experience

Professional Highlights:

Ms. Hogan has been the chief people officer executive vice president of human resources for Microsoft Corporation (technology), a publicly traded company since 2014. She previously served as corporate vice president of Microsoft Services from 2003-2015. Prior to joining Microsoft in 2003, Ms. Hogan was a partner at McKinsey & Co. and a development manager at Oracle Corp. She previously led the finance committee for the Puget Sound affiliate of Susan G. Komen for the Cure.

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)
•
National Center for Women & Information Technology

Education:

•
BS, Harvard University
•
MBA, Stanford University Graduate School of Business

Adrienne R. Lofton, 48	Qualifications:

Vice President, Global Brand Marketing Google Director of Alaska Air Group since 2021 Compensation and Leadership Development Committee Innovation Committee
•
Brand/Marketing Expertise
•
HR/Org. Strategy/DE&I Experience

Professional Highlights:

Ms. Lofton has been the vice president of global brand marketing at Google since 2021, where she oversees the integrated consumer experience for Google's platforms & ecosystems portfolio. She previously served as vice president and head of North America marketing at Nike Inc. from 2018 to 2021, and as Under Armour’s senior vice president, of global marketing, operations and philanthropy from 2015 to 2018.

Ms. Lofton has deep cross-industry experience that includes leadership roles at Levi Strauss & Co., where she was chief marketing officer for the global Dockers brand and Target Corporation, where she helped spearhead the company’s multicultural marketing focus and provided cross-categorical leadership across its iconic master brand. She began her career at Gap Inc. and also worked at Starcom, focused on the General Motors portfolio.

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Education:

•
BA, Howard University

Ben Minicucci, 58	Qualifications:

President and CEO Alaska Air Group, Inc. and Alaska Airlines, Inc. Director of Alaska Air Group since 2020
•
Airline/Transportation/Safety Expertise
•
Business Development and Mergers and Acquisitions Experience
•
Climate/Carbon Expertise
•
Government/Public Affairs/Regulatory Expertise
•
HR/Org. Strategy/DE&I Experience
•
Investor Relations Expertise
•
Public Company Governance Experience
•
Public Company CEO Experience

Professional Highlights:

Mr. Minicucci is chief executive officer of Alaska Air Group (Air Group) and Alaska Airlines (Alaska) since March 31, 2021. He has been president of Alaska since May 2016 and became president of Air Group in March 2021. He served as chief operating officer from December 2008 until November 2019. Mr. Minicucci also served as chief executive officer of Virgin America Inc. from December 2016 to July 2018. Prior to this, he held various executive positions at Alaska, including executive vice president of operations, vice president of Seattle operations, and staff vice president of maintenance and engineering. Before joining Alaska, Mr. Minicucci had a variety of roles at Air Canada and served in the Canadian Armed Forces for 14 years prior to joining the private aviation sector. Mr. Minicucci served on the board of PG&E Corporation (an energy-based holding company) from July 2018 to April 2019.

Current Non-Public Company Board Service:

•
University of Washington Michael G. Foster School of Business, Center for Leadership and Strategic Thinking
•
UNCF

Education:

•
BS and MS, Royal Military College of Canada
•
Advanced Management Program, Harvard Business School

Helvi K. Sandvik, 66	Qualifications:

President, Kidways LLC Director of Alaska Air Group since 2013 Safety Committee (Chair) Compensation and Leadership Development Committee	• Business Development and Mergers and Acquisitions Experience • Government/Public Affairs/Regulatory Expertise • HR/Org. Strategy/DE&I Experience • Public Company Governance Experience • CEO Experience

Professional Highlights:

Ms. Sandvik is president of Kidways LLC (business management consulting). From 1999 to 2016, Ms. Sandvik was president of NANA Development Corporation (NDC), a diversified business engaged in government contracting, oilfield and mining support, professional management services, and engineering and construction. During this time, she oversaw the growth of the NDC from an oil field support services company with revenues of $50 million into a diverse, multi-sector, global enterprise with revenues of $1.5 billion. Prior to that, Ms. Sandvik served in a variety of leadership roles within the Alaska Department of Transportation and Public Facilities, including director of statewide aviation and deputy commissioner, as well as a variety of public and non-profit leadership roles.

Current Non-Public Company Board Service:
• Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group) • HDR, Inc. • National Center for American Indian Enterprise Development

Education: • BA, Kalamazoo College • MBA, University of Alaska Fairbanks

J. Kenneth Thompson, 72	Qualifications:

President and CEO, Pacific Star Energy LLC Director of Alaska Air Group since 1999 Audit Committee Governance, Nominating and Corporate Responsibility
•
Business Development and Mergers and Acquisitions Experience
•
Climate/Carbon Expertise
•
Financial/Accounting and Investor Relations Expertise
•
HR/Org. Strategy/DE&I Experience
•
Public Company Governance Experience
•
Technology Expertise
•
CEO Experience

Professional Highlights:

Since 2000, Mr. Thompson has been a co-owner and president and CEO of Pacific Star Energy LLC, a firm that is a passive owner of oil lease royalties in Alaska. He served from 2004 to 2012 as Managing Director of Alaska Venture Capital Group LLC, a private oil and gas exploration firm in which Pacific Star Energy LLC owns an interest. He had a 26 year career (1974-2000) with ARCO with his last position being EVP of ARCO's Asia Pacific region companies. In a prior position at ARCO, he served as executive head of research and technology which included oversight of engineering, operations, geoscience, environmental and IT technologies. Mr. Thompson serves on the environmental, health, safety and social responsibility committee, serves on the executive committee and chairs the finance and technical committee of Coeur Mining Inc.. He also serves on the compensation committee, the governance and nominating committee, and chairs the sustainability and climate oversight committee, as well as serving as non-executive chairman of the board, of Pioneer Natural Resources Company. He is also a member and chair of CDF Capital, a non-profit organization. In 2019, Mr. Thompson was selected as one of the 100 most influential corporate directors by the National Association of Corporate Directors (NACD).

Current Public Company Board Service:

•
Pioneer Natural Resources Company (Non-Executive Chairman)
•
Coeur Mining, Inc.

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Education:

•
BS, Petroleum Engineering, Missouri University of Science and Technology

Eric K. Yeaman, 56	Qualifications:

Founder and Managing Partner, Hoku Capital LLC Director of Alaska Air Group since 2012 Audit Committee (Chair) Governance, Nominating and Corporate Responsibility
•
Business Development and Mergers and Acquisitions Experience
•
Financial/Accounting and Investor Relations Expertise
•
Public Company Governance Experience
•
CEO Experience

Professional Highlights:

Mr. Yeaman is currently the founder and managing partner of Hoku Capital LLC, a strategic advisory services firm located in Honolulu, HI. He was president and COO of First Hawaiian Bank, a wholly owned subsidiary of First Hawaiian Inc., from June 2015 to August 2019. From 2008 to 2015, he was president and CEO of Hawaiian Telcom, a telecommunications and technology company serving the state of Hawaii. Prior to that, he was senior executive vice president and COO of Hawaiian Electric Company, Inc. (HECO). Mr. Yeaman joined Hawaiian Electric Industries, Inc. (HEI), HECO’s parent company, in 2003 as financial vice president, treasurer and CFO. Prior to joining HEI, Mr. Yeaman held the positions of chief operating and financial officer for Kamehameha Schools from 2000 to 2003. He began his career at Arthur Andersen LLP in 1989.

Current Public Company Board Service:

•
Alexander & Baldwin, Inc.

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)
•
DR Fortress
•
Lanihau Properties, LLC
•
Palani Ranch Company, Inc.
•
Friends of Hawaii Charities, Inc.
•
The Harold K.L. Castle Foundation
•
Hawaii Asia Pacific Association

Education:

•
BA, University of Hawaii at Manoa

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE

ELECTION OF THE 10 DIRECTOR NOMINEES NAMED ABOVE.

Structure of the Board of Directors

In accordance with the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, the Company’s business affairs are managed under the direction of the Board of Directors. Directors meet their responsibilities by, among other things, participating in meetings of the Board and board committees on which they serve, discussing matters with the Board Chair, CEO and other executives, reviewing materials provided to them, and visiting the Company’s facilities.

Pursuant to the Bylaws, the Board of Directors has established five standing committees: the Audit Committee, the Compensation and Leadership Development Committee, the Governance, Nominating and Corporate Responsibility Committee, the Safety Committee and the Innovation Committee. Only independent directors serve on these committees. The Board has adopted a written charter for each committee, which they review annually and update as necessary. These charters are posted on and can be accessed at www.alaskaair.com under About Alaska/Investor Relations.

The table below shows the current members and chairs of the standing board committees.

Board Committee Memberships

Name	Audit Committee	Compensation and Leadership Development Committee	Governance, Nominating and Corporate Responsibility Committee	Safety Committee	Innovation Committee
Patricia M. Bedient [1]
James A. Beer	Member				Chair
Raymond L. Conner		Chair		Member
Daniel K. Elwell				Member	Member
Dhiren R. Fonseca [2]	Member				Member
Kathleen T. Hogan		Member	Chair
Adrienne R. Lofton		Member			Member
Helvi K. Sandvik		Member		Chair
J. Kenneth Thompson	Member		Member
Eric K. Yeaman	Chair		Member

1 Ms. Bedient serves as the non-executive Board Chair.

2 Mr. Fonseca's committee service will end concurrently with his board service.

Board Committee and Risk Oversight Functions

The principal functions of the standing board committees, pursuant to their respective charters, are as follows:

Audit Committee

With regard to matters pertaining to the independent registered public accountants:

o
appoint them, approve their compensation and oversee their work;
o
review at least annually a written statement regarding their internal quality-control procedures, any material issues raised by their internal quality-control review, and all relationships between the independent accountants and the Company;
o
maintain ongoing discussions as to their independence;
o
pre-approve all auditing and non-auditing services they are to perform;
o
review annual audited and quarterly financial statements with management and the independent registered public accountants;
o
receive and review communications required from the independent registered public accountants under applicable rules and standards; and

o
establish clear hiring policies for employees and former employees of the independent registered public accountants.

With regard to matters pertaining to the internal auditors and executive ownership under the VP Audit Programs:

o
review and approve the annual internal audit plan;
o
review the results of internal audit activities;
o
review the structure and resources of the internal audit team; and
o
review and approve any changes to the internal audit charter.

With regard to matters pertaining to information security risk oversight and executive ownership under the Chief Information Security Officer:

o
review and discuss technology, information security (cybersecurity, ransomware), data privacy risks, artificial intelligence risk and effectiveness of related security controls and cybersecurity response and mitigation efforts.

With regard to matters pertaining to risk oversight, compliance and controls and executive ownership under the VP Audit Programs and Chief Ethics and Compliance Officer:

o
discuss with management policies and practices with respect to risk assessment and risk management, including the process by which the Company undertakes risk assessment and enterprise risk management;
o
review with management major financial risk exposure and adequacy and effectiveness of associated internal controls;
o
review procedures with respect to appropriateness of significant accounting policies and the adequacy of financial controls;
o
discuss with management, as appropriate, earnings releases and any information provided to analysts and ratings agencies;
o
develop, monitor and reassess from time to time a corporate compliance program, including a code of conduct and ethics policy, decide on requested changes to or waivers of such program and code relating to officers and directors, and establish procedures for confidential treatment of complaints concerning accounting, internal controls or auditing matters;
o
review any changes to the corporate compliance program charter and the Company's insider trading policy; and
o
obtain and review at least quarterly a statement from the CEO, CFO and disclosure committee members disclosing any significant deficiencies in internal controls and any fraud that involves management or other employees with significant roles in internal controls.
•
Annually review and reassess the adequacy of the Audit Committee’s charter and its performance.

Compensation and Leadership Development Committee

With regard to executive and director compensation and executive ownership under the Senior Vice President of People and guidance from an independent consultant:

o
set, review and approve compensation of the CEO and other elected officers of the Company and its subsidiaries, taking into account CARES Act requirements and other legal considerations; and
o
establish the process for reviewing and approving corporate goals relevant to CEO compensation and for evaluating CEO performance in light of those goals.
•
Set annual goals under the broad-based Performance-Based Pay Plan and Operational Performance Rewards Plan and administer the plans.
•
Grant stock awards and stock options to elected officers.
•
Administer and review the supplementary retirement plans for elected officers and the equity-based incentive plans.
•
Make recommendations to the Board regarding other executive compensation issues, including modification or adoption of plans.
•
Fulfill ERISA fiduciary and non-fiduciary functions for tax-qualified retirement plans by monitoring management benefit committees and approving the membership of those committees, and the extension of plan participation to employees of subsidiaries.
•
Approve the terms of employment and severance agreements with elected officers and the form of change-in-control agreements.
•
Ensure a framework, process and policies are in place for CEO and executive succession, including standards for assessment, and the periodic review of CEO and other management development and succession plans.
•
Administer and make recommendations to the Board of Directors with respect to the Company’s equity and other long-term incentive equity plans.
•
Administer, review and modify the Company’s policy regarding recoupment of certain compensation payments.
•
Produce the report on executive compensation required for the annual proxy statement.
•
Oversees of human capital matters, including advancing diversity, equity and inclusion initiatives.
•
Annually review and reassess the adequacy of the Committee’s charter and its performance.

Governance, Nominating and Corporate Responsibility Committee

With regard to matters board and governance risk and executive ownership under the Corporate Secretary and Senior Vice President of Public Affairs and Sustainability:

•
Develop, monitor and reassess from time to time the Corporate Governance Guidelines.
•
Evaluate the size and composition of the Board.
•
Develop criteria for board membership.
•
Evaluate the independence of existing and prospective members of the Board.
•
Seek and evaluate qualified candidates for election to the Board.
•
Evaluate the nature, structure and composition of other board committees.
•
Take steps it deems necessary or appropriate with respect to annual assessments of the performance of the Board and each board committee, including itself.
•
Review and assess ESG goals, initiatives and performance.
•
Annually review and reassess the adequacy of the Governance and Nominating Committee’s charter and its performance.
•
Recommend for approval by the Board changes to insurance for the Company’s and its subsidiaries’ nonemployee directors.
•
Review the Company’s Policy on Political Contributions and Engagement and regularly monitor compliance with such policy.

Safety Committee

With regard to matters pertaining to safety related risk oversight and executive ownership under the VP Safety:

•
Monitor management’s efforts to ensure the safety of passengers and employees of the Company and its subsidiaries.
•
Monitor and assist management in creating a single level of safety culture that achieves the highest possible industry performance measures.
•
Review management’s efforts to ensure aviation security and reduce the risk of security incidents.
•
Monitor Alaska’s and Horizon’s internal evaluation programs which audit safety-related risks.
•
Periodically review with management and outside experts all aspects of airline safety.
•
Evaluate the Company’s health, safety and environmental policies and practices and applicable federal and state standards.
•
Annually review and reassess the adequacy of the Committee’s charter and its performance.
•
Advise the Compensation & Leadership Development Committee on the adoption of safety goals and metrics included in the Company’s compensation programs.

Innovation Committee

With regard to matters pertaining to innovation risk oversight and executive ownership under the Chief Commercial Officer:

•
Review and advise on the Company’s strategy and approach to innovation, including how such innovation improves revenue, guest and employee experiences.
•
Ensure the Company applies an appropriate risk-based methodology in defining the innovation strategy and where investments are made.
•
Discuss and advise on the Company’s tolerance for adopting emerging or disruptive technology to encourage discussion of commercial viability and change management.
•
Review allocation of resources – both financial and human capital – for innovation and to ensure resources are adequate to execute the strategy.

•
Review results from the measurement and tracking systems designed to monitor progress towards achieving the innovation strategy.
•
Discuss and advise on methods to foster a culture of innovation across the Company in support of operational, financial and safety objectives.
•
Review and discuss technology trends that could significantly affect the Company and the business in which it operates including whether investments in technology partners is required to assist in delivering the Company’s strategy.
•
Annually review and reassess the adequacy of the Committee’s charter and its performance.

Board and Committee Meetings

In 2023, the Board of Directors held 6 meetings. The standing board committees held the following number of meetings in 2023:

Audit Committee – 4

Compensation and Leadership Development Committee – 6

Governance, Nominating and Corporate Responsibility Committee – 4

Safety Committee – 4

Innovation Committee -- 4

A Transactions Committee was formed in connection with the Company's planned acquisition of Hawaiian Airlines. The Transaction Committee held five meetings in 2023 and all Transaction Committee members were present at all five meetings.

Each director attended at least 75% of all board and applicable committee meetings during 2023. Each director is expected to attend the Company’s Annual Meeting. All directors attended the 2023 annual meeting.

Director Independence

The Board of Directors of the Company has determined that all non-employee directors (Mses. Bedient, Hogan, Lofton and Sandvik and Messrs. Beer, Conner, Elwell, Fonseca, Knight, Jr. and Yeaman), and including each member of the Audit Committee, Compensation and Leadership Development Committee, Governance, Nominating and Corporate Responsibility Committee, Safety Committee and Innovation Committee are independent under the NYSE listing standards and the Company’s independent director standards that are set forth in the Company’s Corporate Governance Guidelines. This evaluation involves consideration of certain business relationships that may exist between the Company and a director's employer. Mr. Minicucci is not independent due to his position as our CEO.

The Corporate Governance Guidelines are available on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations. In making its determination, the Board considered any transactions or relationships between the director, members of his or her family and organizations with which that director or family members have an affiliation, on the one hand, and us, our subsidiaries and management, on the other hand.

Specifically, the Board has determined that independent directors must have no material relationship with the Company, based on all material facts and circumstances. At a minimum, an independent director must meet each of the standards listed below.

1.
The director, within the last three years, has not been employed by and has no immediate family member that has been an executive officer of the Company.
2.
Neither the director nor any immediate family member has, in any 12-month period during the last three years, received more than $120,000 in direct compensation from the Company other than compensation for director or committee service and pension or other deferred compensation for prior service.
3.
Neither the director nor any immediate family member is a current partner of the Company’s independent accountant’s firm, the director is not a current employee of the independent accountant’s firm, no immediate family member is a current employee of the independent accountant’s firm working in its audit, assurance or tax compliance practice, and neither the director nor any immediate family member was an employee or partner of the independent accountant’s firm within the last three years and worked on the Company’s audit within that time.
4.
Neither the director nor any immediate family member has, within the last three years, been part of an interlocking directorate. This means that no executive officer of the Company served on the compensation committee of a company that employed the director or an immediate family member.
5.
The director is not currently an employee of and no immediate family member is an executive officer of another company that represented at least 2% or $1 million, whichever is greater, of the Company’s gross revenues, or of which the Company represented at least 2% or $1 million, whichever is greater, of such other company’s gross revenues in any of the last three fiscal years. Charitable contributions are excluded from this calculation.

For the purposes of these standards, “Company” includes all Alaska Air Group subsidiaries and other affiliates. “Immediate family member” includes the director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and anyone sharing the director’s home.

The independence standards for the members of the Audit Committee provide that, in addition to the foregoing standards, they may not receive any compensation other than director’s fees for board and audit committee service and permitted retirement pay, or be an “affiliate” of the Company apart from their capacity as a member of the Board as defined by applicable SEC rules. Each member of the Company’s Audit Committee meets the additional independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE relating to audit committees or as required by the SEC. The Board has determined that Mr. Yeaman and Mr. Beer are Audit Committee financial experts as defined in SEC rules.

The independence standards for members of the Compensation and Leadership Development Committee provide that, in addition to the foregoing standards that apply to directors generally, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a member of the Compensation and Leadership Development Committee, including the source of compensation of such director and whether such director is affiliated with the Company or any of its subsidiaries or affiliates. Each member of the Company’s Compensation and Leadership Development Committee meets this additional independence requirement in the corporate governance listing standards of the NYSE related to compensation committees.

Director Nomination Policy

Identification of Candidates

1.
Internal Process for Identifying Candidates

The Governance, Nominating and Corporate Responsibility Committee (referred to in this section as the Nominating Committee) has two primary methods for identifying candidates (other than those proposed or nominated by the Company’s shareholder, as discussed below):

•
On a periodic basis, by soliciting ideas for possible candidates from a number of sources including, but not limited to, members of the Board, senior-level Company executives, individuals personally known to the members of the Board, and research.
•
From time to time, using its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve any such firms’ fees and other retention terms). If the Nominating Committee retains one or more search firms, those firms may be asked to identify possible candidates who meet the minimum and desired qualifications established by the Nominating Committee and to undertake such other duties as the Nominating Committee may direct.

Through this process, the Board believes it has assembled a Board comprising a mix of directors with diverse qualifications, backgrounds, geography, ethnicity, gender and age. The Nominating Committee ensures the pool of candidates includes female and BIPOC representation.

2.
Candidates Proposed by Shareholders

Shareholders who meet the qualifications outlined below may nominate up to two director candidates for inclusion in the Company’s proxy statement (see Proxy Access Right of Shareholders below). Shareholders who do not meet those qualifications or do not wish to have their director nominees included in the Company’s proxy materials may nominate director candidates and file their own proxy statement to solicit proxies for the election of their director nominees at an annual meeting if they comply with the requirements outlined in the Company’s Bylaws and as generally described below under General Nomination Right of All Shareholders. For more information, see How can I submit a proposal for next year’s annual meeting? in the Questions and Answers section of this Proxy Statement including the deadlines applicable to the submission of director nominations for next year’s Annual Meeting.

Shareholders who wish to propose director candidates for board consideration may do so according to the process outlined in this section under Consideration of Director Candidates Recommended by Shareholders.

The Corporate Secretary will send a copy of the Company’s Bylaws to any interested shareholder upon request. The Company’s Bylaws are also available on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations.

a.
Proxy Access Right of Shareholders

In December 2015, the Board amended the Company’s Bylaws to provide a “proxy access” right to shareholders. The Company’s proxy access bylaw is consistent with the prevailing market practice and satisfies the majority of shareholders. Under this proxy access right, a shareholder or a group of up to 20 shareholders owning at least 3% of the Company’s shares continuously for three years may nominate directors constituting up to 20% of the Board, or two nominees, whichever is greater, for election as a director of the Company at an Annual Meeting and inclusion in the Company’s proxy materials. This right is subject to certain conditions, including complying with the notice, information and consent provisions contained in Article II, Section 10 of the Company’s Bylaws. The provisions generally require that written notice of a shareholder’s nomination of one or more persons for election to the Board and inclusion in the Company’s proxy materials be received by the Corporate Secretary of the Company no later than the close of business on the 120th day, and no earlier than the close of business on the 150th day, prior to the first anniversary of the date the Company’s proxy statement was released to shareholders for the previous year’s annual meeting. Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility and procedural requirements, are set forth in Article II, Section 10 of the Company’s Bylaws.

b.
General Nomination Right of All Shareholders

Any shareholder of the Company may nominate one or more persons for election as a director of the Company at an Annual Meeting if the shareholder complies with the notice, information and consent provisions contained in Article II, Section 9 of the Company’s Bylaws. The provisions generally require that written notice of a shareholder’s intent to make a nomination for the election of directors be received by the Corporate Secretary of the Company no later than the close of business on the 90th day, and no earlier than the close of business on the 120th day, prior to the first anniversary of the prior year’s annual meeting. The written notice submitted by a shareholder must also satisfy the additional informational requirements set forth in Article II, Section 9 of the Bylaws

c.
Consideration of Director Candidates Recommended by Shareholders

The Nominating Committee will evaluate candidates recommended by a single shareholder, or group of shareholders, that have beneficially owned more than 5% of the Company’s outstanding common stock for at least one year and that satisfies the notice, information and consent provisions set forth below (such individual or group is referred to as the Qualified Shareholder).

The Nominating Committee will evaluate candidates recommended by Qualified Shareholder in accordance with the procedures described below.

Qualified Shareholders may propose a candidate for evaluation by the Nominating Committee by delivering a written notice to the Nominating Committee satisfying each of the requirements described below (the Notice). The Notice must be received by the Nominating Committee not less than 120 calendar days before the anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. No such notice was received in connection with the Annual Meeting.

Any candidate recommended by a Qualified Shareholders must be independent of the Qualified Shareholders in all respects (i.e., free of any material relationship of a personal, professional, financial or business nature from the nominating shareholder), as determined by the Nominating Committee or by applicable law. Any candidate submitted by a Qualified Shareholder must also meet the definition of an “independent director” under applicable NYSE rules. The Notice shall also contain or be accompanied by the information or documentation described below.

o
Proof of stock ownership (including the required holding period) of the shareholder or group of shareholders is required. The Nominating Committee may determine whether the required stock ownership condition has been satisfied for any shareholder that is the shareholder of record. Any shareholder that is not the shareholder of record must submit such evidence as the Nominating Committee deems reasonable to evidence the required ownership percentage and holding period.
o
A written statement that the shareholder intends to continue to own the required percentage of shares through the date of the annual meeting with respect to which the candidate is nominated is required.
o
The name or names of each shareholder submitting the Notice, the name of the candidate, and the written consent of each such shareholder and the candidate to be publicly identified is required.

o
Regarding the candidate, such person’s name, age, business and residence address, principal occupation or employment, number of shares of the Company’s stock beneficially owned, if any, a written resume or curriculum vitae of personal and professional experiences, and all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “Exchange Act”) shall be provided.
o
Regarding the candidate, information, documents or affidavits demonstrating to what extent the candidate meets the required minimum criteria, and the desirable qualities or skills established by the Nominating Committee shall be provided. The Notice must also include a written statement that the shareholder submitting the Notice and the candidate will make available to the Committee all information reasonably requested in furtherance of the Nominating Committee’s evaluation of the candidate.
o
Regarding the shareholder submitting the Notice, the person’s business address and contact information and any other information that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14(a) of the Exchange Act is required.
o
The signature of each candidate and of each shareholder submitting the Notice is required.

The Notice shall be delivered in writing by registered or certified first-class mail, postage prepaid, to the following address:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

The Corporate Secretary will promptly forward the Notice to the Board Chair and to the Chair of the Nominating Committee.

If, based on the Committee’s initial screening of a candidate recommended by a Qualified Shareholder, a candidate continues to be of interest to the Nominating Committee, the Chair of the Committee will request that the CEO interview the candidate, and the candidate will be interviewed by one or more of the other Committee members. If the results of these interviews are favorable, the candidate recommended by a Qualified Shareholder will be evaluated as set forth below. Except as may be required by applicable law, rule or regulation, the Nominating Committee will have no obligation to discuss the outcome of the evaluation process or the reasons for the Nominating Committee’s recommendations with any Qualified Shareholder who made a director candidate recommendation.

The Nominating Committee’s policy on the evaluation of candidates recommended by shareholders who are not Qualified Shareholders is to evaluate such recommendations, and establish procedures for such evaluations, on a case-by-case basis. This policy allows the Nominating Committee to devote an appropriate amount of its own and the Company’s resources to each such recommendation, depending on the nature of the recommendation itself and any supporting materials provided. All candidates (whether identified internally or by a shareholder) who, after evaluation, are then recommended by the Nominating Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.

Evaluation of Candidates

As to each recommended candidate that the Nominating Committee believes merits consideration, the Nominating Committee will cause to be assembled information concerning the background, qualifications and appropriate references of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate. The Nominating Committee will then (i) determine if the candidate satisfies the qualifications set forth under Policy on Minimum Qualifications for All Directors below; (ii) conduct interviews with the candidate as it deems necessary and appropriate; and (iii) consider the contribution that the candidate can be expected to make to the overall functioning of the Board. The Nominating Committee will then meet to consider and finalize its list of recommended candidates for the Board’s consideration.

The Nominating Committee will consider incumbent candidates based on the same criteria used for candidates recommended by Qualified Shareholder, provided that incumbents will also be considered on the basis of the Nominating Committee’s annual evaluations of the effectiveness of the Board, its committees and their members.

Policy on Minimum Qualifications for All Directors

While there is no formal list of qualifications, the Nominating Committee considers, among other things, the prospective nominee’s relevant experience, intelligence, independence, reputation, diversity, age, commitment, ability to work with the CEO and within the Board culture. The Nominating Committee may also consider a nominee’s CEO experience, senior-level regulatory or legal experience, and relevant senior-level expertise in one or more of the following areas: finance, accounting, sales and marketing, safety, organizational development, information technology, digital marketing, and government and public relations. Different substantive areas may assume greater or lesser significance at particular times, in light of the Board’s present composition and the Nominating Committee’s (or the Board’s) perceptions about future issues and needs.

For a candidate to serve as an independent director, an independent and questioning mindset is critical. The Nominating Committee also considers a prospective candidate’s workload and whether he or she would be able to attend the vast majority of Board meetings, be willing and available to serve on Board committees, and be able to devote the additional time and effort necessary to keep up with Board matters and the rapidly changing environment in which the Company operates.

Board diversity is considered broadly, not merely with regard to race, gender, or national origin, but also with regard to general background, geographical location, and other factors. The consideration of diversity permeates all discussions at the Nominating Committee. In addition, on an annual basis, as part of the Board’s self-evaluation, the Board assesses whether the mix and diversity of board members is appropriate for the Company.

Certain Relationships and Related Person Transactions

Policies and Procedures for Approval of Related Person Transactions

The Board of Directors has adopted a written policy for review, approval or ratification of any transaction, arrangement or relationship in which the Company was, is or will be a participant, the aggregate amount involved exceeds $120,000 in any calendar year, and a related person has or will have a direct or indirect material interest (other than solely as a result of being a director or the beneficial owner of less than 10% of another entity). For purposes of the policy, a related person is any person who is, or at any time since the beginning of the last fiscal year was, (i) one of the directors or executive officers or a nominee to become a director, or (ii) any beneficial owner of more than 5% of the Company’s common stock, or any immediate family member of any of these persons.

Under the policy, once such a transaction by a related person has been identified, the Audit Committee (or, for transactions that involve less than $1 million in the aggregate, the chair of the Audit Committee) must review the transaction for approval or ratification. Members of the Audit Committee or the chair of the Audit Committee, as applicable, will review all relevant facts regarding the transaction in determining whether to approve or ratify it, including the extent of the related person’s interest in the transaction, whether the terms are comparable to those generally available in arm’s-length transactions, and whether the transaction is consistent with the best interests of the Company. The related person involved in the transaction will not participate in the approval or ratification process except to provide additional information as requested for the review. Once initially approved or ratified, all transactions with related persons will be reviewed at least annually.

The policy does not require review or approval of the following transactions: employment by the Company of an executive officer unless he or she is an immediate family member of another related person; any compensation paid by the Company to a director; and a transaction in which a related person’s interest arises solely from the ownership of equity securities and all holders of the securities receive the same benefit on a pro-rata basis.

Certain Transactions with Related Persons

The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which the Company’s executive officers or directors or members of their immediate families are directors, executive officers, or shareholders. The amounts involved in these transactions are below the disclosure thresholds set by the SEC, or the executive officer or director or his or her family member does not have a direct or indirect material interest, as that term is used in SEC rules, in the transaction. Since January 1, 2023, the Company has not participated in, nor is there currently planned, any transactions required to be disclosed pursuant to SEC Regulation S-K Item 404(a).

2023 Director Compensation

The following table presents information regarding the compensation paid for 2023 to members of the Board of Directors who were not also the Company’s employees. The compensation paid to Mr. Minicucci for 2023 is presented in the Summary Compensation Table and the related explanatory tables. Mr. Minicucci did not receive additional compensation for his service on the Board.

Our compensation policy for non-employee directors provides for the director to receive annual cash and stock retainers for their service on the Board. The Board's philosophy on director compensation is to be near the median of airline peer group directors. The board compensation structure for 2023 remained consistent with the 2022 structure and is as follows:

•
Annual cash retainer of $85,000;
•
Annual stock retainer of $120,000;
•
Additional annual cash retainer for the non-executive Board Chair of $125,000; and
•
Annual retainer of $25,000 for the chairs of the Audit Committee and the Compensation and Leadership Development Committee, and $20,000 for the chairs of the Governance Nominating and Corporate Responsibility Committee, Safety Committee and Innovation Committee.

Under the terms of the Company’s Stock Deferral Plan for Non-Employee Directors, each eligible director may elect in the prior year to receive his or her annual stock retainer in the form of shares that are fully vested at the time of grant or to defer payment of all or a portion of the award until his or her termination of service on the Board. If no election is made in the year prior to payment, the director is issued fully vested shares.

2023 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Patricia M. Bedient	210,001	119,999	14,269	344,269
James A. Beer	105,001	119,999	13,874	238,874
Raymond L. Conner	110,001	119,999	12,685	242,685
Daniel K. Elwell	85,001	119,999	12,587	217,587
Dhiren R. Fonseca	85,001	119,999	16,942	221,942
Kathleen T. Hogan	105,001	119,999	19,713	244,713
Adrienne R. Lofton	85,001	119,999	12,488	217,488
Helvi K. Sandvik	105,001	119,999	10,947	235,947
J. Kenneth Thompson	85,001	119,999	12,290	217,290
Eric K. Yeaman	110,001	119,999	14,665	244,665

(1)
In May 2023, Mr. Beer, Mr. Elwell, Ms. Hogan, and Mr. Yeaman were each granted 2,851 vested and deferred stock units (DSUs), based on their 2022 elections to defer their 2023 stock retainers. Ms. Bedient, Mr. Conner, Mr. Fonseca, Ms. Lofton, Ms. Sandvik, and Mr. Thompson were each issued 2,851 vested shares. See discussion of these awards in Note 13 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements included as part of the Company’s 2023 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.
(2)
The non-employee directors do not hold any outstanding stock options. They also do not participate in any non-equity incentive compensation plans, nor do they participate in a nonqualified deferred compensation plan. Non-employee directors do not receive pension benefits for their service. As part of each director’s compensation, the non-employee director and the non-employee director’s spouse or domestic partner and eligible dependents are provided complimentary, positive-space transportation on

Alaska Airlines and Horizon Air. Included in the “All Other Compensation” column for each non-employee director is the incremental cost to the Company for providing this travel to the director and any eligible family members. Positive-space travel is a benefit unique to the airline industry. By providing this travel to non-employee directors, the Company is able to deliver a highly valued benefit at a low cost, and believes this benefit encourages non-employee directors to experience and engage with Alaska Airlines and Horizon Air products and services. In 2023, the Board also approved an award of $10,000 worth of Mileage Plan Miles to each director that can be, among other things, used to purchase tickets on oneworld partners so that directors can experience partner airlines. The “All Other Compensation” column also includes the value of reimbursements for taxes on the transportation benefits provided to each director.

Director Stock Ownership Policy

The Company has adopted a stock ownership policy for directors, although the Company expects directors to act in the Company’s best interests regardless of the number of shares they own. Each non-employee director is expected to hold shares of Company stock having a value equal to at least six times the director’s annual cash retainer, with such ownership to be achieved within six years of joining the Board. Deferred stock units held by directors, which are 100% vested as of the grant date, count toward the holding requirement even though shares will not be issued with respect to deferred units until the director leaves the Board. All non-employee directors met this requirement as of December 31, 2023.

NAMED EXECUTIVE OFFICER COMPENSATION

Proposal 2: Approval (on an Advisory Basis) of the Compensation

of the Company’s Named Executive Officers

The Company is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of the Company’s Named Executive Officers (NEOs) as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including the compensation tables and the narrative discussion accompanying those tables as well as in the Compensation Discussion and Analysis).

As described more fully in the Compensation Discussion and Analysis (CD&A) section of this Proxy Statement, the structure of the Company’s executive compensation program is designed to compensate executives appropriately and competitively and to drive superior performance. For the NEOs, who are primarily responsible for the overall execution of the Company’s strategy, a high percentage of total direct compensation (meaning base salary, actual short-term incentive pay plus the grant date fair value of equity awards as determined for accounting purposes) is variable and tied to the achievement of specified performance goals and/or the value of the Company’ stock. Results of our incentive-based executive compensation programs are linked to performance on the Company’s strategic goals so that executives’ interests are aligned with shareholder interests. Executive compensation is further structured to be internally equitable, to reward executives for responding successfully to business challenges facing the Company, to drive high performance, and to take into consideration the Company’s size relative to its competitors.

The CD&A section of this Proxy Statement describes in more detail the Company’s executive compensation programs and the decisions made by the Compensation and Leadership Development Committee (referred to in this section as the Committee) during 2023. We also discuss the impacts on compensation as a result of the Company taking measures it determined were necessary to preserve financial stability for shareholders, employees and the communities we serve during the COVID-19 pandemic, including actions that caused our executives to forego compensation increases for three years in order for the Company to qualify for government payroll support under the CARES Act.

Our 2023 executive compensation program includes three core elements:

Base Salary

In February 2023, the Committee set the annual base salary level for Mr. Minicucci below the 25th percentile of the chief executive officers of the airline peer group identified in the CD&A. The Committee set base salaries for the other NEOs between the 25th and slightly above the 50th percentile factoring in tenure, performance and scope of responsibilities, based on data for corresponding positions in the same peer group or general industry companies where relevant.

Annual Incentive Pay

The NEOs are eligible to earn annual incentive pay under our Performance Based Pay (PBP) Plan, in which all employees participate with the same performance goals. The PBP Plan is intended to motivate all participants to achieve specified Company goals. For 2023, the plan focused on four key areas: profitability, safety, guest experience and reducing carbon emissions.

Refer to the CD&A for more detailed information on the structure and payout of the PBP.

Long-term Incentive Pay

Equity-based incentive awards that link executive pay to shareholder value generation are an important element of the Company’s executive compensation program and comprise the largest portion of pay for our NEOs. Long-term equity incentives that vest over three- or four-year periods are awarded annually, including performance stock units (PSUs) and restricted stock units (RSUs). The NEOs’ 2023 equity grant was approximately 50% PSUs and 50% RSUs (based on the grant date value of the awards). The Committee grants equity awards annually which results in overlapping vesting periods that discourage short-term risk taking and align NEOs’ long-term interests with those of shareholders while helping the Company attract and retain top-performing executives who fit a team-oriented and performance-driven culture.

In general, the Committee sets target annual incentive pay and annual equity grants at levels intended to provide executives an opportunity to achieve total direct compensation at the 50th percentile of the target total direct compensation (which we define as base salary, target short-term incentive pay, and the grant date fair value of equity awards as determined for accounting purposes) for comparable positions with the peer companies if annual and long-term incentive targets are reached, and to surpass the 50th percentile if those targets are exceeded.

The Committee could not follow this pay philosophy while CARES Act restrictions were in place. From March 2020 to April 2023, our NEOs and most other executives were capped at their 2019 total compensation levels. The cap remained in place even when executives were promoted to a more responsible roles (as was the case with four of our five NEOs including the CEO), when external or internal benchmarking supported higher compensation, and when the executive’s performance merited special recognition during the Committee’s annual compensation setting process.

As a result, the Committee adopted a give-and-take approach whereby it approved compensation the executive would have received had the CARES Act restrictions not been in place, and then clawed back any compensation that exceeded the executive’s 2019 cap. Clawbacks were generally applied to unvested equity, and tallies of compensation that had been clawed back from the executives were reviewed with the Committee quarterly.

By the time the CARES Act restrictions ended, the Committee had consulted extensively with its independent compensation advisor and spoken with several large institutional shareholders to evaluate a fair, appropriate and performance-based approach to providing executives with compensation levels that would have been justified during the period from March 2020 to April 2023 but for CARES Act restrictions. The Committee concluded that the right thing to do was to approve certain grants to the executives in May 2023, which effectively re-granted the compensation that had been approved but clawed back during the restricted period. These grants were separate from the executives’ annual equity grants for 2023 and generally made subject to the same vesting terms as applied to the corresponding grants that had been clawed back.

Please refer to the Overview: the CARES Act Limited Committee’s Ability to Reward and Retain Talent from Spring 2020 - 2023 section starting on page 41 for background and additional rationale on grants that were awarded to the NEOs due to clawback of equity awards they were granted during the CARES Act restricted period.

Annual Advisory Say-on-Pay Proposal

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Board of Directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal regarding the compensation paid to the NEOs is advisory only and will not be binding on the Company, the Board or the Committee, nor will it be construed as overruling a decision by the Company, the Board or the Committee or as creating or implying any additional fiduciary duty for the Company, the Board or the Committee. However, the Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers. Consistent with the results of an advisory vote at the Company’s 2023 annual meeting concerning the frequency of the advisory vote regarding the compensation paid to the NEOs, stockholders are given an opportunity to cast an advisory vote on NEOs annually, with the next opportunity expected to be in connection with the Company’s annual meeting in 2025.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL (ON AN ADVISORY BASIS) OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES.

Compensation Discussion and Analysis

This CD&A contains a discussion of the material elements of compensation earned by, or awarded to our named executive officers (NEOs) during 2023:

Ben Minicucci, president and chief executive officer (CEO) of Alaska Air Group and Alaska Airlines;

Shane R. Tackett, executive vice president finance and chief financial officer (CFO) of Alaska Air Group and Alaska Airlines;

Andrew R. Harrison, executive vice president and chief commercial officer (CCO) of Alaska Airlines;

Kyle B. Levine, senior vice president legal, general counsel and corporate secretary of Alaska Air Group and Alaska Airlines; and

Constance E. von Muehlen, executive vice president and chief operating officer (COO) of Alaska Airlines.

Consideration of Say-on-Pay Advisory Vote

Shareholders have an opportunity annually to cast an advisory vote in connection with our executive compensation program. At the 2023 annual meeting, 96% of the votes were cast in favor of the advisory say-on-pay proposal in connection with the Company’s 2022 executive compensation. The Committee believes that this voting result indicates that shareholders generally approve of the structure of executive compensation at Alaska Air Group.

Overview: the CARES Act Limited Committee’s Ability to Reward and Retain Talent from March 2020 - April 2023

The Company wishes to highlight for shareholders how the CARES Act restrictions impacted the Committee’s ability to recognize high-performing executives during a three-year restriction period despite their having led the Company through the pandemic challenges to achieve top-of-industry financial and operational performance over the past several years.

Background and Compensation Practices During the Restriction Period

The pandemic disproportionately affected the airline industry. To ensure the financial stability of the Company, the Company accepted federal government relief in the form of payroll support grants and loans. During this time, the Company was able to maintain air service to critical markets and keep all employees who chose to remain employed on the payroll.

This support was critical and appreciated, however, it's important to note that it also came with restrictions on executive compensation. The Board believes that the executive compensation restrictions were not put in place to penalize executive leaders, but rather to ensure the Company maintained their viability to operate successfully and continue to employ critical frontline workers.

The executive compensation restrictions capped many of our leaders at 2019 compensation levels for three years, from March 2020 until April 2023. These restrictions were not waived for promotions, market adjustments or increased job scope.

During the three-year restriction period, our executive leaders navigated the Company through the challenges of the pandemic, brought the Company back to industry leading financial and operational performance and successfully ratified six labor agreements, leaving only one labor agreement open as of March 2024.

With an eye towards preserving shareholder value during this challenging period, the Board strongly encouraged the Committee and the CEO to retain executive leaders and other high-performing executives for the duration of the CARES Act restrictions despite increased job responsibility without appropriate compensation and intense competition for talent in the airline industry and in other sectors not subject to compensation caps.

During the restricted period, the Committee continued to compensate executives for the work they were performing and the role they occupied, making annual market-based adjustments to compensation. To maintain compliance with the CARES Act, the Committee adopted a give-and-take approach whereby it approved compensation the executive would have received had the CARES Act restrictions not been in place, and then clawed back all or a portion of the equity awards immediately after they were granted as necessary to avoid exceeding the applicable compensation cap.

This practice allowed the Committee to track executive pay targets at the executive's actual role during the restricted period (as opposed to the executive’s 2019 role on which the cap was based).

Impact of Equity Clawbacks

By strictly capping executive compensation at 2019 levels for three years, the CARES Act prevented the Committee from rewarding the heightened responsibilities of the NEOs who were promoted during (or just before) the pandemic and prevented the Committee from making regular market-based compensation adjustments. Since 2020, all but one of the NEOs have been entrusted with larger, more complex roles, but at compensation levels associated with their prior roles. For example:

•
Mr. Minicucci was promoted to CEO of Alaska Air Group and Alaska Airlines on March 31, 2021. His total compensation in each of the three years: 2020, 2021 and 2022 was less than the compensation he received in 2019 as Alaska’s President (after the impact of the clawbacks, which is not reflected in the Summary Compensation Table below). The Company had recouped a total of $5.3 million in unvested equity awards (based on grant date value) from Mr. Minicucci during the three years that we were under the restrictions.
•
Mr. Tackett was promoted to CFO on March 3, 2020, before the pandemic hit. His total compensation in each of the three years: 2020, 2021 and 2022 was less than the compensation he received as Alaska’s Executive Vice President of Planning & Strategy (after the impact of the clawbacks, which is not reflected in the Summary Compensation Table below). The Company had recouped a total of $2.8 million in unvested equity awards (based on grant date value) from Mr. Tackett during the three years that we were under the restrictions.
•
Mr. Levine was promoted to Senior Vice President of Legal on January 13, 2020, before the pandemic hit. His total compensation in each of the three years: 2020, 2021 and 2022 was less than the compensation he received before his promotion (after the impact of the clawbacks, which is not reflected in the Summary Compensation Table below). The Company had recouped a total of $1.6 million in unvested equity awards (based on grant date value) from Mr. Levine during the three years that we were under the restrictions.
•
Ms. von Muehlen was promoted to COO on April 3, 2021. Her total compensation, in each of the three years: 2020, 2021 and 2022 was less than the compensation she received as Alaska’s Senior Vice President of Maintenance & Engineering (after the impact of the clawbacks, which is not reflected in the Summary Compensation Table below). The Company had recouped a total of $2.8 million in unvested equity awards (based on grant date value) from Ms. von Muehlen during the three years that we were under the restrictions. The CARES Act limitations on compensation had also prevented the Company from meeting gender pay parity considerations in relation to Ms. von Muehlen’s male predecessor.

For illustrative purposes, a reconciliation of the Total Compensation for the NEOs from 2020- 2022 from the Summary Compensation Table to the value received after the clawback of equity granted is presented below.

Named Executive Officer	Grant Award Year	Total Compensation from Summary Compensation Table ($)	Value of Equity Awards Clawed Back ($)	Total Compensation After Reduction for Equity Clawback ($)	No. of Shares Subject to Equity Awards Clawed Back (1) (#)
Ben Minicucci	2022	6,487,981	(3,349,450)	3,138,531	48,665
	2021	5,130,162	(1,918,360)	3,211,802	25,930
	2020	5,285,135	—	5,285,135	—
	Total		(5,267,810)		74,595
Shane Tackett	2022	3,610,895	(1,715,020)	1,895,875	26,075
	2021	3,043,701	(1,054,579)	1,989,122	14,205
	2020	2,941,393	—	2,941,393	—
	Total		(2,769,599)		40,280
Andrew Harrison	2022	3,572,916	(1,105,807)	2,467,109	16,720
	2021	3,004,088	(469,197)	2,534,891	6,320
	2020	2,830,772	—	2,830,772	—
	Total		(1,575,004)		23,040
Kyle Levine (2)	2022	N/A	(1,015,833)	N/A	19,205
	2021	N/A	(557,494)	N/A	8,080
	2020	N/A	N/A	N/A	—
	Total	-	(1,573,327)	-	27,285
Constance von Muehlen (2)	2022	2,794,212	(1,775,005)	1,019,207	42,361
	2021	2,016,913	(1,050,958)	965,955	14,622
	2020	N/A	N/A	N/A	—
	Total		(2,825,963)		56,983

(1)
The clawed back awards were granted in 2020, 2021 or 2022.
(2)
Mr. Levine was not an NEO prior to 2023; therefore, his 2020, 2021 and 2022 summary compensation table data has not been disclosed. Ms. von Muehlen was not an NEO prior to 2021 and therefore her 2020 summary compensation table data has not been disclosed.

Compensation Actions After the CARES Act Restriction Period

The Committee recognized that the leadership team continued to demonstrate strength and resilience as the industry recovered from the pandemic, which ultimately translates to shareholder value creation.

In consultation with its independent compensation consultant and engagement discussions with many of our top institutional shareholders, the Committee made it a priority to determine a practical and fair method to address the gap in executive compensation resulting from the clawbacks required during the prior three years.

In May 2023, after the restrictions lapsed, the Committee issued grants to executives to ensure they were fairly and appropriately compensated for three years of being held at 2019 pay levels, despite receiving promotions without associated market pay increases.

The grants were the same number of units and under the same performance requirements and vesting schedules as the original grants that were clawed back. The Committee believes this approach was fair, maintained a pay for performance approach, supported alignment with our shareholders and continued to follow target pay practices that have been overwhelmingly supported by shareholders.

The Company would also like to underscore that by issuing the same number of units originally clawed back, this grant is neither a windfall nor a mechanism to make executives whole for compensation lost due to poor performance or the decrease in stock price that the airline industry continues to face.

Philosophy and Objectives of the Company’s Executive Compensation Program

The philosophy of the Company’s executive compensation program in 2023 was consistent with that of prior years: being conservative stewards of shareholder resources while compensating executives appropriately and competitively (within the bounds of CARES Act limits through April 1, 2023) and driving superior performance relative to other airlines in North America. Because the NEOs are primarily responsible for the overall execution of the Company’s strategy, a high percentage of their total target direct compensation, approximately 88% for the CEO and 77% for the other NEOs, is variable and tied to Company performance or stock price, thereby providing incentives to achieve goals to help create value for shareholders.

The fundamental objectives of the executive compensation program are:

•
to attract and retain highly qualified executives who share the Company’s values and are committed to its strategic plan by designing the total compensation package to be competitive with an appropriate peer group as there is substantial competition for talent in our key geographies and despite the challenge of on-going CARES Act compensation caps;
•
to motivate executives to provide excellent leadership and achieve Company goals by linking incentive pay to the achievement of specific targets set in the PBP Plan and the Company’s strategic plan;
•
to align the interests of executives and shareholders by tying a large portion of executives’ total direct compensation (meaning base salary, actual short-term incentive pay and the grant date fair value of equity awards) to the achievement of objective goals related to the Company’s financial performance, safety record, cost structure, ESG related initiatives and guest satisfaction; and
•
to provide executives with reasonable security to motivate them to continue employment with the Company and achieve goals that will help the Company emerge from unprecedented challenges, remain competitive and thrive for the long term.

2023 Executive Transitions and Compensation Actions:

To implement the executive compensation program for 2023, the Committee took the following steps in 2023:

•
Approved target total direct compensation for Mr. Minicucci that is approximately 88% performance-based, meaning that it is contingent on operational, financial and/or stock price performance. For the other NEOs, the Committee approved target total direct compensation that is, on average, approximately 77% performance-based. (See the Target Total Direct Compensation section below.) Both our short-term and long-term incentive programs contain performance-based goals that we believe contribute to the long-term success of the Company.
•
Established 2023 performance goals and participation rates for the PBP Plan. The goals under this plan include metrics around profitability, safety, cost management, carbon emissions reduction, and relative industry financial performance. All employees of Alaska Airlines and Horizon Air participate in the PBP plan and work towards the same goals. The NEOs have target participation rates ranging from 75% to 150% of their base salary.
•
Approved long-term incentive equity awards to NEOs. Each NEO's grant consisted of 50% of service-based RSU awards, and 50% of PSU awards that vest only if specified performance levels of relative total shareholder return (TSR) and diversity and inclusion metrics are achieved. The performance metrics for the PSUs granted in 2023 are weighted 80% based on the Company’s TSR relative to an airline industry peer group (identified below under Long-Term Equity-Based Incentive Compensation) and 20% based on achievement of leadership diversity goals. We believe these awards align executives’ incentives with the creation of long-term value for shareholders.
•
As described in the CARES Act section above, approved equity grants consisting of a combination of PSUs and RSUs that the Committee believes appropriately compensated NEOs for work performed during the CARES Act executive compensation restriction period. As described above, these grants were awarded with the same number of units and under the same performance requirements and vesting schedules as the original grants that were clawed back during the restricted period.

Compensation Setting Philosophy

In 2023, the Committee targeted the CEO’s base salary below the 25th percentile for base salary of the chief executive officers in the airline peer group identified below. The Committee may decide to set the CEO’s salary above or below that percentile after considering other relevant factors. The CEO’s compensation arrangements are generally structured so that he or she has the opportunity to earn total direct compensation up to approximately the 50thpercentile of the target total direct compensation of peer companies’ chief executive officers if the applicable annual and long-term incentive targets are reached, and to surpass the 50th percentile if those targets are exceeded.

For the other NEOs, the Committee generally targets base salary at or about the 50th percentile of base salaries for comparable positions with the airline peers and provides these executives an opportunity to achieve total direct compensation at the 50th percentile of the target total direct compensation for comparable positions with the peer companies if annual and long-term incentive targets are reached, and to surpass the 50th percentile if those targets are exceeded.

While the Committee generally sets executive pay at the levels indicated above, it may also consider other factors, such as Company performance, individual performance, tenure, retention goals, succession considerations, and internal equity, in determining the compensation levels for executives from year to year as appropriate.

How Executive Compensation is Determined

The Committee’s Role. The Committee determines and approves the compensation of the NEOs with the assistance of its independent compensation consultant. The Committee also takes into account the CEO’s recommendations for all NEOs excluding himself.

Independent Consultants. The Committee has retained Meridian Compensation Partners, LLC (Meridian) to assist the Committee with its responsibilities related to the Company’s executive and director compensation programs. The Committee considered the following facts in assessing Meridian’s independence as an advisor:

•
Meridian does not provide other services to Alaska Air Group or its subsidiaries. Meridian’s services are limited to providing the Committee with advice and information solely on executive and director compensation and related corporate governance matters.
•
Meridian represented that the amount of fees paid by the Company to Meridian during the 12-month period ended December 31, 2023 represents less than one percent of Meridian’s total annual revenues for the 2023 calendar year.
•
Meridian represented that it maintains policies designed to prevent conflicts of interest, which policies were detailed to the Committee.
•
Meridian represented that no Meridian partner, consultant or employee who serves the Committee has any business or personal relationship with any member of the Committee.
•
Meridian represented that no Meridian partner, consultant or employee who serves the Committee, or any of their immediate family, owns any shares of stock of the Company.
•
Meridian represented that no Meridian partner, consultant or employee who serves the Committee, or any of their immediate family, has any business or personal relationship with any executive officer of the Company.

Based on its review, the Committee has determined that no conflicts of interest exist between the Company and Meridian (or any individuals working on the Company’s account on Meridian’s behalf) and that Meridian is independent.

How the Elements of the Company’s Executive Compensation Program Were Selected

The Committee conducts periodic reviews of the Company’s executive compensation program to assess its alignment with the Committee’s objectives. The Committee considers how each component of compensation motivates executives to help the Company achieve its performance goals and execute its strategic plan and how it promotes retention of executives who share the Company’s values. The compensation structure is designed to promote initiative, resourcefulness, safety, sustainability, diversity, and teamwork by key employees whose performance and responsibilities directly affect the performance of the business. The Committee uses both fixed compensation (i.e. base salary) and variable performance-based compensation to achieve a program that we believe is balanced, competitive and provides appropriate incentives. Base salaries, benefits, perquisites, retirement benefits, and change-in-control benefits are intended to attract and retain highly qualified executives and, in the case of salary and benefits, are generally paid out on a short-term or current basis. Annual incentives and long-term equity-based incentives are intended to motivate executives to achieve specific performance objectives.

The Committee believes that this mix of short-term and long-term compensation allows it to achieve dual goals of attracting and retaining highly qualified executives and providing meaningful performance incentives for those executives.

Deterrents to Excessive Risk-Taking

The Committee believes it has designed the overall compensation program in such a way as to deter excessive risk-taking, to encourage executives to focus on the long-term success of the Company and to align the interests of executives with those of shareholders by:

•
using several different financial, safety, sustainability and operational metrics that are directly tied to the Company’s strategy;
•
setting financial, safety, sustainability and operational goals that are reviewed and approved by the Committee, all members of which the Board has determined to be independent;
•
overlapping the performance periods of awards;
•
incorporating short-term and long-term performance periods of varying lengths;
•
maintaining and monitoring compliance with executive stock ownership requirements;
•
capping the payout of short-term cash incentives and PSUs;
•
allowing the Committee discretion to reduce amounts otherwise payable under certain awards;
•
monitoring market compensation practices of the airline industry;
•
maintaining a recoupment policy that allows the Committee to recover compensation in certain situations;
•
considering internal equity among Company executives; and
•
reflecting the current business challenges and opportunities facing the Company.

The Company does not believe that its compensation programs encourage unnecessary risk-taking that could have a material adverse effect on the Company as a whole.

Executive Pay Mix and the Emphasis on Variable Pay

The Committee believes that emphasis on variable, performance-based compensation for the NEOs is a key element in achieving a pay-for-performance culture and in aligning management’s interests with those of the Company’s shareholders. At the same time, the Committee believes that the executive compensation program provides meaningful incentives for executives while balancing risk and reward.

Target total direct compensation for the Company’s NEOs is tailored to place a substantial emphasis on variable pay, that is, pay linked to the achievement of specific, measurable performance objectives and subject to variation depending on the degree to which such objectives are achieved. For 2023, the Committee approved target total direct compensation for Mr. Minicucci that is 88% performance-based and/or tied to shareholder value creation. With respect to the other NEOs, the Committee approved target total direct compensation that is on average 77% performance-based upon the achievement of operational and financial performance measures.

Target Total Direct Compensation

The Use of Peer Group Compensation Data

The Committee reviews and analyzes target total direct compensation for the NEOs annually against the compensation provided by a peer group of airline companies to executives in similar positions. In analyzing the information for 2023, the Committee reviewed the target total direct compensation for executives of a peer group of the airlines identified below.

The following companies represent the airline peer group selected by the Committee as a comparator for determining appropriate compensation levels for 2023 (the same peer group as used to evaluate 2022 compensation):

•
Air Canada
•
American Airlines Group
•
Delta Air Lines
•
Hawaiian Holdings
•
JetBlue Airways
•
SkyWest
•
Southwest Airlines
•
Spirit Airlines
•
United Airlines Holdings

The Committee chose to include the companies named above in its peer group for the following reasons:

•
they represent a group of sufficient size to present a reasonable indicator of executive compensation levels;
•
they are in the airline industry and their businesses are similar to the Company’s business and the environment in which they compete;
•
the median annual revenue of this group approximates the Company’s historical annual revenue with ranges for airlines and pandemic recovery; and
•
the Company competes with these peer companies for talent to fill certain key, industry-related executive positions.

In the aggregate, 2023 target total cash compensation and target total direct compensation for the executive vice president NEOs was at approximately the 50th percentile for comparable positions at companies in the airline peer group. For Mr. Minicucci, target total cash compensation was set below the 25th percentile and target total direct compensation was set at approximately the 40th percentile for chief executive officers within the airline peer group. The target total cash compensation and target total direct compensation for Mr. Levine, a senior vice president, were at approximately the 30th percentile compared to comparable positions within a general peer set.

In setting 2023 executive compensation, the Committee also reviewed data for 18 companies in the broader transportation industry having median annual revenue similar to the Company’s annual revenues as an additional reference point to assess the Company’s executive compensation program. The companies in this transportation industry peer group include: Air Canada, Atlas Air, Avis Budget Group, Expedia Group, Inc., Expeditors International of Washington, Inc., Hub Group, Inc., Hilton Worldwide Holdings, Inc., JB Hunt Transport Services, Inc., JetBlue Airways Corporation, Landstar System, Inc., Marriott International, Inc., Norfolk Southern Corporation, Norwegian Cruise Line Holdings Ltd., Royal Caribbean Cruises Ltd., Ryder System, Inc., Knight-Swift Transportation Holdings, Inc., Wyndham Destinations, Inc., and XPO Logistics, Inc. The peer group listed above is consistent with the 2022 transportation peer group used for this purpose, with the exception of removing AMERCO as the Committee believed its long-term incentive practices differed from those of the Company and the other peer companies.

In the aggregate, target total cash compensation for the NEOs fell below the median for comparable positions at companies in the transportation industry peer group, and target total direct compensation was between approximately the 25th and 50th percentiles. For our CEO, target total cash compensation and target total direct compensation fell below the 25th percentile for chief executive officers within the transportation industry peer group.

In general, the Committee uses this peer group and transportation industry data as background information for its compensation decisions and does not “benchmark” compensation at any particular level relative to the peer companies. Except as otherwise noted in this CD&A, decisions by the Committee are qualitative and the result of the Committee’s business judgment, which is informed by the analysis of the members of the Committee as well as input from, and market data provided by, its independent compensation consultant. The Committee believes that the compensation opportunities provided to the NEOs are appropriate in light of competitive considerations.

The Application of Internal Equity Considerations

In addition to reviewing compensation data for airline and transportation industry peer groups, the Committee believes it is appropriate to consider other principles of compensation, and not rely on market data as the sole basis for setting compensation. Thus, while the Committee has considered peer group data as described above, it has also applied other compensation principles, including internal equity, when determining executive compensation. By also considering internal equity, the Committee can structure executive compensation in a way that helps ensure appropriate compensation in light of atypical internal or external pressures or compensation considerations.

The Use of Tally Sheets

Annually, the Committee reviews tally sheets that show each element of compensation for the NEOs. Base salaries, incentive plan payments, equity awards, option exercises, perquisites, and health and retirement benefits are included on tally sheets, which are prepared by the Company’s corporate affairs and people departments. The Committee uses the compensation tally sheets to help verify that executive compensation is internally equitable and proportioned according to the Committee’s expectations.

Current Executive Pay Elements

Base Pay

In determining executives’ base salary levels, the Committee considers market compensation data as described above, as well as each executive’s duties and scope of responsibilities, past performance and expected future contributions to the Company, the market demand for the individual’s skills, the individual’s influence on long-term Company strategies and success, the individual’s leadership performance, and internal equity considerations.

In 2023, the Committee approved a base salary of $650,000 for Mr. Minicucci effective April 15, 2023, which was below the 25th percentile of salaries for CEOs in the airline peer group.

CEO Base Salary Comparisons (1)

(1)
Amounts are based on the most recent compensation data available as of October 28, 2023. In most cases, this is the base salary as reported in the respective company’s FY2022 proxy statement. Air Canada CEO base salary is converted from Canadian Dollars to US Dollars using an exchange rate of 0.73 (which was the rate in effect on October 28, 2023).

In 2023, the Committee also approved base salaries for the other NEOs as follows: Mr. Tackett -- $560,000; Mr. Harrison -- $538,000 Mr. Levine -- $525,000; and Ms. von Muehlen -- $445,000, in each case effective as of April 15, 2023. The base salaries approved for each of the NEOs for 2023 was increased slightly (between 4% and 6%) over their 2022 levels.

PBP Short-Term Incentive Pay Plan

The Company’s NEOs are eligible to earn annual incentive pay under the PBP Plan, in which all eligible company employees participated in 2023. The PBP Plan is intended to motivate executives and other employees to achieve specific company goals. The Committee aligns the PBP Plan with the Company’s strategic plan by choosing a target performance level for each operational, safety, financial, or sustainability goal (outlined in the 2023 Performance-Based Pay Metrics table below) that is consistent with the Company’s strategic plan goals.

Target payout opportunities are established for each NEO as a percentage of base salary. These percentages are approved by the Committee after considering market data, performance, tenure, and internal pay parity, among other factors as it deems appropriate.

For the NEOs, the 2023 target participation levels were the same as their 2022 target participation levels were as follows:

2023 Performance-Based Pay Plan Participation Rates

Name	Target Participation as % of Base Salary
Ben Minicucci	150%
Shane Tackett	95%
Andrew Harrison	95%
Kyle Levine	75%
Constance von Muehlen	95%

Incentive award payments under the PBP Plan range from 0% to 200% of the NEO’s target based on the achievement of performance goals set by the Committee at the beginning of each year plus a margin modifier that can increase the PBP payout based on pre-tax margin industry placement as described below. However, the PBP payout percentage (including the modifier) is capped at 200% of target for executive employees.

For each performance metric, performance at the target level will generally result in a 100% payout of the target amount for that metric, while the payout percentage would be 200% for performance at or above the maximum level and 25% for performance at the threshold level. The payout percentages are interpolated for performance between the levels identified below, but if performance for a particular metric is below the threshold level, no payment will be made as to that metric. The Committee retains discretion to adjust bonus amounts that would otherwise be paid, though no such discretion was applied for 2023.

The long-term success of the Company is highly dependent on running a profitable, safe, sustainable and reliable operation and outperforming the industry. Each of these key strategic objectives is reflected in the goals of the PBP Plan.

For 2023, the PBP Plan metrics for employees were set as follows:

2023 Performance-Based Pay Metrics

Goal	Weight	Threshold	Target	Maximum
Profitability (1)
Based on the Adjusted Pretax Profit percentage of Alaska Air Group, Inc.	70%	5%	9%	13%
Safety
Based on the change in number of safety reports submitted by Alaska Airlines and Horizon Air employees.	10%	2% increase	5% increase	10% increase
Emissions Reduction
Based on Alaska Airlines and Horizon Air combined passenger and cargo aircraft carbon dioxide emissions in pounds per revenue ton mile (RTM).	10%	2.7 lbs/RTM	2.6 lbs/RTM	2.5 lbs/RTM
Guest Experience
Based on the number of months Alaska marketed flights achieve a "very good" or "excellent" rank on	10%	6 months	8 months	10 months

guest responses to the "Day of Travel Experience Survey."

(1)
“Adjusted Pretax Profit” means the net income of Alaska Air Group as computed under GAAP, adjusted for Excluded Items and Alternative Accounting Treatments. “Excluded Items” means (a) income taxes, (b) pretax expense under any Alaska Air Group (or subsidiary) performance-based pay, operational performance rewards, or similar such programs as determined in the discretion of the Committee, and (c) special income or expense items that, in the discretion of the Committee, and (c) special income or expense items that, in the discretion of the Committee, should be excluded because recognizing them would not appropriately serve the goals of the PBP Plan. These may include, without limitation, gain or loss on disposition of capital assets, impairments or other fleet exit costs, expenses from voluntary or involuntary severance programs, significant curtailment gains or losses from retirement plans, the impact of changes in accounting principle, government refunds or assistance and cumulative effect of accounting changes. “Alternative Account Treatments” means expense or income items that, for purposes of calculating Adjusted Pretax Profit, the Company (or any subsidiary) will account for based on non-GAAP methods because, in the discretion of the Committee, using GAAP accounting methods would not appropriately serve the goals of the PBP Plan. These may include, without limitation, fuel hedge accounting on an “as settled” basis.

In addition to the metrics identified above, the PBP plan contained a relative margin modifier based on Adjusted Pre-Tax Profit compared to results for corresponding metrics reported by six competitors (Delta, United, American, Southwest, JetBlue, and Hawaiian) that can increase the payout by up to 60 percentage points. We believe profitable growth creates value for all our stakeholders. Implementing a profit modifier builds on our baseline profitability threshold, allowing us to create further alignment with our long-term financial goals of industry outperformance and to recognize our employees for contributing to that success. Ultimately, stronger outperformance allows greater reinvestment in our business to fuel more growth, fosters our culture, and provides the foundation for attractive shareholder returns, further solidifying our strong position in the marketplace.

As noted above, the PBP plan's target financial, safety, operational and sustainability goals are generally consistent with the strategic plan that is approved by the Board. Maximum goals correlate to superior performance, while threshold goals generally correlate to what the Committee believes is an acceptable, but minimal, level of performance as compared to the prior year.

The Committee believes the use of safety and guest experiences metrics in the PBP plan reflects the Company’s unwavering commitment to safety and guest care and reinforces its message that every employee ‘owns safety’.

The Committee also included a emissions reduction as a PBP plan metric for 2023 to drive operational enhancements focused on reducing carbon emissions to assist in achieving the Company’s short and long term sustainability goals.

The Committee believes that using adjusted non-GAAP measures, as defined in the footnotes to the 2023 Performance-Based Pay Metrics table above, such as Adjusted Pre-Tax Profit, rather than GAAP measures, more closely ties results to elements of performance that can be controlled by the decisions and actions of employees, thereby providing a more direct link between performance and reward. In addition, by removing the short-term impact of certain business decisions (such as the gain or loss on disposition of capital assets), we believe the use of adjusted measures encourages executives to make decisions that are in the best interest of the Company over the long term.

The table below presents the actual performance results and payout percentages for the 2023 PBP Plan.

2023 PBP Pay Calculation

PBP Metrics	Actual	% of Target Achieved	Weight	Payout %
Profit	7.5	84.5%	70%	59.1%
Safety	11.0	200%	10%	20.0%
Guest Experience	10 out of 12	200	10%	20.0%
Emissions Reduction	2.62	87.8%	10%	8.8%
Initial PBP Payout %				107.9%
Margin Modifier Placement	3rd		+	20.0%
Total PBP Payout as a % of Target Participation rate			=	129.7%

(1) PBP payout percentage plus the modifier is capped at 200% for executive employees.

In addition, all the Company’s employees, including the NEOs, participate in a separate annual incentive plan called the Operational Performance Reward (OPR) Plan, which pays a monthly incentive of up to $150 to all employees when certain operational performance targets are met. 50% of the award is based on the achievement of division specific safety metrics. These safety metrics are designed to identity and mitigate risk in top safety areas across the companies. The divisions have authority to update the safety metrics throughout the year if they identify rising risk in another area and/or if the goals have been met on existing metrics. The remaining 50% is based on on-time performance. The maximum annual payout for each employee is $1,800. In 2023, each of the NEOs earned $975 under the OPR Plan.

Long-Term Equity-Based Incentive Compensation

Long-term equity incentive awards that link executive pay to shareholder value are an important element of the Company’s executive compensation program. Long-term equity incentives that vest over three year periods are awarded annually, resulting in overlapping vesting periods. As the value of the awards is dependent on our stock price, the awards are designed to further align NEOs’ interests with those of shareholders. In addition, equity awards help attract and retain top-performing executives who fit a team-oriented and performance-driven culture. The Company’s 2023 equity grant structure is described below. The Committee determined to remove stock options as an element of the NEOs’ 2023 equity grant program, although the Committee may award options from time to time as it deems appropriate.

Restricted Stock Units. The Committee grants 50% of each NEO’s annual long-term incentive award value in the form of time-based restricted stock units (“RSUs”). Subject to the executive’s continued employment with the Company, the RSUs generally vest on the third anniversary of the date they are granted and, upon vesting, are paid in shares of Alaska Air Group common stock. The RSUs provide a long-term retention incentive through the vesting period that requires continued service to the Company. The RSUs are also designed to further link executives’ interests with those of Alaska Air Group’s shareholders, as the value of the RSUs is based on the value of Alaska Air Group common stock. The Company does not issue dividend equivalents on unvested RSUs.

Performance Stock Units. The Committee also grants 50% of each NEO’s annual long-term incentive award value in the form of performance-based stock units (“PSUs”). The PSUs vest only if the Company achieves performance goals established by the Committee for the three-year performance period covered by the award. PSUs also provide a retention incentive as vesting is generally contingent on continued employment through the performance period (although all or a portion of the award may remain eligible to vest if the executive’s employment terminates in certain circumstances). Like RSUs, the PSUs help align the executives’ interests with those of shareholders as their value depends on the value of Alaska Air Group common stock. The Company does not issue dividend equivalents on unvested PSUs.

PSUs Granted in 2023. For the PSU awards granted to the NEOs in May 2023 with a January 1, 2023 through December 31, 2025 performance period, the vesting of 80% of the target number of stock units subject to the award will be determined in accordance with the chart below based on the Company’s TSR rank versus the following peer group of airlines: Air Canada, American Airlines, Delta Air Lines, Hawaiian Airlines, JetBlue Airways, SkyWest, Inc., Southwest Airlines, Spirit Airlines, Inc., and United Airlines. The vesting of 20% of the target number of stock units subject to the award will be determined based on achieving racial equity goals at the leadership level.

The Committee believes measuring TSR on a relative basis rather than on an absolute basis provides a more relevant reflection of the Company’s performance by mitigating the impact of various macro-economic factors and rising fuel costs, that tend to affect the entire industry. The Committee believes that advancing diversity and inclusion are critical to the long-term success of the Company and therefore introduced the achievement of diversity and inclusion goals at the senior leadership level (i.e., among executives and lower level employees who supervise others) into the long-term executive compensation plan (which we refer to as “D&I Metric” in the table below) in 2021.

The percentage of the PSUs that vest ranges from 0% to 200% of the target number of units subject to the award, depending on the results of the Company’s goals for the performance period. The Committee retains discretion to reduce vesting percentages.

2023 Performance Stock Unit Award Metrics (2023-2025 Performance Period)

Airline Peer Group		Representation Metric (1)
TSR Rank Among the Airline Peer Group	Percentage of Peer Group Stock Units that Vest	BIPOC Representation Metrics on 12/23/2024	Percentage of D&I Stock Units that Vest
1st or 2nd	200%	30% and above	200%
3rd	170%	23%	100%
4th	140%	21%	50%
5th	120%	Below 21%	0%
6th	90%
7th	65%
8th	45%
9th	20%
10th	0%

(1)
Payout percentages will be linearly interpolated for performance between the levels identified above.

PSUs Granted Before 2023. In February 2020, the Committee approved grants of PSUs to the NEOs for the January 1, 2020 through December 31, 2022 performance period. In February 2023, the Committee approved a payout of these PSUs at a rate of 50%. Such performance stock awards were based 25% on the Company’s TSR performance relative to the following airline peer group: Air Canada, American Airlines Group, Delta Air Lines, Hawaiian Holdings, JetBlue Airways, SkyWest, Southwest Airlines, Spirit Airlines, and United Continental Holdings. The Company’s TSR performance ranked 2nd among these 9 peers, resulting in a 200% payout for that metric. The PSU awards granted in 2020 were also based 75% on achievement of the Company’s ROIC goals set by the Committee (maximum payout if ROIC was 15% or above, target payout for ROIC of 11%, and threshold payout for ROIC of 8%). The Company’s average ROIC during the 2019-2021 performance period was severely impacted by the results of the COVID-19 pandemic which resulted in a 0% payout for that metric. Accordingly, these awards vested as to 50% of the target number of PSUs subject to the award

The Committee also granted PSUs in 2021 and 2022 with three-year performance periods beginning in January of each respective year.

The PSU awards granted in 2021 are scheduled to vest at the end of the January 1, 2021 through December 31, 2023 performance period and are based 80% on the Company’s TSR performance relative to the same airline peer group that was used for the 2020 awards and 20% on the Company’s progress towards advancing BIPOC representation at the senior leadership level.

The PSU awards granted in 2022 are scheduled to vest at the end of the January 1, 2022 through December 31, 2024 performance period and are based 80% on the Company’s TSR performance relative to the same airline peer group that was used for the 2020 awards and 20% on the Company’s progress towards advancing BIPOC representation at the senior leadership level.

Equity Award Guidelines. The Committee considers and generally follows equity grant guidelines that are based on the target total direct compensation levels and pay mix for each NEO described above. Target equity grant date values, when combined with the base salary and annual target incentive opportunity described above, are designed to achieve target total direct compensation for the NEOs at or about the 50th percentile of the peer group data for executives in comparable positions. The Committee may adjust target equity grant date values to the NEOs based on the Committee’s general assessment of:

•
the individual’s contribution to the success of the Company’s financial performance;
•
internal pay equity;

•
the individual’s performance of job responsibilities; and
•
the accounting impact to the Company and potential dilution effects of the grant.

The Committee believes that RSUs and PSUs each provide incentives that are important to the Company’s executive compensation program as a whole. Therefore, the Committee generally awards a mix of these instruments to the NEOs when approving annual equity awards.

2023 Annual Equity Awards. For 2023, the target equity grant date value and mix of the long-term incentive awards granted to the NEOs are shown in the table below.

Annual Equity Award Value and Mix

Name	Total Target Equity Value	Restricted Stock Units	Performance Stock Units
Ben Minicucci	$3,795,488	50%	50%
Shane Tackett	$1,750,000	50%	50%
Andrew Harrison	$1,650,000	50%	50%
Kyle Levine	$750,000	50%	50%
Constance von Muehlen	$1,275,000	50%	50%

2023 Annual Equity Award Target Values. The v4alues in the table below represents the target dollar value of annual PSU and RSU awards granted in 2023 identified in the table above. The Company converts the target value allocated to each type of award into a number of shares to be subject to the award by dividing the dollar value by an average 30-day trailing closing stock price. The actual grant date fair value of each award as determined for accounting purposes (which are disclosed in the executive compensation tables below) will vary from our target award values due to required accounting methodologies. For more information on these awards, see the 2023 Grants of Plan-Based Awards table below.

Annual Equity Target Values

Name	RSUs (50% of Total Grant)	PSUs (50% of Total Grant)	Total Target Equity Value
Ben Minicucci	$1,897,744	$1,897,744	$3,795,488
Shane Tackett	$875,000	$875,000	$1,750,000
Andrew Harrison	$825,000	$825,000	$1,650,000
Kyle Levine	$375,000	$375,000	$750,000
Constance von Muehlen	$637,500	$637,500	$1,275,000

Promotion and Market Adjustment Grants. In addition to the annual equity grant program described above, the Committee occasionally makes equity awards at such times and on such terms as it considers appropriate to help achieve the goals of the Company’s executive compensation program. As described above, the compensation of the NEOs and other executives was capped by the CARES Act at their 2019 total compensation levels during the period from March 2020 to April 2023, even as to executives who were promoted to more responsible roles during (or shortly before) that period. To comply with these restrictions, the Committee adopted a give-and-take approach whereby it approved compensation (including equity awards) the executive would have received had the CARES Act restrictions not been in place, and then clawed back any compensation (generally unvested equity awards) that exceeded the executive’s 2019 cap.

On May 2, 2023, following the expiration of the CARES Act restriction period, the Committee approved awards of RSUs, PSUs and, in certain cases stock options (the "Promotion and Market Adjustment" Grants) to the Company's NEOs and other executives. These Promotion and Market Adjustment Grants are essentially re-grants of the equity awards that were approved and then clawed back during the restricted period. In deciding to make these grants, the Committee consulted with its independent compensation advisor and sought input from many of our top institutional shareholders and determined it would be appropriate to make these grants as the NEOs’ pay had been frozen at 2019 levels for three years without being adjusted to market pay levels or to reflect promotions to more responsible positions after 2019.

The Committee also deemed it appropriate to grant the Promotion and Market Adjustment Grants under the same terms as would have applied to the corresponding equity grants made in 2020-2022 that were clawed back or, in the case of promotions, the terms that would have applied had the grant been made at the time of the promotion. Accordingly, the performance metrics applicable to the 2021-2023 performance period PSUs were the same as for the PSUs first awarded in 2021 and discussed in the 2022 proxy statement, and the performance metrics applicable to the 2022-2024 performance period PSUs were the same as for the PSUs first awarded in 2022 and discussed in the 2023 proxy statement. The total number of units granted is detailed in the Grants of Plan-Based Awards and reconciles to the table on pg. 43 that outlines the equity awards that were clawed back during the CARES Act restriction period.

Upon review of market data presented by the independent compensation advisor and in keeping with the Committee’s philosophy of compensating NEOs at or around 50% of the median for total target compensation, on November 2, 2023, the Committee approved a grant of RSUs to Mr. Levine with a grant value of $500,000, vesting ratably on the first three anniversaries of the grant date.

Perquisites and Personal Benefits

In 2023, we provided our NEOs with limited perquisites as described in note (5) to the Summary Compensation Table below, including travel privileges unique to the airline industry. By providing positive-space travel and Mileage Plan miles to the NEOs, we are able to deliver a highly valued benefit at a low cost to the Company. In addition, we believe that this benefit provides the opportunity for the NEOs to connect with the Company’s front-line employees

Retirement Benefits/Deferred Compensation

The Company provides retirement benefits to the NEOs under the terms of qualified and non-qualified defined-benefit and defined-contribution retirement plans. All eligible employees, including the NEOs, participate in the Company’s 401(k) plan. One NEO participates in the Retirement Plan for Salaried Employees (the Salaried Retirement Plan), a tax-qualified defined benefit plan which was frozen on January 1, 2014 at its then-current benefit levels. The benefits that would otherwise be provided to participants under the Salaried Retirement Plan are required to be limited under the Internal Revenue Code.

In light of the freeze on the Company’s Salaried Retirement Plan effective January 1, 2014, all NEOs participate in the Company’s Defined Contribution Officers Supplementary Retirement Plan (DC Supplementary Retirement Plan), which is a nonqualified defined contribution plan.

The NEOs are also permitted to elect to defer up to 100% of their annual Performance-Based Pay payments under the Company’s Nonqualified Deferred Compensation Plan. The Company believes that providing deferred compensation opportunities is a cost-effective way to permit executives to receive the tax benefits associated with delaying the income tax event on the compensation deferred. The interest earned on this deferred compensation is similar to what an ordinary investor could earn in the market.

Please see the tables under Pension and Other Retirement Plans and 2023 Nonqualified Deferred Compensation and the information following the tables for a description of these plans.

Stock Ownership Policy

The Committee believes that requiring significant stock ownership by executives further aligns their interests with those of shareholders. Within five years of election or promotion to a position with a greater holding requirement, each executive officer is expected to beneficially own a number of shares of the Company’s common stock with a fair market value equal to or in excess of a specified multiple of the individual’s base salary as follows:

•
five times base salary for the CEO;
•
three times base salary for the executive vice presidents; and;
•
one and a half times base salary for the senior vice presidents.

Executives are required to retain 50% of any shares of common stock acquired in connection with the vesting of RSUs and PSUs until the holding requirement is reached. Unexercised stock options, unvested RSUs and unvested PSUs do not count toward satisfaction of the ownership requirements.

Recoupment of Certain Compensation Payments

In accordance with SEC and NYSE requirements, the Board has adopted a compensation recovery policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to an executive officer based on the Company’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results. The policy also provides that in the event of such a restatement, the Committee may, in its discretion, seek recovery of incentive awards or payments made to other employees who are not current or former executive officers.

In addition, the policy provides that the Committee may, in its discretion, direct the Company to seek recovery of payments or awards, or to effect forfeiture of unpaid or unvested payments or awards, if within three years of the payment or award, the Company concludes based on credible evidence that a current or former executive officer or other employee committed a legal or compliance violation in connection with his or her employment (except in the case of a current or former executive officer, for whom a legal or compliance violation may be a basis for recovery under the policy if the violation causes reputational harm to the Company, even if the violation is not connected to employment duties), including but not limited to sexual misconduct, a substance abuse offense, a violation of the Company’s policies, Code of Conduct and Ethics, System Regulations, or a violation of non-competition, non-solicitation, non-disparagement or confidentiality covenants.

Agreements Regarding Change in Control and Termination

The Company has change-in-control agreements with the NEOs that provide for severance benefits if the executive’s employment terminates under certain circumstances in connection with a change in control.

The Company has entered into change-in-control agreements with these executives because it believes that the occurrence, or potential occurrence, of a change-in-control transaction would create uncertainty and disruption during a critical time for the Company. The payment of cash severance benefits under the agreements is triggered if two conditions are met: (1) actual or constructive termination of employment and (2) the consummation of a change-in-control transaction. The Committee believes that the NEOs should be entitled to receive cash severance benefits only if both conditions are met. Once the change-in-control event occurs, the NEO’s severance and other benefits payable under the contract begin to diminish with time so long as the executive’s employment continues, until ultimate expiration of the agreement 36 months later for Mr. Minicucci and the executive vice presidents and 24 months later for Mr. Levine. None of the Company’s change-in-control agreements provide for reimbursement of excise taxes.

Executive Officer Severance Policy

On February 13, 2023, the Committee implemented a policy requiring the Company to obtain shareholder ratification of any new or renewed severance arrangement (aside from one arising from our dual-trigger change in control agreement terms) with an executive officer if the value of cash payments, perquisites and any equity acceleration (calculated pursuant to Section 280G of the U.S. Internal Revenue Code), exceeds 2.99 times the sum of the executive officer’s base salary plus the average value of earned short-term incentive pay plan bonuses measured over the prior three years.

Policy with Respect to Section 162(m)

Federal income tax law generally prohibits a publicly held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017, that were based upon attaining pre-established performance measures that were set by a company’s compensation committee under a plan approved by the company’s shareholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. As one of the factors in its consideration of compensation matters, the Committee notes this deductibility limitation. However, the Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its shareholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

Compensation and Leadership Development Committee Report

The Committee has certain duties and powers as described in its charter. The Committee is currently composed of four non-employee directors who are named at the end of this report, each of whom the Board has determined is independent as defined by NYSE listing standards.

The Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis section be incorporated by reference in the Company’s 2023 Annual Report on Form 10-K filed with the SEC and the Company’s 2024 Proxy Statement. (1)

Compensation and Leadership Development Committee of the Board of Directors

Raymond L. Conner, Chair

Kathleen T. Hogan, Member

Adrienne R. Lofton, Member

Helvi Sandvik, Member

(1)
SEC filings sometimes incorporate information by reference. This means the Company is referring you to information that has previously been filed with the SEC and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Exchange Act.

Compensation and Leadership Development Committee Interlocks

and Insider Participation

Mr. Conner, Ms. Hogan, Ms. Lofton, Mr. Jessie Knight, Jr. (who served on the Committee until his retirement in May 2023), Ms. Sandvik and Mr. Thompson were members of the Compensation and Leadership Development Committee during some or all of 2023. No director who served on the Committee during 2023 is or has been an executive officer or employee of the Company or has had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. During 2023, none of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity where the entity’s executive officers also served as a director or member of the Company’s Compensation and Leadership Development Committee.

2023 Summary Compensation Table

The following table presents information regarding compensation for services rendered during 2023 for the CEO, the CFO, and the three other most highly compensated executive officers. These individuals are referred to as the NEOs in this Proxy Statement. As described in the CD&A above, in order to comply with CARES Act restrictions on executive compensation, the Company clawed back equity awards in 2020, 2021 and 2022 that had been granted to the NEOs and other impacted executives.

The total compensation reflected in the table includes the grant date fair value of equity awards that were made during the CARES Act restricted period and subsequently clawed back to comply with the CARES Act. In addition, the table includes the equity grants issued in 2023 to replace the clawed-back grants as described in more detail above. Thus, these grants have been reported twice in the Company’s Summary Compensation Table, with the clawed back grants made in 2021 and 2022 included in the table below (and the clawed back grants made in 2020 shown in the proxy statement filed in prior years) and the make-up grants issued in 2023 also being included below). The grants to the NEOs shown in the table below that were clawed back were as follows:

•
Mr. Minicucci had roughly $3.354 million and $1.9 million in equity awards clawed back in 2022 and 2021 respectively;
•
Mr. Tackett had roughly $1.7 million and $1.05 million in equity awards clawed back in 2022 and 2021 respectively;
•
Mr. Harrison had roughly $1.1 million and $470k in equity awards clawed back in 2022 and 2021 respectively;
•
Mr. Levine had roughly $1 million and $557k in equity awards clawed back in 2022 and 2021 respectively; and
•
Ms. von Muehlen had roughly $1.8 million and $1.05 million in equity awards clawed back in 2022 and 2021 respectively.

In each case, the values of the clawed-back equity awards above are as of the grant date. For a table showing the impact these clawbacks had on the NEOs’ compensation, see page 41-42.

Name and Principal Position	Year	Salary ($)	Stock Awards (1)(2) ($)	Option Awards (1) ($)	Non- Equity Incentive Plan Compen- sation (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($)	All Other Compen- sation (5) ($)	Total ($)
Ben Minicucci	2023	637,692	7,969,932	—	1,224,388	94,596	386,446	10,313,054
CEO	2022	600,769	3,044,242	842,151	1,803,021	—	197,798	6,487,981
Alaska Air Group	2021	572,269	2,685,881	832,659	892,090	—	147,263	5,130,162
Shane Tackett	2023	552,462	4,011,210	—	672,243	91,725	297,066	5,624,706
EVP Finance & CFO	2022	527,654	1,498,951	414,608	1,003,255	—	166,427	3,610,895
Alaska Air Group	2021	503,846	1,475,412	406,195	534,358	—	123,890	3,043,701
Andrew Harrison	2023	530,923	2,915,973	—	646,073	100,332	379,649	4,572,950
EVP & CCO	2022	507,308	1,498,951	414,608	964,598	—	187,451	3,572,916
Alaska Airlines	2021	485,385	1,475,412	406,195	514,821	—	122,275	3,004,088
Kyle Levine (6)	2023	494,292	2,350,784	102,803	475,125	19,687	211,946	3,654,637
SVP General Counsel & CCEO
Alaska Air Group
Constance von Muehlen	2023	438,908	2,993,735	404,923	534,270	32,823	173,348	4,578,007
EVP & COO	2022	417,446	1,170,553	323,832	793,861	—	88,520	2,794,212
Alaska Airlines	2021	373,077	892,914	288,146	375,860	34,943	51,973	2,016,913

(1)
The amounts reported in the Stock Awards and Option Awards columns of the Summary Compensation Table above reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements (disregarding any estimate of forfeitures related to service-based vesting conditions). Options granted in 2023 to Mr. Levine and Ms. von Muehlen are part of the stock awards granted to NEOs in 2023 described in more detail beginning on page 56 above and the 2023 Grant of Plan Based Awards section beginning on page 64. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of stock awards and option awards contained in Note 13 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2023 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference. For more information about the stock awards and option awards granted in 2023 to the NEOs, please see the discussion under 2023 Grants of Plan-Based Awards below.
(2)
The amounts reported in Stock Awards column of the table above also include the grant date fair value of performance-based stock unit awards granted in 2021, 2022 and 2023 to the NEOs based on the probable outcome (determined as of the grant date) of the TSR performance-based conditions applicable to the awards. A Monte Carlo simulation is used to determine the probable outcome of the performance-based conditions applicable to the performance stock awards. The 2021, 2022 and 2023 awards also included a diversity and inclusion metric which was recorded and reported at target fair value on the day of grant. The following table presents the aggregate grant date fair value of these performance-based awards included in the Stock Awards column for 2021, 2022 and 2023 and the aggregate grant date value of these awards assuming that the highest level of performance conditions will be achieved.

	2021 Performance Awards		2022 Performance Awards		2023 Performance Awards
	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)
Name	($)	($)	($)	($)	($)	($)
Ben Minicucci	1,861,136	2,795,779	2,207,752	3,345,958	1,975,935	3,296,489
Shane Tackett	1,071,854	1,615,345	1,087,073	1,647,514	911,271	1,520,291
Andrew Harrison	1,071,854	1,615,345	1,087,073	1,647,514	858,795	1,432,744
Kyle Levine (7)	—	—	—	—	390,545	651,553
Constance von Muehlen	607,310	1,141,026	848,911	1,286,566	664,027	1,107,809

(3)
The Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above includes compensation awarded under the Performance-Based Pay Plan and Operational Performance Rewards Plan, each as further described in the Compensation Discussion and Analysis.
(4)
The amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table above reflects the year-over-year change in present value of accumulated benefits determined as of December 31 of each year for the Salaried Retirement Plan and the Supplementary Retirement Plan, both defined benefit plans. The number included in this column is an estimate of the current value of future payments under these plans and does not represent value received in the year presented. For the NEOs, company contributions to the DC Supplementary Retirement Plan in lieu of the defined-benefit plan are reported in the All Other Compensation column and detailed in the table in Footnote (5) below. Mr. Tackett’s pension benefits in the Salaried Retirement Plan were “hard frozen” effective January 1, 2014. This means that the benefit payments due upon his retirement were fixed based on his years of service and earnings as of that date. This amount also includes any above-market earnings NEOs received on their accounts under the non-qualified deferred compensation plans.
(5)
The following table presents detailed information on the types and amounts of compensation reported for the NEOs in the “All Other Compensation” column of the Summary Compensation Table.

			Life Insurance			Travel
Name	Company Contribution to 401(k) Account ($)	Company Contribution to DC-OSRP Account ($)	Additional 'Life Insurance Premium ($)	Taxes Paid on Additional Life Insurance Premium ($)	Life Insurance Premium Over $50K ($)	Travel Benefits(a) ($)	Reimbursement of Taxes Paid on Travel Benefits ($)	Reimbursement of Tax Paid on Business Travel Income(b) ($)	Financial Planning ($)	Other(c) ($)	Total “All Other Compensation” ($)
Ben Minicucci	24,750	255,850	155	101	6,192	40,654	26,376	28,013	—	4,355	386,446
Shane Tackett	40,950	153,425	231	150	2,160	49,737	32,269	15,789	—	2,355	297,066
Andrew Harrison	24,750	147,153	250	162	3,312	109,998	71,663	17,916	1,090	3,355	379,649
Kyle Levine	24,750	59,181	261	169	3,312	68,787	44,629	-	9,502	1,355	211,946
Constance von Muehlen	24,750	67,654	329	213	6,192	32,400	21,021	11,920	4,252	4,355	173,348

(a) Includes personal travel amounts which are based on actual ticket fares at time of purchase with a slight discount for the refundable convenience and the value of Mileage Plan Miles that are annually granted to executives.

(b) Amount of income tax paid to the State of California for time spent working in California including any grossed up values.

(c) Includes the Company’s cost of providing a Company lounge membership and the above-market amount paid for accidental death and dismemberment insurance premiums, and any company match on charitable contributions, and an annual physical, if applicable.

(7)
Mr. Levine was not an NEO prior to 2023; therefore, only his 2023 compensation is included in the table.

2023 Grants of Plan-Based Awards

The following table presents information regarding the incentive awards granted to the NEOs in 2023. Please see the PBP Short-Term Incentive Pay Plan section in the CD&A for a description of the material terms of the non-equity incentive plan awards reported and the Long-Term Equity-Based Incentive Compensation section in the CD&A for a description of the material terms of the equity-based awards reported. Each of the equity-based awards reported below was granted under the Company’s 2016 Performance Incentive Plan (2016 Plan).

		Estimated Further Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: (2)	All Other Option Awards:
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1) ($)
Ben Minicucci
RSUs Promotion and Market Adjustment Award	5/2/2023							12,580			545,595
RSUs Promotion and Market Adjustment Award	5/2/2023							6,635			287,760
RSUs Annual Award	5/4/2023							39,160			1,648,244
PSUs Promotion and Market Adjustment Award	5/2/2023				6,667	25,160	50,320				1,642,143
PSUs Promotion and Market Adjustment Award	5/2/2023				8,008	30,220	60,440				1,870,255
PSUs Annual Award	5/4/2023				10,377	39,160	78,320				1,975,935
PBP Plan		487,500	975,000	1,950,000
Shane Tackett
RSUs Promotion and Market Adjustment Award	5/2/2023							7,240			313,999
RSUs Promotion and Market Adjustment Award	5/2/2023							3,670			159,168
RSUs Annual Award	5/4/2023							18,060			760,145
PSUs Promotion and Market Adjustment Award	5/2/2023				3,840	14,490	28,980				945,733
PSUs Promotion and Market Adjustment Award	5/2/2023				3,943	14,880	29,760				920,893
PSUs Annual Award	5/4/2023				4,786	18,060	36,120				911,271
PBP Plan		266,000	532,000	1,064,000
Andrew Harrison
RSUs Promotion and Market Adjustment Award	5/2/2023							7,240			313,999
RSUs Annual Award	5/4/2023							17,020			716,372
PSUs Promotion and Market Adjustment Award	5/2/2023				3,840	14,490	28,980				945,733
PSUs Promotion and Market Adjustment Award	5/2/2023				347	1,310	2,620				81,073
PSUs Annual Award	5/4/2023				4,510	17,020	34,040				858,795
PBP Plan		255,550	511,100	1,022,200
Kyle Levine
Stock Options Promotion and Market Adjustment Award	5/2/2023								1,794	55.74	31,088
Stock Options Promotion and Market Adjustment Award	5/2/2023								3,651	55.74	63,268
Stock Options Promotion and Market Adjustment Award	5/2/2023								485	55.36	8,447
RSUs Promotion and Market Adjustment Award	5/2/2023							2,060			89,342
RSUs Promotion and Market Adjustment Award	5/2/2023							2,900			125,773
RSUs Promotion and Market Adjustment Award	5/2/2023							3,250			140,953
RSUs Annual Award	5/4/2023							7,740			325,777
RSUs Promotion and Market Adjustment Award	11/2/2023							14,570			467,988
PSUs Promotion and Market Adjustment Award	5/2/2023				224	845	1,690				29,613
PSUs Promotion and Market Adjustment Award	5/2/2023				1,534	5,790	11,580				377,902
PSUs Promotion and Market Adjustment Award	5/2/2023				1,725	6,510	13,020				402,891
PSUs Annual Award	5/4/2023				2,051	7,740	15,480				390,545
PBP Plan		196,875	393,750	787,500
Constance von Muehlen

Stock Options Promotion and Market Adjustment Award	5/2/2023								1,351	64.55	20,926
Stock Options Promotion and Market Adjustment Award	5/2/2023								1,234	64.55	19,114
Stock Options Promotion and Market Adjustment Award	5/2/2023								1,676	69.49	24,442
Stock Options Promotion and Market Adjustment Award	5/2/2023								6,900	69.49	100,627
Stock Options Promotion and Market Adjustment Award	5/2/2023								1,807	55.36	31,470
Stock Options Promotion and Market Adjustment Award	5/2/2023								11,963	55.36	208,344
RSUs Promotion and Market Adjustment Award	5/2/2023							1,190			51,610
RSUs Promotion and Market Adjustment Award	5/2/2023							4,110			178,251
RSUs Promotion and Market Adjustment Award	5/2/2023							5,810			251,980
RSUs Annual Award	5/4/2023							13,160			553,904
PSUs Promotion and Market Adjustment Award	5/2/2023				295	1,112	2,224				38,974
PSUs Promotion and Market Adjustment Award	5/2/2023				2,176	8,210	16,420				535,850
PSUs Promotion and Market Adjustment Award	5/2/2023				3,079	11,620	23,240				719,139
PSUs Annual Award	5/4/2023				3,487	13,160	26,320				664,027
PBP Plan		211,375	422,750	845,500

Key: RSUs – Restricted Stock Units; PSUs – Performance Stock Units; PBP – Performance-Based Pay Plan

(1)
The amounts reported in this column reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements and may not be representative of the value eventually realized by the executive. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see the discussion of stock awards and option awards contained in Note 13 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2023 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.
(2)
PSUs and RSUs granted in 2021 and 2022 to NEOs were subject to clawback in connection with CARES Act restrictions. Grants of PSUs, RSUs and Options were granted. See the CARES Act section above for additional information.

Outstanding Equity Awards at 2023 Fiscal Year End

The following table presents information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2023, including the vesting dates for the portions of these awards that had not vested as of that date.

	Stock Options						Stock Awards
Name	Award Date	Number of Securities Underlying Unexer- cised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (1) ($)
Ben Minicucci
	5/12/2014	2,230	0		48.945	5/12/2024
	2/10/2015	9,861	0		65.370	2/10/2025
	2/9/2016	12,000	0		65.630	2/9/2026
	2/14/2017	10,130	0		96.300	2/14/2027
	2/13/2018	24,230	0		66.890	2/13/2028
	10/2/2018	680	0		66.260	10/2/2028
	2/14/2019	28,690	0		66.570	2/14/2029
	2/11/2020	24,382	8,128	(2)	64.550	2/11/2030
	11/5/2020	12,700	0		39.180	11/5/2030
	11/5/2020	30,486	20,324	(3)	39.180	11/5/2030	7,884	(3)	308,028
	2/25/2021	15,570	15,570	(4)	65.560	2/25/2031
	2/7/2022	8,952	26,858	(5)	55.360	2/7/2032	8,475	(5)	331,118
	5/2/2023						19,215	(6)	750,730	30,220	(10)	1,180,695
	5/4/2023						39,160	(7)	1,529,981	39,160	(10)	1,529,981
Shane Tackett
	2/10/2015	925	0		65.370	2/10/2025
	2/9/2016	1,750	0		65.630	2/9/2026
	2/14/2017	1,860	0		96.300	2/14/2027
	8/3/2017	780	0		84.990	8/3/2027
	2/13/2018	7,740	0		66.890	2/13/2028
	9/10/2018	3,770	0		68.150	9/10/2028
	2/14/2019	15,180	0		66.570	2/14/2029
	2/11/2020	17,062	5,688	(2)	64.550	2/11/2030
	11/5/2020	8,470	0		39.180	11/5/2030
	2/9/2021	9,075	9,075	(8)	55.740	2/9/2031
	2/7/2022	4,407	13,223	(5)	55.360	2/7/2032	3,770	(5)	147,294
	5/2/2023
	5/2/2023						10,910	(6)	426,254	14,880	(10)	581,362
	5/4/2023						18,060	(7)	705,604	18,060	(10)	705,604

	Stock Options						Stock Awards
Name	Award Date	Number of Securities Underlying Unexer- cised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (1) ($)

Andrew Harrison
	2/11/2014	840	0		38.755	2/11/2024
	5/12/2014	1,500	0		48.945	5/12/2024
	2/10/2015	3,145	0		65.370	2/10/2025
	2/9/2016	5,483	0		65.630	2/9/2026
	2/14/2017	7,410	0		96.300	2/14/2027
	2/13/2018	17,660	0		66.890	2/13/2028
	2/14/2019	20,280	0		66.570	2/14/2029
	2/11/2020	17,062	5,688	(2)	64.550	2/11/2030
	11/5/2020	8,470	0		39.180	11/5/2030
	2/9/2021	9,075	9,075	(8)	55.740	2/9/2031
	2/7/2022	4,407	13,223	(5)	55.360	2/7/2032	7,440	(5)	290,681	13,570	(10)	530,180
	5/2/2023						7,240	(6)	282,867	1,310	(10)	51,182
	5/4/2023						17,020	(7)	664,971	17,020	(10)	664,971
Kyle Levine
	2/10/2015	1,570	0		65.370	2/10/2025
	2/9/2016	1,640	0		65.630	2/9/2026
	2/14/2017	1,750	0		96.300	2/14/2027
	2/13/2018	4,130	0		66.890	2/13/2028
	2/14/2019	4,700	0		66.570	2/14/2029
	2/11/2020	5,550	1,850	(2)	64.550	2/11/2030
	11/5/2020	2,540	0		39.180	11/5/2030
	2/9/2021	1,815	0		55.740	2/9/2031
	2/7/2022	1,927	5,298	(5)	55.360	2/7/2032
	5/2/2023	1,815	3,630	(6)	55.740	5/2/2033	6,150	(6)	240,281	6,510	(10)	254,346
	5/2/2023		485	(6)	55.360	5/2/2033
	5/4/2023						7,740	(7)	302,402	7,740	(10)	302,402
	11/2/2023						14,570	(9)	569,250
Constance von Muehlen
	2/13/2018	3,930	0		66.890	2/13/2028
	1/21/2019	90	0		64.860	1/21/2029
	2/14/2019	5,690	0		66.570	2/14/2029
	2/11/2020	2,585	0		64.550	2/11/2030
	11/5/2020	2,540	0		39.180	11/5/2030
	4/3/2021	1,484	0		69.490	4/3/2031
	5/2/2023	1,292	1,293	(6)	64.550	5/2/2033	9,920	(6)	387,574	11,620	(10)	453,993
	5/2/2023	3,546	5,030	(6)	69.490	5/2/2033
	5/2/2023	3,442	10,328	(6)	55.360	5/2/2033
	5/4/2023						13,160	(7)	514,161	13,160	(10)	514,161

(1)
The dollar amounts shown in these columns are determined by multiplying the number of restricted stock or performance stock units, respectively, by $39.07 (the closing price of Alaska Air Group stock on 12/29/23, the last trading day of the year).
(2)
The unvested options under the 2/11/20 grant are scheduled to fully vest on 2/11/24.
(3)
The unvested options which were awarded to Mr. Minicucci on 11/5/20 are scheduled to vest as follows: 10,162 on 11/5/24 and 10,162 on 11/5/25. The RSUs which were awarded to Mr. Minicucci on 11/5/20 are scheduled to become fully vested as follows: 3,942 on 11/5/24 and 3,942 on 11/5/25.
(4)
The unvested options awarded to Mr. Minicucci on 2/25/21 are scheduled to vest as follows: 7,785 on 2/25/24 and 7,785 on 2/25/25.
(5)
The RSUs awarded on 2/7/22 are scheduled to fully vest on 2/7/25. The unvested options under the 2/7/22 grant are scheduled to vest as follows: Mr. Minicucci – 8,953 on 2/7/24 on 8,952 on 2/7/25 and 8,953 on 2/7/26; Mr. Tackett – 4,408 on 2/7/24; 4,407 on 2/7/25; and 4,408 on 2/7/26; Mr. Harrison – 4,408 on 2/7/24; 4,407 on 2/7/25; and 4,408 on 2/7/26; and Mr. Levine – 1,928 on 2/7/24 and 1,564 on 2/7/25 and 1,806 on 2/7/26.
(6)
The unvested options under the 5/2/2023 grants are scheduled to vest as follows: Mr. Levine - 1,815 at $55.74 per share on 2/9/24, 1,794 at $55.74 per share on 2/9/2025, 21 at $55.74 per share on 2/9/2025, 363 at $55.36 per share on 2/7/2025 and 122 at $55.36 per share on 2/7/2026; Ms. von Muehlen - 1,293 at $64.55 per share on 2/11/24, 2,515 at $69.49 per share on 4/3/24 and 2,515 at $69.49 per share on 4/3/25, 3,443 at $55.36 per share on 2/7/24, 3,442 at $55.36 per share on 2/7/25, 3,443 at $55.36 per share on 2/7/26,. The RSUs awarded on 5/2/23 are scheduled to fully vest as follows: Mr. Minicucci - 12,580 on 2/25/24 and 6,635 on 2/7/2025; Mr. Tackett - 7,240 on 2/9/2024 and 3,670 on 2/7/25; Mr. Harrison - 7,240 on 2/9/24; Mr. Levine - 2,900 on 2/9/24 and 3,250 on 2/7/25; and Ms. von Muehlen - 4,110 on 4/3/24 and 5,810 on 2/7/25.

(7)
The RSUs awarded on 5/4/23 are scheduled to fully vest on 5/4/26.
(8)
The unvested options awarded to Mr. Tackett and Mr. Harrison on 2/9/2021 are scheduled to vest as follows: 4,537 on 2/9/2024 and 4,538 on 2/9/2025.
(9)
The RSUs awarded on 11/2/23 to Mr. Levine are scheduled to fully vest as follows 4,856 on 11/2/24; 4,857 on 11/2/25; and 4,857 on 11/2/26.
(10)
The PSUs reported in this column are eligible to vest based on the Company’s performance over three-year periods as described in the Compensation Discussion and Analysis above. In each case ,the PSUs are reported in the table assuming performance at the target level. The PSUs granted on 2/7/22 are eligible to vest based on the goals set for a three-year performance period ending 12/31/24; The PSUs granted on 5/2/23 are eligible to vest based on the goals set for a three-year performance period ending on 12/31/2024. The PSUs granted on 5/4/2023 are eligible to vest based on the goals set for a three-year performance period ending 12/31/25.

2023 Option Exercises and Stock Vested

The following table presents information regarding the exercise of stock options by the NEOs during 2023 and the vesting during 2023 of other stock awards previously granted to the NEOs.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Ben Minicucci	—	—	42,008	1,709,294
Shane Tackett	—	—	24,235	1,016,228
Andrew Harrison	—	—	24,235	1,016,228
Kyle Levine	—	—	8,907	356,875
Constance von Muehlen	—	—	9,284	357,102

(1)
The amounts shown in Value Realized on Exercise column above for option awards are determined by multiplying the number of exercised shares by the difference between the per-share closing price of the Company’s common stock on the date of exercise and the exercise price of the options. The amounts shown in Value Realized Upon Vesting column above for stock awards are determined by multiplying the number of vested units by the per-share closing price of the Company’s common stock on the vesting date.

Pension and Other Retirement Plans

In light of his tenure, Mr. Tackett participates in the Alaska Air Group, Inc. Retirement Plan for Salaried Employees (the Salaried Retirement Plan) which is a qualified defined-benefit employee retirement pension plan. The following table presents information regarding the present value of accumulated benefits that may become payable to the NEOs under this plan.

Name	Plan Name	Number of Years Credited Service (1) (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Ben Minicucci	Salaried Retirement Plan	N/A	N/A	N/A
Shane Tackett	Salaried Retirement Plan	13.058	237,533	N/A
Andrew Harrison	Salaried Retirement Plan	N/A	N/A	N/A
Kyle Levine	Salaried Retirement Plan	N/A	N/A	N/A
Constance von Muehlen	Salaried Retirement Plan	N/A	N/A	N/A

(1)
The years of credited service through December 31, 2013, when the Salaried Retirement Plan was frozen, and the present value of accumulated benefits as of December 31, 2023 assume that each NEO retires at normal retirement age and that benefits are paid out in accordance with the terms of the Salaried Retirement Plan below. For a description of the material assumptions used to calculate the present value of accumulated benefits shown above, please see Note 9 (Employee Benefits Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2023 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

Salaried Retirement Plan

The Salaried Retirement Plan is a tax-qualified, defined-benefit retirement pension plan for certain salaried Alaska Airlines employees hired prior to April 1, 2003. Mr. Tackett is fully vested in his accrued benefits under the Salaried Retirement Plan. Benefits payable under the Salaried Retirement Plan are generally based on years of credited service with the Company and its affiliates and final average earnings for the five highest complete and consecutive calendar years of an employee’s last ten complete calendar years of service. The annual retirement benefit at age 62 (normal retirement age under the Salaried Retirement Plan) is equal to 2% of the employee’s final average earnings times years of credited service (limited to 40 years). Annual benefits are computed on a straight-life annuity basis beginning at normal retirement age. Benefits under the Salaried Retirement Plan are not subject to offset for Social Security benefits.

On June 20, 2011, the Board amended the Salaried Retirement Plan to provide that effective January 1, 2014, the plan would be frozen so that participants in the plans would not accrue any benefits with respect to services performed or compensation earned on or after that date.

The Internal Revenue Code limits the annual benefits that may be paid from a tax-qualified retirement plan. For 2023, this limit on annual benefits was $265,000, and in 2024 it is $275,000.

2023 Nonqualified Deferred Compensation

The following table presents information regarding the contributions to and earnings on the NEOs’ balances under the Company’s nonqualified deferred compensation plans during 2023, and also shows the total deferred amounts for the NEOs as of December 31, 2023.

The Alaska Air Group, Inc. Nonqualified Deferred Compensation Plan (NDCP) provides the NEOs and other key employees with an opportunity to elect to defer a portion of or all of their annual Performance-Based Pay payments. Participants under the nonqualified deferred compensation plan have the opportunity to elect to have earnings credited on their NDCP accounts based on the performance of several investment funds, which generally mirror the funds offered under the relevant Company 401(k) plan (“401(k) Plan”). Subject to applicable tax laws, amounts deferred under the nonqualified plan are generally distributed on termination of the participant’s employment, although participants may elect an earlier distribution date and may elect payment in a lump sum or installments. Deferrals under the plan are also reflected on the table below.

The NEOs also participate in the Defined Contribution OSRP Plan (DC OSRP), which is supplemental retirement plan portion of the NDCP. Under the DC OSRP, the Company contributes a percentage of the eligible compensation of Mr. Minicucci, Mr. Tackett, Mr. Harrison, Mr. Levine and Ms. von Muehlen, as defined in DC OSRP documents, minus the maximum legal Company contribution that the Company made, or could have made, under the 401(k) Plan.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY (1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Ben Minicucci	Nonqualified Deferred Compensation Plan	—	130,870	94,596	—	1,233,162
Shane Tackett	Nonqualified Deferred Compensation Plan	—	90,702	64,285	—	757,834
Andrew Harrison	Nonqualified Deferred Compensation Plan	—	83,797	100,332	—	1,156,308
Kyle Levine	Nonqualified Deferred Compensation Plan	—	25,788	19,687	—	190,549
Constance von Muehlen	Nonqualified Deferred Compensation Plan	—	29,229	32,823	—	326,282

(1)
The amounts in this column represent contributions by the Company to the executive’s account made during 2023. These amounts were determined with reference to the executive’s annual incentives awarded for 2022 and have previously been reported in the Summary Compensation Table as 2022 compensation for the executive, except for Mr. Levine who was not an NEO prior to 2023.

Potential Payments Upon Change in Control and Termination

The Company has entered into change-in-control agreements with Messrs. Minicucci, Tackett, Harrison Levine, and Ms. von Muehlen. Under these agreements, if a change of control occurs, a guaranteed employment period of three years would go into effect for the CEO and executive vice presidents and two years for Mr. Levine who is a senior vice president. During the employment period, these executives would be entitled to:

•
the highest monthly salary the executive received at any time during the 12-month period preceding the change in control;
•
an annual incentive payment equal to the higher of the executive’s target Performance-Based Pay Plan incentive or the average of the executive’s annual incentive payments for the three years preceding the year in which the change in control occurs; and
•
age and service credit under our qualified and non-qualified defined benefit retirement plans;
•
fringe benefits that are at least as favorable as those in which the executive was participating prior to the change in control.

If the executive’s employment is terminated by the Company or its successor without cause or by the executive for good reason during the employment period (or, in certain circumstances, if such a termination occurs prior to and in connection with a change in control), the executive would be entitled to receive:

•
compensation equal to the value of the payments and benefits identified above that the executive would have received had he or she continued to be employed for the entire employment period paid in a lump sum; and
•
certain fringe benefits, including lifetime travel benefits for the executive and eligible family members.

The amount an executive would be entitled to receive upon a qualifying termination within the employment period after the change in control would be reduced on a pro-rata basis for any time the executive was employed by the successor during the employment period.

If change in control benefits under the new agreements exceed the threshold amount that would trigger an excise tax under Section 280G of the Internal Revenue Code, the executive would receive the larger of the following amounts:

(1)
The “safe harbor amount,” which is equal to the highest level at which the excise tax would not be triggered; or
(2)
The full change in control benefits if, after receipt of the full change in control benefits and payment of the excise tax, the after-tax amount is greater than the safe harbor amount from #1.

In addition, the executive’s outstanding and unvested stock options, restricted stock units and the target number of performance stock units would become vested under the terms of our equity plans. Under the 2016 Performance Incentive Plan, awards will not vest in connection with a change in control unless a termination of employment without cause or for good reason also occurs or an acquirer does not assume outstanding awards. Finally, the executive’s unvested benefits under the Supplementary Retirement Plan would vest on a change in control whether or not the executive’s employment was terminated. The outstanding equity awards held by the executives as of December 31, 2023, are described above under the Outstanding Equity Awards at Fiscal Year End section of this Proxy Statement and each executive’s accrued benefits under our retirement plans are described above under “Pension and Other Retirement Plans.”

In the event of an involuntary termination without cause, severance benefits that may be offered to executives are outlined by the Alaska Air Group, Inc. Executive Severance Benefits Guidelines (Amended and Restated April 30, 2022) and detailed below. The benefits outlined here and reflected in the “Termination Without Cause” table below are guidelines; they do not create any rights in favor of any officer or employee, and they remain subject to the discretion of the Committee. If the value of the executive’s severance arrangements exceeds a certain level (2.99 times the sum of the executive officer’s base salary plus the average value of earned short-term incentive pay plan bonuses measured over the prior three years), the Company will seek shareholder ratification of such arrangements. Potential benefits include:

In the event of an involuntary termination not-for-cause, severance benefits that may be offered to executives are outlined by the Alaska Air Group, Inc. Executive Severance Benefits Guidelines (Amended and Restated April 30, 2022) and detailed below. The benefits outlined here and reflected in the “Termination Without Cause” table below are guidelines; they do not create any rights in favor of any officer or employee, and they remain subject to the discretion of the Committee. If the value of the severance arrangements exceeds a certain level, the Company will seek shareholder ratification of such arrangements. Potential benefits include:

•
one-time cash payment calculated as an applicable compensation multiple (2x for the CEO and 1.5x for other NEOs) times the base salary and the average value of the executive’s earned short-term incentive pay plan bonuses measured over the prior three years plus the applicable compensation multiple times employer-paid contributions in the preceding twelve months to the executive’s health insurance plans effective at time of termination;
•
travel benefits calculated as the applicable compensation multiple times the annual average of the executive’s on-line leisure travel over the prior three calendar years;
•
contracted outplacement services of a value not to exceed $25,000; and
•
any consideration offered in relation to outstanding equity awards will be based on the applicable award agreements, the circumstances of the separation, the age and tenure of the executive, and any other factors deemed relevant in the Committee’s discretion.

Calculation of Severance Benefits Under Termination Scenarios

In the tables below, we have estimated the potential cost to the Company of providing the benefits shown to each of our Named Executive Officers as if the executive’s employment had terminated due to retirement, death or disability, involuntary termination in connection with a change in control, or other termination without cause, in each case occurring on December 31, 2023. The value of accelerated vesting shown in the “Equity Acceleration” column below upon change in control assumes any performance share units pay at target. As described above, except for the equity acceleration value, the amount an executive would be entitled to receive would be reduced on a pro-rata basis for any time the executive worked during the employment period.

These calculations are estimates for proxy disclosure purposes only. Actual payments may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, and other factors.

Retirement

Name	Cash Severance ($)	Enhanced Retirement Benefit ($)	Benefit Continuation ($)	Air Travel Benefit (1) ($)	Equity Acceleration (2) ($)	Total ($)
Ben Minicucci	0	0	0	6,252	2,919,857	2,926,110
Shane Tackett	0	0	0	10,237	0	10,237
Andrew Harrison	0	0	0	27,463	0	27,463
Kyle Levine	0	0	0	16,238	0	16,238
Constance von Muehlen	0	0	0	7,207	901,736	908,943

Death or Disability

Name	Cash Severance ($)	Enhanced Retirement Benefit ($)	Benefit Continuation ($)	Air Travel Benefit (1) ($)	Equity Acceleration (3) ($)	Total ($)
Ben Minicucci	0	0	0	6,252	2,919,857	2,926,110
Shane Tackett	0	0	0	10,237	1,279,152	1,289,389
Andrew Harrison	0	0	0	27,463	1,238,519	1,265,982
Kyle Levine	0	0	0	16,238	1,111,932	1,128,170
Constance von Muehlen	0	0	0	7,207	901,736	908,943

Change in Control Termination (Double-Trigger)

Name	Cash Severance (4) ($)	Enhanced Retirement Benefit (5) ($)	Benefit Contin- uation (6) ($)	Air Travel Benefit (1) ($)	Equity Acceleration (7) ($)	Excise Tax (8) ($)	Cutback Due to Modified Cap (8) ($)	Total ($)
Ben Minicucci	5,268,990	466,860	128,018	6,252	5,630,534	0	(1,931,285)	9,569,369
Shane Tackett	3,630,118	394,956	108,872	10,237	2,566,118	(900,435)	0	5,809,866
Andrew Harrison	3,509,145	325,641	119,076	27,463	2,484,852	0	(703,622)	5,762,555
Kyle Levine	1,837,500	101,076	83,483	16,238	1,668,680	0	(287,481)	3,419,496
Constance von Muehlen	2,704,706	161,937	109,235	7,207	1,869,890	(671,871)	0	4,181,104

Termination Without Cause (Outside of Change in Control)

Name	Cash Severance (9) ($)	Enhanced Retirement Benefit ($)	Benefit Contin- uation (9) ($)	Air Travel Benefit (1) ($)	Outplacement (9) ($)	Equity Acceleration (2) ($)	Total ($)
Ben Minicucci	3,512,660	0	23,954	25,849	25,000	2,919,857	6,507,320
Shane Tackett	2,117,569	0	34,258	38,927	25,000	0	2,215,754
Andrew Harrison	2,047,001	0	34,258	103,881	25,000	0	2,210,140
Kyle Levine	1,310,459	0	10,730	63,339	25,000	0	1,409,528
Constance von Muehlen	1,577,745	0	12,518	23,192	25,000	901,736	2,540,191

(1)
Mr. Minicucci is entitled to lifetime, confirmed travel benefits upon separation in all scenarios above, by virtue of his age and officer tenure with the Company. The other NEOs are entitled to lifetime, confirmed travel benefits if they meet officer tenure and age qualifications or if they have an involuntary termination of employment following the consummation of a change in control. The NEOs may also be entitled to travel benefits in the event of severance not-for-cause which would results in funds credited to the NEO’s travel wallet in the amount of 2 times, 1.75 times and 1.5x the average value of their travel benefits over the prior three years for the CEO, Executive Vice Presidents and Senior Vice Presidents, respectively.

(2)
The following amounts represent the “in-the-money” value of unvested stock options and the face value of unvested RSUs and PSUs held by retirement eligible executives (Minicucci and von Muehlen) based on a stock price of $39.07. The value of the extended term of the options is not reflected in the table because we have assumed that the executive’s outstanding stock options would be cashed out by the acquiring company pursuant to a change in control.

(3)
The following amounts represent the “in-the-money” value of unvested stock options and the face value of unvested RSUs and PSUs based on a stock price of $39.07 that would vest if the executive’s employment terminated in the circumstances described above. The value of the extended term of the options is not reflected in the table because we have assumed that the executive’s outstanding stock options would be cashed out by the acquiring company pursuant to a change in control.

(4)
The following values represents the sum of (a) the executive’s highest rate of base salary during the preceding 12 months and (b) the higher of the executive’s target incentive or his average incentive for the three preceding years, multiplied by the number of years in the employment period.

(5)
The following amounts represent the sum of (a) the matching contribution the executive would have received under our qualified defined contribution plan had the executive continued to contribute the maximum allowable amount during the employment period, and (b) the contribution the executive would have received under our nonqualified defined contribution plan had the executive continued to participate in the plan during the employment period.

(6)
The following values represent the estimated cost of (a) 18 months of premiums under our medical, dental and vision programs, and (b) three years of continued participation in life, disability, accidental death insurance and other fringe benefit programs.
(7)
The following amounts represent the “in-the-money” value of unvested stock options and the face value of unvested RSUs and PSUs based on a stock price of $39.07 that would vest if the executive’s employment terminated in the circumstances described above. The value of the extended term of the options is not reflected in the table because we have assumed that the executive’s outstanding stock options would be cashed out by the acquiring company pursuant to a change in control. These amounts assume full acceleration of performance shares upon a change in control at the target number of shares.
(8)
As noted above, benefits under the change in control agreements may be reduced in certain circumstances to the extent they would trigger an excise tax under Section 280G of the Internal Revenue Code if such reduction results in a greater after-tax benefit for the executive. The amounts in these columns represent the estimated value of either the tax that would be imposed on the executive (“Excise Tax”) or the benefits that would have been reduced (“Cutback Due to Modified Cap”).
(9)
In the event of Termination Without Cause, Messrs. Minicucci, Tackett, Harrison, Levine, and Ms. von Muehlen may be eligible for benefits outlined by the Alaska Air Group, Inc. Executive Severance Benefits Guidelines (Amended and Restated April 30, 2022). The benefits outlined in the table are guidelines; they do not create any rights in favor of any officer or employee, and they remain subject to the discretion of the Committee.

CEO Pay Ratio

We are providing the following information about the relationship of the median annual total compensation of the Company’s employees and the annual total compensation of Mr. Minicucci, the Company’s CEO, pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K.

For 2023, the Company’s last completed fiscal year:

•
the median of the annual total compensation of all employees of the Company (other than the CEO) was $68,690; and
•
the annual total compensation of the CEO was $10,326,531 (which includes the Promotion and Market Adjustment Grant described in more detail in the CD&A section).

Based on this information, for 2023 the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 150.3 to 1. The Company believes this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As described in the CD&A above, the CEO received a Promotion and Market Adjustment Grant in 2023 to make up for equity awards that had been granted to the CEO in 2020, 2021 and 2022 and were forfeited back to the Company without vesting in order to comply with the limits on executive compensation imposed by the CARES Act. If the value of this equity grant is removed from the CEO’s 2023 compensation, the ratio of annual total compensation of the CEO to median of the annual total compensation of all employees would be 87.1 to 1. The Company believes this is a more accurate reflection of the CEO’s 2023 compensation as the value of these earlier awards that were clawed back were already reported as compensation for the CEO in each of 2020, 2021 and 2022 in our prior proxy statements (including for purposes of this CEO Pay Ratio section in each of those years).

To identify the median of the annual total compensation of all company employees for 2023, we used the following methodology, assumptions and estimates:

Selection of Determination Date. SEC rules require the Company to select a date within the last three months of the fiscal year. We selected December 31, 2023 as the date upon which the median employee would be identified.

Determination of Adjusted Employee Population. We determined that, as of December 31, 2023, the employee population for purposes of this disclosure, after taking into consideration certain adjustments permitted by SEC rules (as described below), consisted of 25,652 individuals. This population includes all employees, whether employed on a full-time, part-time, temporary or seasonal basis. However, as permitted under SEC rules, we excluded non-U.S. employees as they make up less than 5% of the Company’s total employee population. As of December 31, 2023, the Company’s subsidiaries employed 47 employees in Canada, 1 employee in the Bahamas, 1 employee in Belize, 1 employee in Costa Rica, 1 employee in Guatemala, and 115 employees in Mexico, as compared to a total global employee population of 25,818 (i.e., 25,652 U.S., 166 non-U.S.). The Company did not employ any other non-U.S. employees as of December 31, 2023.

Identification of Median Employee. To identify the median employee from the Company’s adjusted employee population outlined above, after excluding the CEO, we compared the amount of gross earnings of these employees as reflected in payroll records. We identified the median employee using this compensation measure, which was consistently applied to all employees included in the calculation. We then identified the employee whose wages fell at the midpoint of the distribution.

Calculation of Annual Total Compensation. Once the median employee was identified, all of the elements of such employee’s compensation for 2023 were combined in accordance with the requirements of Item

402(c)(2)(x) of Regulation S-K (i.e., the same rules used to determine the CEO's total compensation for 2023 as reported in the Summary Compensation Table), resulting in annual total compensation of $68,690, including the estimated value of such employee’s non-discriminatory benefits (estimated for the employee and such employee’s eligible dependents at $8,924).

The Company believes the methodology, assumptions and estimates described above to be reasonable given the specific employee population. Companies are permitted under SEC rules to exercise a degree of flexibility in determining the methodology used to comply with the requirements of this disclosure. As acknowledged by the SEC, this flexibility could reduce the comparability of disclosed pay ratios across companies. Therefore, the pay ratio may not necessarily be representative of or comparable to pay ratios disclosed by other companies in the airline industry or otherwise.

Pay vs. Performance

Pay vs. Performance Table Discussion and Analysis

In accordance with Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between the total compensation of our principal executive officer (PEO) and our other named executive officers (referred to as Non-PEO NEOs) and our financial performance for the fiscal years shown in the table. For further information on our pay-for-performance philosophy and how our executive compensation aligns with the Company’s performance, refer to the Compensation Discussion and Analysis section of this proxy statement.

Pay vs. Performance Table

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO #1(1&2)	Summary Compensation Table Total for PEO #2(1&2)	Compensation Actually Paid to PEO #1(1,3&4)	Compensation Actually Paid to PEO #2(1,3&4)	Average Summary Compensation Table Total for Non-PEO NEOs(5)	Average Compensation Actually Paid to Non-PEO NEOs(6)	Total Shareholder Return(7)	Peer Group Total Shareholder Return(8)	Net Income (millions)(9)	Company Selected Measure (Adjusted Pre-Tax Margin)(10)
2023	N/A	$10,313,054	$0	$7,007,555	$4,607,575	$3,478,775	$57.99	$61.60	$235	7.50%
2022	N/A	$6,487,981	$0	$3,004,559	$3,000,762	$1,834,114	$63.74	$48.04	$58	7.60%
2021	$873,333	$5,130,162	$1,027,753	$2,381,082	$2,442,646	$1,254,528	$77.34	$74.23	$478	-5.60%
2020	$6,077,957	N/A	$1,571,752	$0	$2,768,356	$1,278,102	$77.19	$75.55	($1,324)	-49.10%
(1)
PEOs and NEOs included in these columns reflect the following:

Year	PEO #1	PEO #2	Non-PEO NEOs
2023		Mr. Minicucci	Mr. Tackett, Mr. Harrison, Mr. Levine, Ms. von Muehlen
2022		Mr. Minicucci	Mr. Tackett, Mr. Harrison, Ms. Schneider, Ms. Von Muehlen
2021	Mr. Tilden	Mr. Minicucci	Mr. Tackett, Mr. Harrison, Ms. Schneider, Ms. von Muehlen
2020	Mr. Tilden		Mr. Minicucci, Mr. Tackett, Mr. Pedersen, Mr. Harrison, Mr. Beck

(2)
Amounts reflect the total compensation for our PEOs, as reported in the Summary Compensation Table for the applicable fiscal year.
(3)
The following table details the total equity award adjustments for each applicable year, including the amounts added (or subtracted, as applicable) for each PEO and non-PEO NEOs, as computed in accordance with Item 402(v). In general, the adjustments for equity awards provided in Item 402(v) are as follows:

•
Subtract the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year,
•
Add the fiscal year-end value of option and stock awards granted in the covered fiscal year which were outstanding and unvested at the end of the covered fiscal year,
•
Add the change in value (which may be a negative number) as of the end of the covered fiscal year as compared to the value at the end of the prior fiscal year for option and stock awards which were granted in prior fiscal years and were outstanding and unvested at the end of the covered fiscal year,
•
Add the vesting date value of option and stock awards which were granted and vested during the same covered fiscal year,
•
Add the change in value (which may be a negative number) as of the vesting date as compared to the value at the end of the prior fiscal year for option and stock awards which were granted in prior fiscal years and vested in the covered fiscal year,
•
Subtract as to any option and stock awards which were granted in prior fiscal years and were forfeited during the covered fiscal year, the value of such awards as of the end of the prior fiscal year,
•
Plus the dollar value of any dividends or other earnings paid during the covered fiscal year on outstanding and unvested awards.

•
Plus, as to any option or stock award that was materially modified during the covered fiscal year, the amount by which the value of the award as of the date of the modification exceeds the value of the original award on the modification date (none of the option or stock awards held by the named executive officers were materially modified during the fiscal years covered by the table).

In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then used to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, please see the notes to our financial statements that appear in our Annual Report on Form 10-K each fiscal year and the footnotes to the Summary Compensation Table that appears in our annual Proxy Statement.

	PEO 2: Mr. Minicucci	NEO Average
	2023	2023
Summary Compensation Table Total	$10,313,054	$4,607,575
Less: Reported Fair Value of Equity Awards (a)	$7,969,932	$3,194,857
Add: Year-End Fair Value of Equity Awards Granted in the Year (b)	$4,611,257	$1,860,697
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year(b)	$707,792	$388,908
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$(131,207)	$1,425
Add: Change in Fair Value of Outstanding and Unvested Equity Awards	$(428,813)	$(123,831)
Less: Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$0	$0
Less: Reported Change in the Actuarial Present Value of Pension Benefits (c)	$94,596	$61,142
Add: Service Cost and Prior Service Cost for Pension Benefits (d)	$0	$0
Compensation Actually Paid	$7,007,555	$3,478,775

(a)
Amounts include the grant date fair value of equity awards granted in the year. More details on clawbacks and equity awards are available in the CD&A Section.
(b)
Amounts include year-end fair value of equity awards granted in the year. More details on clawbacks and equity awards are available in the CD&A Section.
(c)
Amounts reflect the changes in the actuarial present value of pension benefits, as reported in the Summary Compensation Table.
(d)
As described in the Retirement Benefits/Deferred Compensation section above, the tax-qualified defined benefit plan was frozen on January 1, 2014 at its then-current benefit levels and no associated service costs have been incurred since that date. Amounts reflect $0 of the actuarial present value of each named executive officer’s benefit under all such plans attributable to services rendered during the covered fiscal year, and $0 of the entire cost of benefits granted (or credit for benefits reduced) in the plan amendment (or initiation) during the covered fiscal year that are attributed by the benefit formula to services rendered in periods prior to the amendment.

(4)
Amounts reflect the “compensation actually paid” (CAP) to our PEOs, as computed in accordance with Item 402(v) of SEC Regulation S-K. As provided in Item 402(v), the adjustments in the table below were made to each PEO’s total compensation reported in the Summary Compensation Table for each year to determine the compensation actually paid to each PEO for purposes of this disclosure.
(5)
Amounts reflect the average compensation for our non-PEO NEOs, as reported in the Summary Compensation Table for the applicable fiscal year.
(6)
Amounts reflect the average CAP to our Non-PEO NEOs, as computed in accordance with Item 402(v) of SEC Regulation S-K. As provided in Item 402(v), the adjustments in the table below were made to average the Non-PEO NEO's total compensation reported in the Summary Compensation Table for each year to determine the average compensation actually paid to Non-PEOs for purposes of this disclosure.
(7)
The amounts in this column assume the investment of $100 in December 31, 2019 on Alaska Air Group’s common shares traded on the NYSE and the reinvestment of all dividends since that date.

(8)
The amounts in this column assume the investment of $100 on December 31, 2019 in the NYSE ARCA Airline Index and the reinvestment of all dividends since that date. The peer group index used was updated from the Dow Jones U.S. Airlines Index to be consistent with our 10-K. In comparison, the value of $100 invested in the Dow Jones U.S. Airlines Index would be the following: 2023: $56.39; 2022: $53.09; 2021: $67.94; 2020: $69.23.
(9)
Amounts reflect Alaska Air Group’s net income as reported in our audited financial statements for the applicable year.
(10)
Amounts reflect Alaska Air Group’s adjusted pre-tax margin for each fiscal year. While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, adjusted pre-tax margin is the financial performance measure that, in Alaska Air Group’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to the NEOs to company performance for the most recently completed fiscal year. See Appendix A for the calculation of adjusted pre-tax margin.

The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fair value calculations of (i) the unvested options used an estimated term between 2.08 years and 8.78 years in 2023, as compared to an estimated term of 5.6 years used to calculate the grant date fair value of such awards, and (ii) the PSUs assumed payout multipliers at current expectations, which range from 0% to 112% across different grant years and metrics, in each case as compared to the grant date fair value calculations which assumed a payout at target.

Most Important Company Performance Measures for Determining Executive Compensation. In accordance with Item 402(v) requirements, we are providing the following unranked list of the financial performance measures used by Alaska Air Group we consider most important to link the compensation actually paid to the NEOs to company performance during fiscal year 2023:

•
Adjusted Pre-Tax Margin
•
Relative TSR
•
ROIC

Pay vs. Performance Table Discussion and Analysis. In accordance with Item 402(v) requirements, we are providing the following charts to describe the relationships between information presented in the Pay vs. Performance table. The following charts show the relationship between the compensation actually paid to our NEOs and the Company's financial performance, in each case presented in the tables below: 1) TSR of both Alaska Air Group and the NYSE ARCA Airline Index; 2) Alaska Air Group’s Net Income; and 3) Alaska Air Group’s Adjusted Pre-Tax Margin.

CAP vs. Net Income
$478.M
$7.0M
$58.M
$235.M
-$1,324.M
$3.5M
$3.0M
$2.4M
$1.8M
$1.6M
$1.3M
$1.0M
$1.3M
2020
2021
2022
2023
Compensation Actually Paid (Mr. Tilden)
Compensation Actually Paid (Mr. Minicucci)
Avg. Compensation Actually Paid (Non-CEO NEO)
Net Income (millions)

AUDIT COMMITTEE MATTERS

Proposal 3: Ratification of the Appointment of the Company’s Independent Registered Public Accountants

The Audit Committee has selected KPMG LLP (KPMG) as the Company’s independent registered public accountants (the independent accountants) for fiscal year 2024, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the independent accountants, the Board considers the selection of the independent accountants to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock represented at the Annual Meeting, in person and by proxy, and entitled to vote on the matter is required to ratify the selection of KPMG as the Company’s independent accountants for the current fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

Independent Registered Public Accountants

Selection of Independent Accountants for the Current Fiscal Year

The Audit Committee has selected, and is recommending that shareholders ratify, KPMG LLP (KPMG) as the Company’s independent accountants for the 2024 fiscal year. KPMG also served as the Company’s independent accountants since 2004. Representatives of KPMG are expected to attend the Company’s Annual Meeting to respond to questions from shareholders and will have the opportunity to make a statement if they wish to do so.

Fees Paid to Independent Accountants

During fiscal years 2023 and 2022, the Company retained KPMG as its independent accountants. Below are the fees paid for the services described during each of the two years:

2023
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews (1)	$2,391,000
Audit-Related Fees (2)	$152,000
Tax Fees	$0
All Other Fees	$0
Total Fees for 2023	$2,543,000
2022
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews (1)	$2,120,000
Audit-Related Fees (2)	$258,000
Tax Fees	$0
All Other Fees	$0
Total Fees for 2022	$2,378,000

(1)
Audit fees represent the arranged fees for the years presented, including the annual audit of internal controls as mandated under Sarbanes-Oxley Section 404. Audit fees also include fees of $35,000 and $25,000 for consent services associated with SEC registration statements in the respective year as well as $366,000 related to additional accounting matters and out-of-pocket expenses reimbursed during 2022.
(2)
Includes fees paid for professional services in connection with (i) the audit of passenger facility charges and examination of related controls in both years, (ii) agreed-upon procedures for the U.S. Citizenship and Immigration Services in both years, and (iii) agreed-upon procedures for the West Coast International Alliance reporting requirements in both years.

Independent Accountant Engagement Policy

The Audit Committee has established and annually reviews an Independent Accountant Engagement Policy designed to ensure that the Company’s independent accountants perform services independently and with the highest integrity and professionalism. In addition to certain specific prohibited services, the Audit Committee considers whether any service provided by the independent accountants may impair the firm’s independence in fact or appearance.

The policy provides that any engagement of the Company’s outside accountant must be consistent with principles determined by the SEC, namely, whether the independent accountants are capable of exercising impartial judgment on all issues encompassed within the accountants’ engagement.

Permitted services under the policy include audit services, audit-related services, certain tax services and certain other services not prohibited by SEC rules or other federal regulations. Before retaining its independent accountants for non-audit services, the Audit Committee considers factors such as whether the services might compromise the accountants’ independence, whether the accountants are the best provider for the services, and whether the proportion of audit to non-audit services is appropriate.

All services must be pre-approved by the Audit Committee except for certain services other than audit, review, or attestation services that meet the “de minimis exception” under Regulation S-X Rule 2-01 of the rules of the SEC, namely:

•
the aggregate amount of fees paid for all such services is not more than 5% of the total fees paid by the Company to its accountants during the fiscal year in which the services are provided;
•
such services were not recognized by the Company at the time of the engagement to be non-audit services; and
•
such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

During fiscal years 2023 and 2022, there were no such services that were performed pursuant to the “de minimis exception.”

Audit Committee Report

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act or incorporated by reference in any document so filed.

Review of the Company’s Audited Financial Statements

The Audit Committee has reviewed and discussed with management and KPMG, the Company’s independent accountants, the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Audit Committee has discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301 (Communications with Audit Committees), as amended, as adopted by the PCAOB and the SEC.

The Audit Committee has also received and reviewed the written disclosures and the KPMG letter required by PCAOB Rule 3526, Communicating with Audit Committees Concerning Independence, and has discussed with KPMG their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Alaska Air Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Audit Committee Charter

The Audit Committee has adopted a written charter, which is posted on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations. It describes the roles of the Audit Committee and the independent accountants (for which the Audit Committee approves the appointment and compensation and whom the Committee oversees). In addition, it describes the Audit Committee’s relationship to internal audit and the Committee’s responsibilities with regard to assessing the Company’s internal controls and enterprise risk.

Audit Committee Independence and Financial Expertise

All members of the Audit Committee meet the independence, financial literacy and experience requirements of the NYSE and of the SEC. The SEC requires that at least one member qualify as a “financial expert” as defined pursuant to the Sarbanes-Oxley Act.

Mr. Yeaman’s and Mr. Beer's prior experience as a chief financial officers of public companies qualifies them as financial experts.

Audit Committee of the Board of Directors

Eric K. Yeaman, Chair

James Beer, Member, effective May 5, 2023

Dhiren R. Fonseca, Member, until he steps down as a board member on May 9, 2024

Kenneth Thompson, Member effective December 2, 2023

SECURITIES OWNERSHIP

Securities Ownership of Certain Beneficial Owners and Management

Securities Ownership of Management

This table below shows how much Alaska Air Group common stock is owned as of March 15, 2024, by each director and nominee, each of the Company’s Named Executive Officers, and all Company directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned.

Name	Common Stock Beneficially Owned (1)	Options Exercisable within 60 Days	Total Shares Beneficially Owned (2)	Percent of Outstanding Shares (3)
Patricia M. Bedient	56,538		56,538	*
James A. Beer	14,460		14,460	*
Raymond L. Conner	13,971		13,971	*
Daniel K. Elwell	7,288		7,288	*
Dhiren R. Fonseca	15,298		15,298	*
Kathleen T. Hogan	11,495		11,495	*
Adrienne Lofton	6,222		6,222	*
Helvi K. Sandvik	19,725		19,725	*
J. Kenneth Thompson	32,758		32,758	*
Eric K. Yeaman	21,642		21,642	*
Ben Minicucci	201,008	204,777	405,785	*
Shane R. Tackett	34,794	85,652	120,446	*
Andrew R. Harrison	26,048	109,125	135,173	*
Kyle B. Levine	19,796	33,030	52,826	*
Constance E. von Muehlen	36,841	34,602	71,443	*
All Company directors and executive officers as a group (19 persons)	604,772	558,831	1,163,603	*

* Less than 1%

(1)
Consists of the aggregate total of shares of common stock held by the reporting person either directly or indirectly, including 401(k) Plan holdings.

The number of shares of common stock owned and total shares beneficially owned reported for non-employee directors include underlying common shares to be issued upon the director’s resignation from the Board in connection with deferred stock units (DSUs) granted as part of their annual compensation. The aggregate number of DSUs granted to date: Ms. Bedient, 25,539; Mr. Beer, 13,666; Mr. Elwell, 5,197; Ms. Hogan, 10,302; Ms. Sandvik, 7,134; Mr. Thompson, 23,789; and Mr. Yeaman, 5,834.

Also includes share settled RSUs held by certain executive officers that will vest within 60 days of the record date or that have no risk of forfeiture due to retirement eligibility as follows: Mr. Minicucci, 62,154; Ms. von Muehlen 23,080; all other executive officers as a group, 22,046.

(2)
Total beneficial ownership is determined in accordance with the rules of the SEC and represents the sum of the number of shares of Common Stock Beneficially Owned and Options Exercisable within 60 Days columns. This table excludes shares of common stock payable upon vesting of PSUs or RSUs, except as provided above, that will not vest within 60 days following the record date, and which are described in the 2023 Grants of Plan Based Awards table.
(3)
We determined applicable percentage ownership based on 125,799,370 shares of the Company’s common stock outstanding as of March 15, 2024.

More Than 5% Beneficial Owners

The table below identifies those persons known by us to have beneficial ownership of more than 5% of the Company’s outstanding common stock, as of March 15, 2024.

Beneficial Owner Name and Address	Number of Shares Owned	Percent of Outstanding Shares (1)
BlackRock, Inc. (2)	16,545,266	13.15%
50 Hudson Yards
New York, New York 10001

The Vanguard Group (3)	13,954,409	11.09%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

Victory Capital Management Inc. (4)	7,441,510	5.92%
4900 Tiedeman Rd. 4th Floor
Brooklyn, OH 44144
(1)
We determine applicable percentage ownership based on 125,799,370 shares of the Company’s common stock outstanding as of March 15, 2024.
(2)
A Schedule 13G/A filed on January 8, 2024 by BlackRock, Inc. reported sole voting power over 16,153,071 shares and sole dispositive power over 16,545,266 as of December 31, 2023.
(3)
A Schedule 13G/A filed on February 13, 2024 by The Vanguard Group reported shared voting power over 66,705 shares, sole dispositive power over 13,816,111 shares and shared dispositive power over 138,298 shares as of December 29, 2023.
(4)
A Schedule 13G/A filed on February 6, 2024 by Victory Capital Management Inc. reported sole voting power over 7,307,110 shares and sole dispositive power over 7,441,510 shares as of December 31, 2023.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains three equity compensation plans: the 2016 Plan, the 2008 Plan and the Employee Stock Purchase Plan. No new awards may be granted under the 2008 Plan.

The following table sets forth, for each of the Company's equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2023.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	2,601,827	(1)	$61.36	(2)	9,348,075	(3)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	2,601,827		$61.36		9,348,075

(1) Of these shares, 87,229 and 1,074,201 were subject to options then outstanding under the 2008 Plan and

2016 Plan respectively, 51,056 were subject to outstanding deferred stock unit awards granted under the 2008 Plan and 1,389,341 were subject to outstanding restricted, performance and deferred stock unit awards granted under the 2016 Plan. Outstanding performance awards are reflected in the table assuming that the target level of performance will be achieved. This table does not reflect participants' rights to purchase shares under the ESPP during the offering period that was in progress on December 31, 2023.

(2) This number does not reflect the 1,440,397 shares that were subject to outstanding stock unit awards granted under the 2008 and 2016 Plans.

(3) Of the aggregate number of shares that remained available for future issuance, 4,393,023 shares were available under the 2016 Plan and 4,955,052 shares were available under the ESPP. Subject to certain express limits of the 2016 Plan, shares available for award purposes under the 2016 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of our common stock including, without limitation, stock bonuses, restricted stock, restricted stock units and performance shares. As noted above, no new award grants may be made under the 2008 Plan

QUESTIONS AND ANSWERS

Questions and Answers about the Meeting
Why am I receiving the Annual Meeting Materials?

You are receiving the Annual Meeting Materials from us because you owned Alaska Air Group common stock as of March 15, 2024, the record date for the Annual Meeting. This Proxy Statement describes matters on which you may vote and provides you with other important information so that you can make informed decisions.

You may own shares of Alaska Air Group common stock in several different ways. If your stock is represented by one or more stock certificates registered in your name or if you have a Direct Registration Service (DRS) advice evidencing shares held in book entry form, then you have a shareholder account with the Company’s transfer agent, Computershare Trust Company, N.A. (Computershare), and you are a shareholder of record. If you hold your shares in a brokerage, trust, or similar account, then you are the beneficial owner but not the shareholder of record of those shares. Employees of the Company’s subsidiaries who hold shares of stock in one or more of the Company’s 401(k) retirement plans are beneficial owners.

What other business may be properly brought before the meeting, and what discretionary authority is granted?

Under the Company’s Bylaws, as amended December 9, 2015, a shareholder may bring business before the meeting only if the shareholder gave written notice to the Company on or before February 4, 2024 and complied with the other requirements included in Article II of the Company’s Bylaws.

The Company has not received valid notice that any business other than that described or referenced in this Proxy Statement will be brought before the Annual Meeting.

Can I attend the Annual Meeting, and what do I need for access?

Participation in the Annual Meeting is limited to Air Group shareholders as of March 15, 2024 and persons holding valid proxies from shareholders of record. The Annual Meeting will be hosted live via the Internet only at www.virtualshareholdermeeting.com/alk2024. After accessing the Internet site, shareholders will be permitted to vote and submit questions during the Annual Meeting.

To be admitted access to the Annual Meeting, please use the control number included with your proxy materials to enter the Annual Meeting website. Instructions on how to attend and participate via the Internet, are posted at www.virtualshareholdermeeting.com/alk2024.

Each shareholder of record or beneficial shareholder, including institutional holders, may designate one person to represent his or her shares at the meeting. If multiple representatives request access on behalf of the same shareholder, the first person to register for the Annual Meeting with the appropriate control number and proper delegation of voting authority will be allowed to participate in the meeting.

How many shares must be present to hold the meeting?

A majority of the Company’s outstanding shares entitled to vote as of the record date, or 62,899,686 shares, must be present in person or represented by proxy in order to hold the meeting and conduct business (i.e., to constitute a quorum). Shares are counted as present or represented at the meeting if the shareholder of record attends the meeting; or if the record holder or beneficial owner has submitted a proxy or voting instructions whether by returning a proxy card or a voting instruction form by mail, phone or Internet, without regard to whether the proxy or voting instructions actually casts a vote or withholds or abstains from voting.

How can I reduce the number of Annual Meeting Materials I receive?

If you are a shareholder of record receiving multiple copies of the Annual Meeting Materials either because you have multiple shareholder of record accounts or because you share an address with other shareholders of record, and you would like to discontinue receiving multiple copies, you can contact the Company’s transfer agent, Computershare, by telephone at (877) 282-1168 or send a written request to Computershare, P.O. Box 43078, Providence, RI 02940-3078.

If you are a beneficial shareholder, but not a shareholder of record, and you share an address with other shareholders of record, the number of Annual Meeting Materials you receive is already reduced because your broker, bank or other institution is permitted to deliver a single copy of this material for all shareholders at your address unless a shareholder has requested separate copies. If you would like to receive separate copies, please contact your broker, bank or institution and update your preference for future meetings.

Can I receive future materials via the Internet?

If you vote on the Internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce the Company’s printing and postage costs, as well as the number of paper documents you will receive.

Shareholders of record may enroll in that service at the time they vote their proxies via www.proxyvote.com or at any time after the Annual Meeting by logging into your online account at www.computershare.com/investor and updating your delivery preferences.

Beneficial owners, other than employee participants in one of the Company 401(k) plans, may enroll for electronic proxy delivery by contacting your broker.

Employee participants in one of the Company’s 401(k) plans may not elect to receive the Notice of Availability of Annual Meeting Materials via electronic delivery at this time.

If you already receive the Notice via the Internet, you will continue to receive them that way until you instruct otherwise through one of the methods referenced above.

How can I submit a proposal for next year’s Annual Meeting?

If you wish to submit a proposal for inclusion in the proxy materials for that meeting, you must send the proposal to the Corporate Secretary at the address below. The proposal must be received at the Company’s corporate offices no later than November 28, 2024 to be considered for inclusion. The proposal must also comply with the requirements of Rule 14a-8 under the Exchange Act to be included.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in the Company’s 2025 proxy statement, you must provide notice of such proposal to the Company no earlier than the close of business on January 9, 2025 and no later than the close of business on February 8, 2025.

If you intend to nominate candidates for election as directors to be included in the Company’s 2025 proxy statement, you must provide notice of such nomination to the Company no earlier than the close of business on October 29, 2024 and no later than November 28, 2024. The Company’s Bylaws, available on www.alaskaair.com under About Alaska/Investor Relations, outline requirements and procedures for giving the notice. If you would like to submit a proposal or nominate a candidate for director, send your submission to:

Corporate Secretary

Alaska Air Group, Inc.

P.O. Box 68947

Seattle, WA 98168

Further, any shareholders who intends to solicit proxies in support of director nominees other than the Board’s nominees at our 2025 Annual Meeting must provide written notice setting forth the information required by Rule 14a-19 under the Exchange Act no later than March 10, 2025. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.

Questions and Answers about Voting
What am I voting on and what does the Board of Directors recommend?

You are being asked to vote on the following:

1.
Election of the 10 director nominees named in this Proxy Statement;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 1.
2.
Approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 2.
3.
Ratification of the appointment of KPMG LLP as the Company’s independent accountants for fiscal year 2024; and
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 3.

When you sign and mail the proxy card or submit your proxy by phone or the Internet, you appoint each of Mr. Benito Minicucci and Mr. Kyle B. Levine, or their respective substitutes or nominees, as your representatives at the meeting. (When we refer to the “named proxies,” we are referring to Mr. Minicucci and Mr. Levine.) If you sign and submit your proxy or vote via telephone or the Internet, your shares will be voted even if you cannot attend the meeting.

How many votes must the 10 nominees for director receive to be elected?

The Company’s Bylaws (as amended December 9, 2015) require that each director be elected annually by a majority of votes cast with respect to that director. This means that the number of votes “for” a director must exceed the number of votes “against” that director. In the event that a nominee who already serves as a director receives more “against” votes for his or her election than “for” votes, the Board must consider such director’s resignation following a recommendation by the Board’s Governance and Nominating Committee. The majority voting standard does not apply, however, in the event that the number of nominees for director exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of “for” votes, up to the total number of directors to be elected at the Annual Meeting, will be elected.

With regard to the election of directors, the Board intends to nominate the 10 persons identified as its nominees in this Proxy Statement. Because the Company has not received notice from any shareholder of an intent to nominate directors at the Annual Meeting, each of the directors must be elected by a majority of votes cast.

“Abstain” votes and broker non-votes are not treated as votes cast with respect to a director and therefore will not be counted in determining the outcome of the election of directors.

What happens if a director candidate nominated by the Board of Directors is unable to stand for election?

If any nominee is unable or unwilling for good cause to stand for election or serve as a director if elected, the Board of Directors may reduce the number of seats on the Board or it may designate a substitute nominee. If the Board designates a substitute, shares represented by proxies held by the named proxies will be voted for the substitute nominee.

Not including the election of directors, how many votes must the proposals receive in order to pass?

A majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal must be voted “for” the proposal in order for it to pass. “Abstain” votes are deemed present and entitled to vote and are included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, because it is not a vote “for,” will have the effect of a negative vote. In addition, broker non-votes are not considered entitled to vote for purposes of determining whether the proposal has been approved by shareholders and therefore will not be counted in determining the outcome of the vote on the proposal.

How are votes counted?	Voting results will be tabulated by Broadridge. Broadridge will also serve as the independent inspector of election.

Is my vote confidential?

The Company has a confidential voting policy as a part of its Corporate Governance Guidelines, which is available at www.alaskaair.com under About Alaska/Investor Relations under Governance/Governance Documents.

Who pays the costs of proxy solicitation?

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses in forwarding proxy materials to beneficial owners. The Company has engaged Georgeson LLC (Georgeson) to assist in the solicitation of proxies for the meeting. It is intended that proxies will be solicited by the following means: additional mailings, personal interview, mail, phone and electronic means. Although no precise estimate can be made at this time, we anticipate that the aggregate amount we will spend in connection with the solicitation of proxies will be approximately $40,000, the majority of which has been incurred to date. This amount includes fees payable to Georgeson, but excludes salaries and expenses of the Company’s officers, directors and employees.

How do I vote my shares?

Shareholders of record can vote by mail, by phone or via the Internet as described below.

Beneficial owners whose stock is held in a brokerage account can vote by using the voting instruction form provided by the broker or by phone or the Internet as described below.

Beneficial owners whose stock is held by a bank, and who have the power to vote or to direct the voting of the shares, can vote using the proxy or the voting information form provided by the bank or, if made available by the bank, by phone or the Internet as described below.

Beneficial owners whose stock is held in trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares can vote in accordance with the provisions of such arrangement.

Beneficial owners whose stock is held in trust in one of the Company’s 401(k) retirement plans can vote by telephone or via the Internet, or by mailing the voting instruction form provided by the trustee as described below.

Vote by Internet

Prior to the Annual Meeting – shareholders of record and beneficial owners of the Company’s common stock can vote via the Internet at www.proxyvote.com 24 hours a day until 11:59 p.m. Eastern Time on Wednesday, May 8, 2024. To allow sufficient time for voting by the trustee, shares held by participants in the Company’s 401(k) plans can vote via the Internet 24 hours a day until 11:59 p.m. Eastern Time on Monday, May 6, 2024.

Voting via the Internet is permitted regardless of whether shareholders receive the Annual Meeting Materials through the mail or via the Internet. Instructions for voting are provided along with your notice, proxy card or voting instruction form. If you vote on the Internet, please do not mail your proxy card if you received one (unless you intend for it to revoke your prior Internet vote). Your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

During the Annual Meeting – Shareholders of record and beneficial owners of the Company’s common stock, other than shares held by participants in the Company’s 401(k) plans, can vote via the Internet during the Annual Meeting by visiting www.virtualshareholdermeeting.com/alk2024 and following the instructions provided along with your notice, proxy card or voting instruction form. Because shares held by participants in the Company’s 401(k) plans must be voted by trustee, these shares may not be voted during the Annual Meeting.

Voting by Internet is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet to vote, you help Alaska Air Group conserve natural resources and reduce postage and proxy tabulation costs.

Vote by phone

Prior to the Annual Meeting – Shareholders of record and beneficial owners of the Company’s common stock can vote by phone. Instructions are provided along with your notice, proxy card or voting instruction form. If you vote by phone, do not mail your proxy card if you received one (unless you intend for it to revoke your prior vote submitted by phone). Your vote by phone will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Voting by phone is fast and convenient and your vote is immediately confirmed and tabulated. By using the phone to vote, you help Alaska Air Group conserve natural resources and reduce postage and proxy tabulation costs.

Vote by mail Prior to the Annual Meeting – If you received the Annual Meeting Materials by mail, simply sign and date the enclosed proxy card or voting instruction form and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

How will my shares be voted if I return a blank proxy or voting instruction form?

If you sign and return a proxy card without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors shown above and as the named proxies may determine in their discretion with respect to any other matters properly presented for a vote during the meeting or any postponement or adjournment of the meeting.

If my shares are held in a brokerage account, how will my shares be voted if I do not return voting instructions to my broker?

If you own shares beneficially through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on matters designated as routine under NYSE rules. However, a broker cannot vote shares held in street name on matters designated as non-routine by the NYSE, unless the broker receives voting instructions from the street name (beneficial) owner.

The proposal to ratify the appointment of the Company’s independent accountants for fiscal year 2024 is considered routine under NYSE rules. Each of the other proposals to be submitted for a vote is considered non-routine under applicable NYSE rules. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on the proposal to ratify the appointment of the Company’s independent accountants but will not be permitted to vote your shares on any of the other proposals. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining a quorum at the Annual Meeting and will be voted on the proposal to ratify the Company’s independent accountants in the manner instructed by your broker, but your shares will not be voted (i.e., they will constitute “broker non-votes”) on each of the other proposals at the Annual Meeting.

For a description of the effect of broker non-votes on the proposals, see How many votes must the 10 nominees for director have to be elected? and Not including the election of directors, how many votes must the proposals receive in order to pass?

What if I change my mind after I submit my proxy?

Shareholders of record and beneficial owners, except for persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, may revoke a proxy and change a vote by delivering a later-dated proxy or by voting at the Annual Meeting. The later-dated proxy may be delivered by phone, Internet or mail and need not be delivered by the same means used in delivering the prior proxy submission.

Shareholders of record and beneficial owners, except for persons beneficially owning shares in one of the Company’s 401(k) retirement plans, may submit a new vote at a later date or time by:

•
voting by phone or the Internet before 11:59 p.m. Eastern Time on Wednesday, May 8, 2024 (your latest phone or Internet proxy will be counted);
•
signing and delivering a proxy card with a later date; or

•
voting during the Annual Meeting via the Internet. Please also note that attendance at the Annual Meeting, in and of itself, without voting during the Annual Meeting, will not cause your previously granted proxy to be revoked.)

Persons beneficially owning shares in one of the Company’s 401(k) retirement plans cannot vote in person at the Annual Meeting and must vote in accordance with instructions from the trustees. Subject to these qualifications, such holders have the same rights as other record and beneficial owners to change their votes by phone or the Internet, however, in all cases your vote must be submitted by 11:59 p.m. Eastern Time on Monday, May 6, 2024.

Shareholders of record can request a new proxy card by contacting Broadridge at 1-800-579-1639 or sendmaterial@proxyvote.com.

Shareholders with shares held by a broker, trustee or bank can obtain a new voting instruction form by contacting your broker, trustee or bank.

Shareholders whose shares are held in one of the Company’s 401(k) retirement plans can obtain a new voting instruction form by contacting the trustee of such plan. You can obtain information about how to contact the trustee from the Company’s Assistant Corporate Secretary at 206-392-5380.

If you sign and date the proxy card or voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instruction form will be revoked and your new choices will be voted.

How are shares voted that are held in the Company’s 401(k) plan?

On the record date, 1,902,876 shares were held in trust for Alaska Air Group 401(k) plan participants. The trustees, Vanguard Fiduciary Trust Company (Vanguard) and Fidelity Management Trust Company (Fidelity), provided Notice of Proxy and Access instructions to each participant who held shares through the Company’s 401(k) plans on the record date. The trustees will vote only those shares for which instructions are received from participants. If a participant does not indicate a preference as to a matter, including the election of directors, then the trustees will not vote the participant’s shares on such matters.

To allow sufficient time for voting by the trustee, please provide voting instructions no later than 11:59 p.m. Eastern Time on Monday, May 6, 2024. Because the shares must be voted by the trustee, those who hold shares through the 401(k) plans may not vote those shares at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will publish the voting results in a current report on Form 8-K to be filed on or before May 15, 2024. You can read or print a copy of that report at www.alaskaair.com under About Alaska/Investor Relations or by going directly to the SEC EDGAR files at www.sec.gov.

What does it mean if I receive more than one proxy card, voting instruction form or email notification from the Company?

It means that you hold Alaska Air Group stock in more than one account. Please complete and submit all proxies to ensure that all your shares are voted or vote by Internet or phone using each of the identification numbers.

APPENDIX A

Reconciliation of Non-GAAP Financial Measures

The following table reconciles the Company's reported GAAP adjusted pre tax margin for the twelve months ended December 2023.

	Year Ended December 31, 2023
	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenue
Passenger revenue	$8,097	$1,429	$-	$-	$9,526	$-	$9,526
CPA revenue	-	-	374	(374)	-	-	-
Mileage Plan other revenue	599	49	-	-	648	-	648
Cargo and other revenue	244	-	-	8	252	-	252
Total Operating Revenue	8,940	1,478	374	(366)	10,426	-	10,426
Operating Expenses
Operating expenses, excluding fuel	5,841	1,121	344	(358)	6,948	443	7,391
Fuel expense	2,264	379	-	-	2,643	(2)	2,641
Total Operating Expenses	8,105	1,500	344	(358)	9,591	441	10,032

Non-operating Income (Expense)	(15)	-	(41)	3	(53)	(18)	(71)
Income (Loss) Before Income Tax	$820	$(22)	$(11)	$(5)	$782	$(459)	$323
Pretax Margin					7.5%		3.1%

(a) Includes consolidating entries, Air Group parent company, McGee Air Services, and other immaterial business units.

(b) The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocations and excludes certain charges.

(c) Includes special items and mark-to-market fuel-hedge accounting adjustments.

A-1

SCAN TO VIEW MATERIALS & VOTEw ALASKA AIR GROUP, INC. PO BOX 68947SEATTLE, WA 98168 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time or on May 8, 2024 (11:59 P.M. Eastern Time on May 6, 2024 for the Employee Plans). Have your proxy card in hand when you access the web site and followthe instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/alk2024 You may attend the Meeting via the Internet and vote during the Meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Timeon May 8, 2024 (11:59 P.M. Eastern Time or on May 6, 2024 for the Employee Plans). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ALASKA AIR GROUP, INC. The Board of Directors recommends a vote FOR all the nominees listed and a vote FOR Proposals 2 and 3.1.Election of Directors to One-Year TermsNominees:ForAgainstAbstain1a.Patricia M. Bedient!!! 1b.James A. Beer!!! 1c.Raymond L. Conner!!! 1d.Daniel K. Elwell!!! 1e.Kathleen T. Hogan!!! 1f.Adrienne R. Lofton!!! 1g.Benito Minicucci!!! 1h.Helvi K. Sandvik!!! 1i.J. Kenneth Thompson!!! 1j.Eric K. Yeaman!!! V34740-P01856 ForAgainstAbstain 2.Approve (on an advisory basis) the compensation of the !!! Company's Named Executive Officers. 3.Ratify the appointment of KPMG LLP as the Company's !!! independent registered public accountants for the fiscal year 2024. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. V34741-P01856 ALASKA AIR GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 9, 2024, 10:30 A.M. PACIFIC TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder hereby appoints Benito Minicucci and Kyle B. Levine, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of Alaska Air Group, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders. If applicable, the undersigned has the right to give voting instructions to Fidelity Management Trust Company, Trustee of Alaska Airlines, Inc. Alaskasaver Plan, the Alaska Airlines, Inc. COPS, MRP and Dispatch 401(k) Plan, and the Horizon Air Savings Investment Plan, and the Alaska Airlines, Inc. Pilots Investment and Savings Plan, at the Annual Meeting of Stockholders. This form, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m., Eastern Time, May 6, 2024, these shares will not be voted by the Trustees. The Annual Meeting of Stockholders is to be held online at www.virtualshareholdermeeting.com/alk2024 at 10:30 a.m. Pacific Time on Thursday, May 9, 2024 and at any adjournment or postponement thereof. When this proxy is properly executed, the shares to which the proxy relates will be voted as directed. If no such directions are made, this proxy will be voted FOR all the nominees listed and FOR Proposals 2 and 3. Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope or by voting over the Internet or by telephone. Continued and to be signed on reverse side